UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Section 240.14a-12
INTRALINKS HOLDINGS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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150 EAST 42ND STREET
NEW YORK, NEW YORK 10017

June 16, 2016
Dear Stockholder:
On behalf of the Board of Directors of Intralinks Holdings, Inc. (“Intralinks,” the “Company” or “we”), you are cordially invited to attend Intralinks' 2016 Annual Meeting of Stockholders (the “Annual Meeting”), which will be held on Tuesday, July 26, 2016 at 8:30 a.m. ET at the Company's offices located at 404 Wyman Street, Suite 1000, North Entrance, Waltham, MA 02451.
At the Annual Meeting, stockholders will be asked to vote on the matters described in the accompanying Notice of the 2016 Annual Meeting of Stockholders and proxy statement.
Included with this proxy statement is a copy of Intralinks' Annual Report on Form 10-K for the fiscal year ended December 31, 2015. I encourage you to read this report as it contains important information about our business and operations, as well as our audited financial statements.
We hope that as many stockholders as possible will personally attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, your vote is important. To assure your representation at the meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed postage-paid envelope, or follow the Internet voting instructions on your proxy card or the notice of Internet availability of proxy materials. Sending in your proxy or voting by Internet will not prevent you from voting in person at the Annual Meeting. If you vote in person by ballot at the Annual Meeting, that vote will revoke any prior proxy that you have submitted.
We look forward to seeing you at the Annual Meeting.

Sincerely yours,

Ronald W. Hovsepian President & Chief Executive Officer

150 EAST 42ND STREET
NEW YORK, NEW YORK 10017

NOTICE OF THE 2016 ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

Date and Time:	Tuesday, July 26, 2016, 8:30 a.m. ET
Place:	Intralinks Holdings, Inc. 404 Wyman Street, Suite 1000, North Entrance Waltham, MA 02451
Items of Business:	(1) Elect three (3) Class III directors to hold office until the 2019 annual meeting of stockholders and until their respective successors have been duly elected and qualified;
(2) Hold an advisory vote to approve the compensation of our named executive officers;
(3) Approve an amendment and restatement of the Intralinks Holdings, Inc. 2010 Equity Incentive Plan;
(4) Approve an amendment and restatement of the Intralinks Holdings, Inc. 2010 Employee Stock Purchase Plan; and
(5) Ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for our 2016 fiscal year.
In addition, we will transact such other business as may properly be brought before the meeting.
Record Date:	Stockholders of record as of the close of business on May 27, 2016 will be entitled to notice of, and to vote at, the meeting or any adjournment or postponement of the meeting.
Voting:
Your vote is very important.  We encourage you to read the proxy statement and vote your shares. Whether or not you plan to attend the annual meeting, please submit a proxy so that your shares can be represented at the meeting. You can submit your proxy by mail (please complete, sign, date and return the accompanying proxy card in the enclosed return envelope), or you can vote by Internet (follow the instructions on your proxy card).

By Order of the Board of Directors

Scott N. Semel Executive Vice President, General Counsel and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 26, 2016:

This Proxy Statement and the accompanying Annual Report are available at
www.intralinks.com/proxy

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE, OR FOLLOW THE INTERNET VOTING INSTRUCTIONS ON YOUR PROXY CARD, IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES.

IN ACCORDANCE WITH OUR SECURITY PROCEDURES, ALL PERSONS ATTENDING THE ANNUAL MEETING WILL BE REQUIRED TO PRESENT PICTURE IDENTIFICATION.

2016 ANNUAL MEETING OF STOCKHOLDERS
 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

150 EAST 42ND STREET
NEW YORK, NEW YORK 10017

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

To be held on July 26, 2016

This proxy statement is furnished in connection with the solicitation of proxies by our Board of Directors for use at the 2016 Annual Meeting of Stockholders of Intralinks Holdings, Inc. (the “Annual Meeting”) and any adjournment or postponement of that meeting. The Annual Meeting will be held on Tuesday, July 26, 2016, beginning at 8:30 a.m. ET, at our offices located at 404 Wyman Street, Suite 1000, North Entrance, Waltham, MA 02451. On or about June 16, 2016, we expect to mail to our beneficial stockholders a notice of Internet availability of proxy materials containing instructions on how to access our 2016 proxy statement and our annual report to stockholders, which contains financial statements for the fiscal year ended December 31, 2015, and how to vote online. In addition, on or about June 16, 2016, we expect to mail to our record stockholders a printed copy of our 2016 proxy statement and our annual report to stockholders, which contains financial statements for the fiscal year ended December 31, 2015, unless they have opted for e-proxy access over the Internet. Unless the context otherwise requires, references in this proxy statement to the “Company,” “Intralinks,” “we,” “us” or “our” refer to Intralinks Holdings, Inc. and its subsidiaries.
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Who May Vote
Only holders of the Company's common stock, par value $0.001 per share (the “Shares”), outstanding at the close of business on May 27, 2016 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. At the close of business on April 15, 2016, we had 58,245,709 shares of common stock outstanding and no shares of preferred stock outstanding. Each share of common stock is entitled to one vote on all matters. No other class of securities will be entitled to vote at the Annual Meeting. There are no cumulative voting rights.
Quorum
The presence, in person or by proxy, of at least a majority of the shares entitled to vote on the Record Date will constitute a quorum. Abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because, with respect to such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.
Votes Required to Approve Matters Presented at the Annual Meeting
The required vote varies by proposal as follows:

•
Proposal No. 1 (Election of Directors) — To be approved, the directors shall be elected by a plurality of the votes cast (meaning that the three (3) nominees receiving the highest number of Shares voted "for" their election, either in person or by proxy, will be elected as directors) and directors so elected will serve until our 2019 annual meeting of stockholders or until their respective successors are duly elected and qualified. Abstentions from voting will have the same effect as voting against the approval. Broker non-votes will be disregarded and will have no effect on the outcome of the vote.

•
Proposal No. 2 (Advisory Vote to Approve the Compensation of Our Named Executive Officers) — The approval, on an advisory (non-binding) basis, of the compensation of our named executive officers as described in this proxy statement requires the affirmative vote of the majority of the votes cast (meaning the number of Shares voted "for" the proposal must exceed the number of shares voted "against" the proposal), whether cast in person at the Annual Meeting or by proxy. Abstentions from voting will have the same effect as voting against the proposal. Broker non-votes are not considered voted for the proposal and have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

•
Proposal No. 3 (Approval of the Amended and Restated Intralinks Holdings, Inc. 2010 Equity Incentive Plan) — Approval of the Amended and Restated Intralinks Holdings, Inc. 2010 Equity Incentive Plan requires the affirmative vote of the majority of the votes cast (meaning the number of Shares voted "for" the proposal must exceed the number of shares voted "against" the proposal), whether cast in person at the Annual Meeting or by proxy. Abstentions from voting will have the same effect as voting against the approval, and broker non-votes, if any, will be disregarded and have no effect on the outcome of the vote.

•
Proposal No. 4 (Approval of the Amended and Restated Intralinks Holdings, Inc. 2010 Employee Stock Purchase Plan) — Approval of the Amended and Restated Intralinks Holdings, Inc. 2010 Employee Stock Purchase Plan requires the affirmative vote of the majority of the votes cast (meaning the number of Shares voted "for" the proposal must exceed the number of shares voted "against" the proposal), whether cast in person at the Annual Meeting or by proxy. Abstentions from voting will have the same effect as voting against the approval. Broker non-votes, if any, will be disregarded and have no effect on the outcome of the vote.

•
Proposal No. 5 (Ratification of the Selection of PricewaterhouseCoopers LLP as our independent auditors for 2016) — the affirmative vote of the majority of the votes cast (meaning the number of Shares voted “for” a proposal must exceed the number of Shares voted “against” the proposal), whether cast in person at the Annual Meeting or by proxy. The NYSE treats abstentions both as shares entitled to vote and as votes cast. Because this proposal is a routine matter, a broker or other nominee may generally vote and therefore no broker non-votes are expected to exist in connection with this proposal.

How to Vote Your Shares
YOUR VOTE IS IMPORTANT.  Your shares can be voted at the Annual Meeting only if you are present in person or represented by proxy. Whether or not you expect to attend the Annual Meeting, please take the time to vote by proxy. To vote by proxy, you should sign and date the enclosed proxy card and return it in the enclosed postage-paid envelope, or follow the Internet voting instructions on your proxy card or the notice of Internet availability of proxy materials.
The persons named as attorneys-in-fact in the proxies, Ronald W. Hovsepian and Scott N. Semel, were selected by the Board of Directors and are officers of the Company. All Shares represented by a valid proxy received prior to the meeting will be voted, and, if you provide specific instructions, your Shares will be voted as you instruct. If you properly sign your proxy card with no further instructions and it is timely received by us, your Shares will be voted:

•	FOR each of the nominees for the Board of Directors (Proposal No. 1);

•	FOR the approval, on an advisory basis, of the compensation of our named executive officers (Proposal No. 2);

•	FOR the amendment and restatement of the Intralinks Holdings, Inc. Amended and Restated 2010 Equity Incentive Plan (Proposal No. 3);

•	FOR the amendment and restatement of the Intralinks Holdings, Inc. Amended and Restated 2010 Employee Stock Purchase Plan (Proposal No. 4);

•	FOR the ratification of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2016 (Proposal No. 5); and

•	In the discretion of the proxy holders with respect to any other matters that properly come before the meeting.
If your Shares are held beneficially in “street” name through a nominee such as a brokerage firm, financial institution or other holder of record, your Shares must be voted through that firm, institution or holder. You may provide your voting instructions to your nominee by telephone or Internet, as well as by mail, if your brokerage firm or financial institution offers such voting alternatives. Please follow the specific instructions provided by your nominee with your proxy materials. If you hold your Shares in street name and you do not provide the broker or other nominee that holds your Shares with voting instructions, the broker or nominee will determine if it has the discretionary authority to vote on the particular matter. Under the applicable rules, brokers and other nominees have the discretion to vote on routine matters such as Proposal No. 5, but do not have the discretion to vote on non-routine matters such as Proposal Nos. 1, 2, 3 and 4. Thus, if you hold your Shares in street name and you do not instruct your broker or nominee how to vote on Proposal Nos. 1, 2, 3 and 4, no votes will be cast on your behalf and, therefore, there may be broker non-votes on those proposals. Your broker or nominee will, however, continue to have discretion to vote any uninstructed shares on Proposal No. 5, as that proposal is considered a routine matter under applicable rules. Therefore, no broker non-votes are expected to exist in connection with Proposal No. 5.
Even if you have given your proxy, you still may vote in person if you attend the meeting. Please note, however, that if your Shares are held beneficially through a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from the record holder.

Revocability of Proxies
You may revoke or change a previously delivered proxy at any time before the meeting by delivering a written notice of revocation or another proxy with a later date through the Internet or in writing to our corporate Secretary at our headquarters at 150 East 42nd Street, 8th Floor, New York, New York 10017. You may also revoke your proxy by attending the meeting and voting in person, although attendance at the meeting will not, by itself, revoke a proxy.
Board Voting Recommendations
The Board of Directors unanimously recommends that you vote your Shares as follows:

•	FOR each of the three nominees to the Board of Directors (Proposal No. 1);

•	FOR the approval, on an advisory basis, of the compensation of our named executive officers (Proposal No. 2);

•	FOR the amendment and restatement of the Intralinks Holdings, Inc. Amended and Restated 2010 Equity Incentive Plan (Proposal No. 3);

•	FOR the amendment and restatement of the Intralinks Holdings, Inc. Amended and Restated 2010 Employee Stock Purchase Plan (Proposal No. 4); and

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2016 (Proposal No. 5).
If You Plan to Attend the Annual Meeting
Attendance at the Annual Meeting will be limited to stockholders as of the Record Date. Each stockholder will be asked to present valid picture identification, such as a driver’s license or passport. Stockholders holding stock in brokerage accounts or by a bank or other nominee may be required to show a brokerage statement or account statement reflecting stock ownership as of the Record Date. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. You may contact our Investor Relations department by calling (617) 607-3957 or through an e-mail request to ir@intralinks.com for directions to the Annual Meeting.
If you are a stockholder of record as of the Record Date, you may vote your Shares in person by ballot at the Annual Meeting. If you hold your Shares in a stock brokerage account or through a bank or other nominee, you will not be able to vote in person at the Annual Meeting unless you have previously requested and obtained a “legal proxy” from your broker, bank or other nominee and present it at the Annual Meeting.
If You Receive More Than One Proxy Card
If you hold your Shares in more than one account, you may have received a proxy card for each account. To ensure that all of your Shares are voted, please sign, date and return the proxy card for each account, or follow the Internet voting instructions on your proxy card for each account. You should vote all of your Shares.
If you and other residents at your mailing address own Shares in street name, your broker, bank or other nominee may have sent you a notice that your household will receive only one annual report, notice of annual meeting and proxy statement. This procedure, known as “householding,” is intended to reduce the volume of duplicate information stockholders receive and also reduce our printing and postage costs. Under applicable law, if you consented or were deemed to have consented, your broker, bank or other nominee may send one copy of our annual report, notice of annual meeting and proxy statement to your address for all residents that own Shares in street name. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee. If you are receiving multiple copies of our annual report, notice of annual meeting and proxy statement, you may be able to request householding by contacting your broker, bank or other nominee.
If you wish to request extra copies, free of charge, of our annual report or proxy statement, please send your request to Intralinks Holdings, Inc., 150 East 42nd Street, 8th Floor, New York, New York, Attention: Investor Relations; call us with your request at (617) 607-3957; or send your request by e-mail to ir@intralinks.com. In addition, you can find copies of our annual report and proxy statement on our website at www.intralinks.com/proxy.
Internet Availability of Proxy Statement and Annual Report on Form 10-K
In accordance with the rules of the Securities and Exchange Commission (the "SEC"), instead of mailing a printed copy of our proxy statement, annual report and other materials, referred to as the proxy materials, relating to the Annual Meeting to stockholders, we may furnish proxy materials to stockholders on the Internet by providing a Notice of Internet Availability of Proxy Materials to inform stockholders when the materials are available on the Internet. If you receive the Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you specifically request one. Instead, the Notice of Internet Availability of Proxy Materials will instruct you on how you may access and review all of our proxy materials, as well as how to submit your proxy, over the Internet. If you receive a Notice of Internet Availability of Proxy

Materials and would still like to receive a printed copy of our proxy materials, including a proxy card or voting instruction card, you should follow the instructions for requesting these materials included in the Notice of Internet Availability of Proxy Materials.
We intend to commence distribution of the Notice of Internet Availability of Proxy Materials to stockholders on or about June 16, 2016.
We will first make available the proxy solicitation materials at www.proxyvote.com on or about June 16, 2016 to all stockholders entitled to vote at the Annual Meeting.  You may also request a printed copy of the proxy solicitation materials by any of the following methods: via Internet at www.proxyvote.com; by telephone at 1-800-579-1639; or by sending an e-mail to sendmaterial@proxyvote.com.  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 to stockholders will be made available at the same time and by the same methods.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table presents information concerning the beneficial ownership of the Shares as of April 15, 2016 by:

•	each person we know to be the beneficial owner of 5% or more of our outstanding Shares;

•	each of our directors;

•	each of our executive officers; and

•	all of our executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules of the SEC. The information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, a person is deemed to be a beneficial owner of our common stock as of April 15, 2016 if that person has a right to acquire ownership within sixty days of that date by the exercise of vested stock options or upon the vesting of restricted stock units. A person is also deemed to be a beneficial holder of our common stock if that person has or shares voting power, which includes the power to vote or direct the voting of our common stock, or investment power, which includes the power to dispose of or to direct the disposition of such common stock. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all Shares shown as beneficially owned by the stockholder. Percentages of beneficial ownership in the table below are based on 58,245,709 Shares deemed to be outstanding as of April 15, 2016.
Unless indicated below, the address of each individual listed below is c/o Intralinks Holdings, Inc., 150 East 42nd Street, 8th Floor, New York, New York 10017.

Name and Address of Beneficial Owner	Number	Percent
Stockholders owning approximately 5% or more
Entities affiliated with TA Associates, L.P. (1)	9,358,834	16.1%
Entities affiliated with Rho Capital Partners, Inc. (2)	6,290,503	10.8%
Executive Officers and Directors
Ronald W. Hovsepian (3)	2,214,317	3.7%
Christopher J. Lafond	1,049	*
Aditya Joshi (4)	44,009	*
Scott N. Semel (5)	170,612	*
Brian J. Conway (6)	9,420,437	16.4%
Peter Gyenes	199,728	*
Thomas Hale	101,603	*
Habib Kairouz (7)	6,352,106	10.9%
Robert C. McBride	141,603	*
Harsha Ramalingam	16,393	*
J. Chris Scalet	68,250	*
Patrick J. Wack, Jr. (8)	143,688	*
All executive officers and directors as a group (12 persons) (9)	18,873,795	32.3%

*	Indicates beneficial ownership of less than one percent.

(1)
Includes 7,071,967 shares held by TA X, L.P., 1,616,563 shares held by TA Atlantic and Pacific V L.P., 175,885 shares held by TA Strategic Partners Fund II L.P., 6,161 shares held by TA Strategic Partners Fund II-A L.P., 148,326 shares held by TA Investors II L.P. and 339,932 shares held by TA Subordinated Debt Fund II, L.P. These stockholders are affiliated with TA Associates, L.P. Mr. Conway, one of our directors and a Managing Director at TA Associates, L.P. disclaims beneficial ownership of the shares held by these entities except to the extent of his pecuniary interest therein. The address of record for the above entities is c/o TA Associates, L.P., John Hancock Tower, 200 Clarendon Street, 56th Floor, Boston, MA 02116. With respect to the ownership information relating to stockholders affiliated with TA Associates, L.P., we have relied on information supplied by TA Associates, L.P. on a Schedule 13G filed with the SEC on February 14, 2012 and subsequent information provided to the Company.

(2)
Includes (i) 247,170 shares held by Rho Ventures IV, L.P., (ii) 1,361,423 shares held by Rho Ventures IV Gmbh & Co. Beteiligungs KG, (iii) 1,306,363 shares held by Rho Ventures IV (Q.P.), L.P., (iv) 931,746 shares held by Rho Ventures IV Holdings, LLC, (v) 1,986,389 shares held by Rho Ventures III Holdings, LLC and (vi) 457,412 shares held by Rho Investment Partners Holdings, LLC. These stockholders are affiliated with Rho Capital Partners, Inc., the management company for Rho Ventures. Mr. Kairouz, one of our directors, is a Managing Member of Rho Capital Partners, LLC and Rho Management Ventures IV, L.L.C. and a Managing Director of Rho Capital Partners Verwaltungs GmbH. As such, Mr. Kairouz may be deemed to share voting and investment power over the shares held by entities affiliated with Rho Capital Partners, Inc. and he disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. The address of Rho Capital Partners, Inc. is Carnegie Hall Tower, 152 West 57th Street, 23rd Floor, New York, NY 10019. With respect to the ownership information relating to stockholders affiliated with Rho Capital Partners, Inc., we have relied on information supplied by Rho Capital Partners, Inc. on Amendment No. 4 to Schedule 13G filed with the SEC on February 12, 2016 and subsequent information provided to the Company.

(3)
Shares for Mr. Hovsepian include 21,875 shares of common stock issuable upon the vesting of restricted stock units that will vest within 60 days of April 15, 2016 and 1,503,125 shares of common stock issuable upon exercise of options that were exercisable as of, or within 60 days of, April 15, 2016.

(4)
Shares for Mr. Joshi include 1,320 shares of common stock issuable upon the vesting of restricted stock units that will vest within 60 days of April 15, 2016 and 27,715 shares of common stock issuable upon exercise of options that were exercisable as of, or within 60 days of, April 15, 2016.

(5)
Shares for Mr. Semel include 6,892 shares of common stock issuable upon the vesting of restricted stock units that will vest within 60 days of April 15, 2016 and 86,786 shares of common stock issuable upon exercise of options that were exercisable as of, or within 60 days of, April 15, 2016.

(6)
Mr. Conway is a Managing Director of TA Associates, L.P. and may be considered to have beneficial ownership of the shares held by entities affiliated with TA Associates, L.P. Mr. Conway disclaims beneficial ownership of all such shares, except to the extent of his pecuniary interest therein. See Note 1 above.

(7)
Mr. Kairouz is a Managing Member of Rho Capital Partners, LLC and Rho Management Ventures IV, L.L.C and a Managing Director of Rho Capital Partners Verwaltungs GmbH and may be deemed to share voting and investment power over the shares held by entities affiliated with Rho Capital Partners, Inc. Mr. Kairouz disclaims beneficial ownership of all such shares, except to the extent of his pecuniary interest therein. See Note 2 above.

(8)	Shares for Mr. Wack include 100,000 shares of common stock issuable upon exercise of options that were exercisable as of, or within 60 days of, April 15, 2016.

(9)
This total includes 30,087 shares of common stock issuable upon the vesting of restricted stock units that will vest within 60 days of April 15, 2016 and 1,717,625 shares of common stock issuable upon exercise of options that were exercisable as of, or within 60 days of April 15, 2016, as described in Notes 3, 4, 5 and 8.

ELECTION OF DIRECTORS
(PROPOSAL NO. 1)
The Board of Directors of the Company, referred to herein as the Board, the Board of Directors or our Board of Directors, currently consists of nine directors. Under our certificate of incorporation, the Board is divided into three classes, each of which consists of three directors. Generally, the directors of each class serve for a term of three years and until their respective successors have been duly elected and qualified, and the terms for the three classes are staggered so that the term of only one class expires each year.
At the Annual Meeting, we are proposing the election of three (3) Class III directors, to hold office until the annual meeting of stockholders to be held in 2019 and until their respective successors have been duly elected and qualified. Upon the recommendation of the nominating and corporate governance committee of our Board of Directors, the Board has nominated Brian Conway, Peter Gyenes and Ronald W. Hovsepian for election to our Board of Directors. The persons named in the proxy card as proxies will vote to elect each of the nominees, unless you vote against the election of one or more nominees or abstain from voting on the election of one or more nominees, in each case, by marking the proxy card to that effect. If any of the nominees shall become unable or unwilling to serve, the proxies, unless a stockholder has voted against such nominee, may be voted for election of a substitute nominee designated by our Board of Directors, or the Board of Directors may reduce the number of directors.
Vote Required
To be approved, the directors shall be elected by a plurality of the votes cast (meaning that the three (3) nominees receiving the highest number of Shares voted "for" their election, either in person or by proxy, will be elected as directors) to serve until our 2019 annual meeting of stockholders or until their respective successors are duly elected and qualified.
The NYSE treats abstentions both as shares entitled to vote and as votes cast, but does not treat broker non-votes as votes cast. Because this proposal is a non-routine matter under the rules of the NYSE, brokerage firms, banks and other nominees who hold shares on behalf of clients in "street name" are not permitted to vote the shares if their clients do not provide instructions.
RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU
VOTE “FOR” THE ELECTION OF EACH NOMINEE TO THE BOARD OF DIRECTORS.

BOARD OF DIRECTORS
The following information is furnished with respect to each of our directors and is current as of the date of this proxy statement. Information about the number of shares of common stock beneficially owned by each director, directly and indirectly, as of April 15, 2016, appears above under the heading “Security Ownership of Certain Beneficial Owners and Management.” The name, age and year in which the current term expires for each director is set forth below:

Name	Age	Position(s)	Term Expires at the Annual Meeting Held in the Year
Ronald W. Hovsepian	55	President, Chief Executive Officer and Director	2016
Patrick J. Wack, Jr.	48	Director, Chairman of the Board	2018
Brian J. Conway (1)(3)	57	Director	2016
Peter Gyenes (1)(2)(3)	70	Director, Lead Independent Director	2016
Thomas Hale (2)	47	Director	2017
Habib Kairouz (1)(3)	49	Director	2018
Robert C. McBride (1)(2)	71	Director	2018
Harsha Ramalingam	57	Director	2017
J. Chris Scalet (2)(3)(4)	57	Director	2017

(1)	Member of the Compensation Committee.

(2)	Member of the Audit Committee.

(3)	Member of the Nominating and Corporate Governance Committee.

(4)	Member of the Demand Committee.
The following paragraphs provide information as of the date of this proxy statement about our directors. The information presented includes information about each of our director’s specific experience, qualifications, attributes and skills that led our Board of Directors to the conclusion that these individuals should serve as directors.
Nominees for Class III Directors with Terms Expiring in 2016
Brian J. Conway has served as one of our directors since June 2007. Mr. Conway is a Managing Director and the Chairman of the Executive Committee of TA Associates Management, LP, or TA Associates, a prominent growth private equity firm, which he joined in August 1984. Prior to his time at TA Associates, Mr. Conway worked in mergers and acquisitions and corporate finance for Merrill Lynch, Pierce, Fenner & Smith Incorporated. Mr. Conway holds an M.B.A. from Stanford University and a B.A. from Amherst College. As a Managing Director of TA Associates, affiliates of which collectively constitute our largest stockholder that acquired a controlling interest in June 2007, Mr. Conway has a thorough understanding of our business and industry and has been instrumental in our development. We believe that Mr. Conway is qualified to sit on our Board of Directors because he brings substantial investing experience in growth-oriented technology companies, having invested in and served on the board of directors of numerous public and private companies.
Peter Gyenes has served as one of our directors since March 2008. On October 27, 2011, the Board elected Mr. Gyenes as the Board's Lead Independent Director. Since July 2015, Mr. Gyenes has served as the non-executive Chairman of Sophos plc, a publicly traded global security software company, a role he also held from May 2006 to September 2012. In addition, between September 2012 and July 2015, Mr. Gyenes served as Sophos’ Lead Independent Director. Mr. Gyenes also serves on the boards of directors of RealPage, Inc., a provider of property management software, Pegasystems, Inc., a provider of business process management software and services, Carbonite, Inc., a provider of cloud and hybrid business continuity solutions, and Epicor Software Corporation, a provider of software solutions to the manufacturing, distribution, retail and services industries. Previously, Mr. Gyenes served as Chairman and Chief Executive Officer of Ascential Software Corporation, or Ascential, a market leader in data integration software, and its predecessor companies VMark Software, Ardent Software and Informix, from 1996 until it was acquired by International Business Machines Corporation, or IBM, in April 2005. In addition, Mr. Gyenes previously served on the boards of directors of EnerNOC, Inc. a provider of energy management solutions, from 2013 to 2015, Cimpress N.V. (formerly Vistaprint), a global e-commerce provider of marketing services to small business, from 2009 to 2015, Lawson Software, Inc., a provider of enterprise applications software from 2006 to 2011, Applix, Inc., a business intelligence software company from 2000 to 2007, BladeLogic, Inc., a data center automation company, from 2006 to 2008, Netezza Corporation, or Netezza, a provider of data warehouse appliances, from 2008 to 2010, and

webMethods, Inc., an enterprise integration software business, from 2005 to 2007. Mr. Gyenes holds an M.B.A. and a B.A. from Columbia University. We believe that Mr. Gyenes is qualified to sit on our Board of Directors because he brings over 40 years of experience in technology, sales, marketing and general management within the computer systems and software industry in the Americas, Europe and Asia/Pacific. In addition, he currently serves and has served on the boards of directors of public and private companies and has extensive experience with strategic acquisitions and divestitures, team building and corporate governance.
Ronald W. Hovsepian has served as one of our directors since December 15, 2011 when he was appointed President, Chief Executive Officer and Director of the Company. Prior to joining us, Mr. Hovsepian most recently served as President and Chief Executive Officer of Novell, Inc., or Novell, from 2006 until Novell's acquisition by the Attachmate Group in April 2011. He joined Novell in 2003 as President, North America, next served as Executive Vice President and President, Worldwide Field Operations and served as President and Chief Operating Officer from 2005 until his appointment as Chief Executive Officer in 2006. Prior to his time at Novell, Mr. Hovsepian served in a number of executive positions with IBM over an approximately 17-year period. Mr. Hovsepian has served as a member of the board of directors of ANSYS, Inc., an engineering simulation software company since 2012 and, since November 2014, he has also held the position of non-executive chairman. From 1998 to 2015, Mr. Hovsepian served as a member of the board of directors of ANN Inc., or ANN, a women’s fashion retailer. He also held the position of non-executive chairman of ANN’s board of directors from 2005 to 2015. Mr. Hovsepian holds a B.S. from Boston College. We believe Mr. Hovsepian's qualifications to sit on our Board of Directors include his extensive experience as an executive in the technology field.
Class I Directors with Terms Expiring in 2017
Thomas Hale has served as one of our directors since April 2008. Mr. Hale also serves on the board of directors of ReachLocal, Inc., or ReachLocal, a digital marketing company. Between April 2015 and April 2016, Mr. Hale served as the Chief Operating Officer of HomeAway, Inc., or HomeAway, a vacation rental company, and, between July 2010 and April 2015, he served as HomeAway’s Chief Product Officer. In December 2015, HomeAway, which had been a publicly traded company, was acquired by Expedia, Inc., a publicly traded online travel company. Prior to HomeAway, from October 2008 to June 2010, Mr. Hale served as the Chief Product Officer of Linden Lab, a private software firm, and from December 2007 to October 2008, he served as an Entrepreneur in Residence at Redpoint Ventures, a venture capital firm where he engaged with many companies that comprise the technology and competitive landscape relevant to us. From October 2005 to October 2007, Mr. Hale was Senior Vice President/General Manager of the Knowledge Worker business unit, of Adobe, Inc., a software firm, where he was in charge of strategy and execution for core Adobe franchises like Adobe Acrobat and Acrobat Connect Professional, a flash-based web conferencing solution. From April 1995 to October 2005, Mr. Hale held several roles at Macromedia, Inc., or Macromedia, a software company, rising to become Senior Vice President/General Manager of the communications, publishing and training division. Macromedia, which had been a publicly traded company, was acquired by Adobe in 2005, where Mr. Hale led the company into the web collaboration market with its first software-as-a-service offering. At Macromedia, Mr. Hale served as an executive officer and participated in the operations, governance and administration of a public company of a similar scale to us. Mr. Hale holds a B.A. from Harvard University. We believe that Mr. Hale's qualifications to sit on our Board of Directors include his extensive experience in enterprise collaboration, content and document management and software-as-a-service, encompassing operating disciplines ranging from product development, strategy, sales and marketing and operations.
Harsha Ramalingam has served as one of our directors since December 2015. Mr. Ramalingam is the President of Ramalingam Consulting, LLC, which he launched in June 2015. From December 2008 to June 2015, Mr. Ramalingam was the Vice President, eCommerce Platform, at Amazon.com, Inc., or Amazon, and a member of the Consumer Leadership Team responsible for Amazon’s consumer business. Prior to Amazon, Mr. Ramalingam was Vice President of Products and Operations, EMC SaaS, at EMC Corporation, or EMC, where he was responsible for research and development, product and program management, as well as technical and business operations. Mr. Ramalingam received a B.S. in electrical engineering from the Indian Institute of Technology, Kharagpur, and an M.B.A. in general management from the Indian Institute of Management, Bangalore. We believe Mr. Ramalingam’s qualifications to sit on our Board of Directors include his extensive technology and operational experience.
J. Chris Scalet has served as one of our directors since April 2011. Since October 2012, Mr. Scalet has served as the President and Chief Executive Officer of HMA, LLC, or HMA, a technology and advisory services company he founded. Prior to HMA, Mr. Scalet served as Executive Vice President, Global Services and Chief Information Officer at Merck & Co., Inc., or Merck, a public global research-driven pharmaceutical company, from March 2003 until his retirement in July 2012. Prior to joining Merck, Mr. Scalet was Senior Vice President, Information Technology and Chief Information Officer at International Paper Company from 1998 to 2003 and Vice President, Information Technology and Chief Information Officer at MAPCO, Inc. from 1993 to 1997. In addition, Mr. Scalet served on the board of directors of Netezza, a provider of data warehouse appliances, from June 2009 to November 2010. Mr. Scalet has a B.S. in Operations Research and Computer Science from Oklahoma State University. He also completed an Executive Development Program at the Kellogg School of Management at

Northwestern University. We believe that Mr. Scalet's leadership experience and deep knowledge of information technology and services, as well as his expertise in complex global enterprises, adds valuable insight to our board our directors as we continue to drive growth within our Enterprise market.
Class II Directors with Terms Expiring in 2018
Habib Kairouz has served as one of our directors since 2001. Mr. Kairouz is a Managing Partner of Rho Capital Partners, Inc., or Rho, a private equity firm, which he joined in 1993. Prior to joining Rho, Mr. Kairouz worked for five years in investment banking and leveraged buyouts with Reich & Co. and Jesup & Lamont. Mr. Kairouz also serves on the board of directors of public companies ReachLocal and Everyday Health, Inc., a digital media company focused on health and wellness, and other private companies. In addition, Mr. Kairouz previously served on the board of directors of iVillage Inc., a NASDAQ-listed company, from 1998 until it was acquired in 2006 by NBC Universal. Mr. Kairouz holds an M.B.A. from Columbia University and a B.S. from Cornell University. We believe Kairouz's qualifications to sit on our Board of Directors include his substantial experience in the development of technology companies, having served on the board of directors of various public and private companies. As a Managing Partner of Rho, one of our largest stockholders since 2001, Mr. Kairouz has been crucial to our success during his long tenure on our Board of Directors.
Robert C. McBride has served as one of our directors since June 2008. Mr. McBride served as the Chief Financial Officer of Iona Technologies, PLC, or Iona Technologies, a public software and services company, from February 2006 until his retirement in February 2008. From June 2001 to September 2005, Mr. McBride was the Vice President and Chief Financial Officer of Ascential, a public company and leading provider of enterprise data integration software, which was acquired by IBM in May 2005. Prior to that, Mr. McBride spent 17 years at Data General Corporation (now part of EMC) where he held various roles of increasing responsibility, including Vice President, Chief Administrative Officer, Corporate Controller and Corporate Treasurer, among other senior financial management positions. He served on the board of directors of Arbor Networks, a private U.S.-based network security products, services and solutions company, until its sale in 2010. Mr. McBride holds an M.B.A. from Washington University and a B.A. from Ohio Wesleyan University. Based on Mr. McBride's over 35-year record of serving on the boards of directors of several companies and his prior public company experience as Chief Financial Officer of Ascential, Iona Technologies and various other financial management positions with large software and technology companies, we believe Mr. McBride is qualified to sit on our Board of Directors and provides valuable input into our strategic and financial affairs, as well as other matters.
Patrick J. Wack, Jr. has served as one of our directors since March 2002 and has served as the Chairman of our Board of Directors since September 2007. Mr. Wack has served as a Venture Partner and independent consultant to Rho since December 2008. Mr. Wack served as our President and Chief Executive Officer from March 2002 to August 2007, our Executive Vice President of Business Development from September 1999 to January 2002 and our Chief Operating Officer from July 1997 to September 1999. Prior to Intralinks, Mr. Wack was a director and Chief Operating Officer of Professional Sports Care Management, Inc., a publicly-traded provider of outpatient physical therapy services. In addition to Intralinks, Mr. Wack presently serves on the board of directors of several private companies. Mr. Wack holds a B.S. from Princeton University. Because of Mr. Wack's long history with us and strong leadership and management background, we believe he is ideally qualified to serve as our Chairman.
Composition of our Board of Directors
Our Board of Directors currently consists of nine members, all of whom except for Messrs. Hovsepian, Ramalingam and Scalet were initially elected pursuant to the board composition provisions of our private company stockholders agreement. These board composition provisions terminated immediately prior to the closing of our initial public offering on August 11, 2010 and there are no further contractual obligations regarding the election of our directors. Our Board of Directors followed the process and procedures set forth in the Intralinks Holdings, Inc. Policy Governing Director Qualifications and Nominations as the basis for the nomination and appointment of Mr. Scalet in April 2011 and Mr. Ramalingam in December 2015. For more information regarding the Company's Policy Governing Director Qualifications and Nominations (as approved in February 2011 and amended and restated most recently in February 2016), see “Corporate Governance - Nomination of Director Candidates” in this proxy statement.
Director Independence.  Our Board of Directors has determined that all members of the Board, except Mr. Hovsepian, are independent, as determined in accordance with the rules of the New York Stock Exchange, or the NYSE, and the SEC. The composition and functioning of our Board of Directors and each of our Board committees complies with all applicable requirements of the NYSE and the rules and regulations of the SEC. There are no family relationships among any of our directors or executive officers.
Staggered Board.  Our Board of Directors is divided into three staggered classes of directors of the same or nearly the same number and each director is assigned to one of the three classes. At each annual meeting of the stockholders, a class of directors is elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The terms of the directors will expire upon the election and qualification of successor directors at the annual meeting of stockholders to be held during the years 2017 for Class I directors, 2018 for Class II directors and 2019 for Class III directors.

Our amended and restated certificate of incorporation and amended and restated by-laws provide that the number of our directors shall be fixed from time to time by a resolution of the majority of our Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class shall consist of one-third of our Board of Directors.
Board Leadership Structure and Risk Oversight
The positions of Chairman of the Board and Chief Executive Officer are presently separated and have historically been separated at Intralinks. We believe that separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our Board of Directors recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as the Board of Directors' oversight responsibilities continue to grow. While our amended and restated by-laws and corporate governance guidelines do not require that our Chairman and Chief Executive Officer positions be separate, our Board of Directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance. In addition, on October 27, 2011, the Board amended the Intralinks Holdings, Inc. Corporate Governance Guidelines to provide that, at such times when the Chairman of the Board is not an independent director, the Board will appoint an independent director as the Lead Independent Director to preside at all executive sessions of the independent directors and at all meetings at which the Chairman is not present, and to bear such further responsibilities as the Board may designate from time to time. We believe this structure further emphasizes our belief that the Board should provide independent oversight of management.
Risk is inherent with every business and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our operations, strategic direction and intellectual property as more fully discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and our other SEC filings. Management is responsible for the day-to-day management of risks we face, while our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.
The Board of Director's role in overseeing the management of our risks is conducted primarily through committees of the Board of Directors, as disclosed in the descriptions of each of the Board committees below and in the charters of each of the Board committees. The full Board of Directors (or the appropriate Board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on Intralinks and the steps we take to manage them. When a Board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairman of the relevant Board committee reports on the discussion to the full Board of Directors during the committee reports portion of the next Board meeting. This enables the Board of Directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.
Committees of our Board of Directors
Our Board of Directors has established the following standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee, each of which operates pursuant to a charter adopted by our Board of Directors. Current versions of all of the charters of each of our standing Board committees are available on our corporate website at www.intralinks.com under “Investors.” The composition and functioning of all of our Board committees complies with all applicable rules, regulations and requirements of the Sarbanes-Oxley Act of 2002, the NYSE and the SEC.
Audit Committee.  Messrs. Gyenes, Hale, McBride and Scalet currently serve on our audit committee, which is chaired by Mr. McBride. Our Board of Directors has determined that each member of the audit committee is “independent” for audit committee purposes as that term is defined in the applicable rules of the SEC and the NYSE. Our Board of Directors has determined that Mr. McBride qualifies as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The audit committee's responsibilities include:

•	appointing and approving the compensation of our independent registered public accounting firm;

•	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•	evaluating our independent registered public accounting firm's qualifications, performance and independence;

•	overseeing and evaluating the performance of our internal audit function;

•	assuring the regular rotation of our independent registered public accounting firm's audit partners;

•	reviewing the internal audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;

•
reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures, as well as our critical accounting policies and practices;

•	reviewing the adequacy of our internal control over financial reporting;

•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

•
recommending, based upon its review and discussions with management and the independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

•	overseeing our risk assessment and risk management policies as they relate to financial and other risk exposures including, without limitation, cybersecurity risk;

•	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;

•	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and

•	reviewing quarterly earnings releases and scripts.
Compensation Committee.  Messrs. Conway, Gyenes, Kairouz and McBride currently serve on our compensation committee, which is chaired by Mr. Gyenes. Our Board of Directors has determined that each member of the compensation committee is “independent” as that term is defined in the applicable rules of the SEC and the NYSE. The compensation committee's responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer;

•	evaluating the performance of our chief executive officer in light of such corporate goals and objectives and determining the compensation of our chief executive officer;

•	reviewing and approving the compensation of our other executive officers;

•	reviewing and establishing our overall management compensation, philosophy and policy;

•	retaining, terminating and approving the compensation of any compensation advisers;

•	overseeing and administering our incentive-based and equity-based compensation and similar plans;

•	reviewing and approving our policies and procedures for the grant of equity-based awards;

•	reviewing and making recommendations to the Board of Directors with respect to director compensation;

•	reviewing and discussing with management the compensation discussion and analysis to be included in our annual proxy statement or Annual Report on Form 10-K;

•	preparing the compensation committee report required by SEC rules to be included in our annual proxy statement; and

•	reviewing and discussing with the Board of Directors corporate succession plans for the chief executive officer and other key officers and/or members of senior management.
During 2015, the compensation committee assessed the independence of its outside compensation consultant, Radford, an Aon Hewitt Company, or Radford, considering all of the factors required under applicable SEC and NYSE rules, and found Radford to be independent. Radford is directly accountable to the compensation committee. The compensation committee also determined that there were no conflicts of interest that would prevent the compensation committee from continuing to engage Radford. On this basis, during 2015, the compensation committee approved the continued retention of Radford as its independent compensation consultant.
Nominating and Corporate Governance Committee.  Messrs. Conway, Gyenes, Kairouz and Scalet currently serve on our nominating and corporate governance committee, which is chaired by Mr. Gyenes. Our Board of Directors has determined that each member of the nominating and corporate governance committee is “independent” as that term is defined in the applicable rules of the NYSE. The nominating and corporate governance committee's responsibilities include:

•	developing and recommending to the Board of Directors criteria for Board and Board committee membership;

•	establishing procedures for identifying and evaluating Board of Director candidates, including nominees recommended by stockholders;

•	identifying individuals qualified to become members of the Board of Directors and evaluating nominees for the Board of Directors;

•	recommending to the Board of Directors the persons to be nominated for election as directors and to each Board committee;

•
reviewing all stockholder nominations and proposals to determine whether they were submitted in a timely manner and, in the case of a director nomination, whether the nomination and the nominee satisfy all applicable eligibility requirements and then recommending to the Board of Directors appropriate action on each of those nomination or proposal;

•	developing and recommending to the Board of Directors a set of corporate governance guidelines; and

•	overseeing the evaluation of the Board of Directors and management.
Our Board of Directors may from time to time establish other Board committees. In 2013, our Board of Directors established a Demand Committee in connection with certain legal proceedings as discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 under the heading "Legal Proceedings."
Compensation Committee Interlocks and Insider Participation
During 2015, Messrs. Conway, Gyenes, Kairouz and McBride served as members of our compensation committee. None of the members of our compensation committee has at any time during our last fiscal year been one of our officers or employees and none of the members of our compensation committee is a former officer of the Company or had any relationship requiring disclosure herein. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or compensation committee.
Communications with Directors
The Board welcomes your questions and comments. Anyone who wishes to communicate directly with our Board of Directors or an individual member of the Board of Directors may do so by sending such communication by U.S. Mail (including courier or expedited delivery service) addressed to the Chairman of the Board, as a representative of the entire Board of Directors, or to an individual director at:

Intralinks Holdings, Inc.
c/o General Counsel and Secretary
150 East 42nd Street, 8th Floor
New York, NY 10017
All communications and concerns will be forwarded to our Board, our non-management directors as a group, the applicable individual director or our Chairman of the Board, as applicable.

CORPORATE GOVERNANCE
Corporate Governance Guidelines, Committee Charters and Disclosure of Corporate Information
On August 3, 2010, the Board approved the Intralinks Holdings, Inc. Corporate Governance Guidelines, or the Corporate Governance Guidelines. In addition, our audit committee, compensation committee and nominating and corporate governance committee each operates in accordance with a charter that has been adopted by the Board. On October 27, 2011, the Board first amended the Corporate Governance Guidelines to provide that, at such times when the Chairman of the Board is not an independent director, the Board will appoint an independent director as the Lead Independent Director to preside at all executive sessions of the independent directors and at all meetings at which the Chairman is not present and to bear such further responsibilities as the Board may designate from time to time. On December 4, 2014, the Board further amended the Corporate Governance Guidelines to include a summary of the Company's policy for recoupment of incentive compensation, which is applicable to certain officers of the Company and is described more fully below under the heading "Policy for Recoupment of Incentive Compensation" and, on July 29, 2015, the Board further amended the Corporate Governance Guidelines to specify that executive sessions of the Board be held at least quarterly and not just at least once annually. The Corporate Governance Guidelines, together with the Board committee charters, provide the framework for the governance of the Company. You may view our Corporate Governance Guidelines and the Board committee charters on our corporate website at www.intralinks.com under "Investors."
In today's environment, we recognize that our stockholders and potential investors look to the internet and social media as sources of information about us and we believe that these resources represent important communications channels for us. As a result, in addition to our filings with the SEC and the press releases we issue from time to time, we have used and intend to continue to use our corporate website, http://www.intralinks.com, our corporate blogs, http://www.intralinks.com/company/blogs, http://blogs.intralinks.com/dealcloser and http://blogs.intralinks.com/collaborista, our Facebook page, http://www.facebook.com/Intralinks, our LinkedIn page, http://www.linkedin.com/company/intralinks, our YouTube channel, http://www.youtube.com/user/IntraLinksInc, our Google+ channel, http://plus.google.com/+Intralinks, our StockTwits channel, http://stocktwits.com/intralinks, our SlideShare channel, http://slideshare.net/intralinks and our Twitter page, http://www.twitter.com/intralinks, to disseminate information about our Company, our financial performance, our business and our service offerings, including information that could be deemed to constitute material non-public information. We therefore invite our stockholders, potential investors, the media and others interested in our Company to visit these social media platforms and websites. Unless explicitly stated, information on our website, corporate blogs, Facebook page, LinkedIn page, YouTube channel, Google+ channel, StockTwits channel, SlideShare channel or Twitter page is not incorporated by reference into this proxy statement.
Code of Business Conduct and Ethics
On February 19, 2016, the Board adopted and approved our fourth amended and restated Code of Business Conduct and Ethics, or the Code of Ethics, which applies to all of our employees, officers, directors and contractors, including those officers and employees responsible for financial reporting. The Code of Ethics was developed as part of our commitment to enhancing our culture of integrity and our corporate governance policies. The Code of Ethics is available on our corporate website at www.intralinks.com under “Investors.” We intend to disclose any amendments to the Code of Ethics, or any waivers of its requirements, on our website.
Restrictions on Trading in Derivative Securities, Hedging Transactions and Pledging Transactions
The Company's insider trading policy provides that the Company's directors, executive officers and certain employees and consultants may not (i) trade in derivative securities that provide the economic equivalent of ownership of any of the Company's securities, (ii) engage in hedging transactions or (iii) engage in pledging transactions at any time unless, in each case, those transactions have been approved in advance by the audit committee, which will consider these requests on a case-by-case basis. The Company's insider trading policy defines pledging transactions to include transactions where a stockholder pledges the Company's securities as collateral for a loan or transactions that involve the modification of existing pledge agreements.
Stock Ownership and Retention Policy
On November 14, 2013, the Board adopted and approved our Stock Ownership and Retention Policy, or the Stock Ownership Policy, which sets forth a minimum stock ownership requirement that is applicable to our non-employee directors, executive officers and Section 16 officers. Under the Stock Ownership Policy, non-employee directors and our Chief Executive Officer are required to hold equity in the Company with a value that is at least equal to three-times their respective base compensation (as that term is defined in the Stock Ownership Policy). All other executive officers are required to hold equity in the Company with a value that is at least equal to one-time their respective base compensation. The Stock Ownership Policy also provides for a phase-in period, which provides that an individual subject to this policy is not required to be in compliance with the minimum stock ownership requirement until five years from the later of November 14, 2013 or the date on which the non-employee director, executive officer or Section 16 officer first became subject to the Stock Ownership Policy. During this phase-in period, a non-employee director or executive officer who has not yet satisfied his or her minimum ownership requirement is required to retain fifty percent of the shares of our common stock he or she acquires upon the exercise of stock options or the lapse of restrictions with respect to restricted stock awards or restricted stock units (net of exercise price and taxes payable on account of those events). The Stock Ownership Policy is available on our corporate website at www.intralinks.com under "Investors."
Policy for Recoupment of Incentive Compensation
On October 30, 2014, the Board adopted and approved our Policy for Recoupment of Incentive Compensation, or the Clawback Policy, which applies to those employees who have been designated as "officers" for purposes of Section 16 of the United States Securities Exchange Act of 1934, as amended, or the Exchange Act. The Clawback Policy provides that if we are required to prepare an accounting restatement due to any material non-compliance with any financial reporting requirement, then a committee of independent directors may require any officer covered by the policy to repay to the Company any incentive compensation received by the officer during the previous three years, to the extent that the committee determines that the incentive compensation was in excess of the amount the officer would have received if the incentive compensation had been calculated based on the financial results reported in the restated financial statement. For purposes of the Clawback Policy, incentive compensation includes income related to annual bonuses and long term equity incentive compensation.
Anti-Corruption and Anti-Bribery Policy
On July 29, 2014, the Board approved our amended and restated Statement of Company Policy on the Prevention of Corruption and Bribery, or the FCPA Policy. The purpose of the FCPA Policy is to help ensure that we and our directors, officers and employees strictly comply with the law in all countries in which the Company operates by prohibiting corrupt and other improper payments in the conduct of the Company’s international business including (i) the Foreign Corrupt Practices Act of 1977, as amended, a provision of the Exchange Act; (ii) the U.K. Bribery Act of 2010; (iii) the Brazil Anti-Corruption Law of 2014; and (iv) the anti-corruption laws and regulations of other countries in which the Company operates.
Anti-Fraud Policy
On July 29, 2014, the Board approved our amended and restated Statement of Company Policy on Fraud and the Prevention of Fraud, or the Anti-Fraud Policy. The purpose of the Anti-Fraud Policy is to provide our officers, directors, employees, agents and contractors with key policies and procedures to follow in order to prevent, detect and deter acts or attempted acts of fraud, whether committed against, or on behalf of, the Company.
Nomination of Director Candidates
Policy Governing Director Qualifications and Nominations.  On February 19, 2016, our nominating and corporate governance committee approved the further amended and restated Intralinks Holdings, Inc. Policy Governing Director Qualifications and Nominations, or the Nominations Policy, which sets forth the process for identifying and evaluating director nominees and the minimum qualifications that an individual must satisfy to be considered for nomination. The Nominations Policy is available on our corporate website at www.intralinks.com under "Investors." Under the Nominations Policy, when evaluating a candidate, the nominating and corporate governance committee reviews the candidate’s experience, service on other public company boards of directors, skills and personal qualities. In particular, the nominating and corporate governance committee will consider whether candidates for director possess the following attributes:

•	demonstrated accomplishment in his or her respective field, with superior reputation, credentials and recognition;

•	reputation for high standards of integrity, commitment and independence of thought and judgment;

•	significant business or professional experience;

•	exceptional understanding of one or more industries particularly relevant to the business of the Company;

•	number of other public company board seats;

•
availability to devote appropriate time to the affairs of the Company, including attendance at all meetings of the Board and the Board committees on which he or she may serve. In particular, the nominating and corporate governance committee may consider the geographic location of a candidate and the time demands and constraints of his or her present employment or other commitments; and

•	demonstrated history of attending and actively contributing at board meetings and working well with the other directors.
In addition to these minimum qualifications, the nominating and corporate governance committee recommends that the Board select persons for nomination to help ensure that (1) a majority of the Board will be “independent” in accordance with applicable standards promulgated by the SEC, NYSE or any exchange upon which securities of the Company are traded, and any governmental or regulatory body exercising authority over the Company; (2) each of our audit, compensation and nominating and corporate governance committees shall be comprised entirely of independent directors; (3) at least one member of the audit committee shall have such experience, education and other qualifications necessary to qualify as an “audit committee financial expert” as defined by the rules of the SEC; and (4) all members of the audit committee shall have financial sophistication, including the ability to qualify as “financially literate” under NYSE corporate governance listing standards.

Finally, in addition to any other standards the nominating and corporate governance committee may deem appropriate from time to time for the overall structure and composition of the Board, the nominating and corporate governance committee may consider the following factors when selecting and recommending that the Board select persons for nomination:

•	whether the nominee has significant executive or other senior management experience, particularly in the industries or markets in which the Company operates;

•	whether the nominee is active in professional networks, markets or industries that are relevant to the Company’s business;

•
whether the nominee, if elected, assists in achieving a mix of Board members that represents a diversity of opinions, perspectives, personal and professional experiences and backgrounds and other differentiating characteristics;

•	whether the nominee has experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing; and

•	the extent of the nominee’s general understanding of elements relevant to the success of a publicly-traded company.
We do not have a formal diversity policy. However, as part of its evaluation of director candidates and in addition to other standards it may deem appropriate from time to time for the overall structure and composition of the Board of Directors, the nominating and corporate governance committee considers whether each candidate, if elected, assists in achieving a mix of Board members that represent a diversity of background and experience. Accordingly, the Board of Directors seeks members from diverse professional backgrounds who combine a broad spectrum of relevant industry and strategic experience and expertise that, in concert, offer us and our stockholders diversity of opinion and insight in the areas most important to us and our corporate mission. In addition, nominees for director are selected to have complementary, rather than overlapping, skill sets. All candidates for director nominee must have time available to devote to the activities of the Board of Directors. The nominating and corporate governance committee also considers the independence of candidates for director nominee, including the appearance of any conflict in serving as a director. Candidates for director nominee who do not meet all of these criteria may still be considered for nomination to the Board of Directors, if the nominating and corporate governance committee believes that the candidate will make an exceptional contribution to us and our stockholders.
Stockholder Nominations.  Our by-laws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors. The nominating and corporate governance committee also reviews, evaluates and proposes prospective candidates for our Board and considers nominees properly recommended by stockholders. Stockholders wishing to submit nominations for consideration at our annual meeting must provide timely written notice to our Secretary in accordance with the Company’s certificate of incorporation and by-laws and otherwise follow the procedures set forth in the Company's organizational documents. Stockholders who wish to make director candidate recommendations outside of the annual meeting process may do so by submitting their recommendations to the chairman of the nominating and corporate governance committee. Stockholders may contact the Secretary at our principal executive offices for a copy of the relevant by-law provisions regarding the requirements for making stockholder nominations and proposals. For more information pertaining to stockholder proposals, see “Other Matters - Stockholder Proposals.”
Related Person Transaction Policy
On February 19, 2016, our audit committee adopted the amended and restated Intralinks Holdings, Inc. Related Person Transaction Policy, which requires all future transactions between us and any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of them, or any other related persons (as defined in Item 404 of Regulation S-K) or their affiliates, in which the amount involved is equal to or greater than $120,000, be approved in advance, if possible, or otherwise ratified by our audit committee and/or Board. Any request for approval of a transaction of this nature must first be presented to our audit committee and/or Board for review, consideration and approval. In approving or rejecting any such proposal, our audit committee or Board is to consider the relevant facts and circumstances available and deemed relevant to the applicable body, including, but not limited to, the extent of the related party’s interest in the transaction and whether the transaction is on terms no less favorable to us than terms we could have generally obtained from an unaffiliated third party under the same or similar circumstances. For more information regarding these transactions, see “Certain Relationships and Related Party Transactions” in this proxy statement.
Policy Governing Director Attendance at Annual Meetings of Stockholders
Our policy is to encourage all of our directors to be present at our annual stockholder meetings. All of our directors attended our 2015 annual meeting of stockholders.

Board and Committee Meetings
The following table sets forth the number of meetings held during the fiscal year 2015 by the Board and by each standing committee thereof. During 2015, each of our directors attended at least 75% of the total number of meetings of the Board and of the standing Board committees of which he was a member during the time he was a member of the Board.

Number of Meetings Held
Board of Directors	6
Audit Committee	9
Compensation Committee	4
Nominating and Corporate Governance Committee	4
Board of Directors’ Evaluation Program
The Board performs an annual self-evaluation of its composition and performance and of the composition and performance of its standing committees. In addition, each of the standing committees of the Board of Directors conducts its own self-evaluation of its composition and performance, which is reported to the Board of Directors. The Board of Directors retains the authority to engage its own advisors and consultants.

DIRECTOR COMPENSATION
On July 28, 2015, the Board approved the Amended and Restated Intralinks Holdings, Inc. Non-Employee Director Compensation Policy, or the Director Compensation Policy. The purpose of the Director Compensation Policy is to provide a total compensation package that enables the Company to attract and retain, on a long-term basis, high caliber directors who are not employees or officers of the Company or its subsidiaries. Under the Director Compensation Policy, all non-employee directors are paid annual cash retainers as follows:

Annual Retainer
Board:
Chairman	$100,000
Lead Independent Director	$110,000
Members	$40,000
Audit Committee:
Committee Chairman	$25,000
Committee Members	$15,000
Compensation Committee:
Committee Chairman	$15,000
Committee Members	$10,000
Nominating and Corporate Governance Committee:
Committee Chairman	$10,000
Committee Members	$5,000
The annual retainer is paid quarterly in advance. The amount of the annual retainer is ratably reduced in monthly increments if a non-employee director is elected to the Board of the Directors at a point in time other than in connection with an annual meeting of stockholders.
In addition to the annual cash retainer, all non-employee directors are also eligible to participate in the Company’s stock option and incentive plans. On the effective date of joining the Board of Directors, each newly-elected non-employee director (i.e., each director joining the Board of Directors for the first time) is granted, under the Company’s 2010 Equity Incentive Plan, an award of restricted common stock with a value of $150,000, which value is converted into a number of shares of the Company’s common stock based on the trailing 30 trading day average closing price of the Company's common stock on the NYSE as of the date of grant, referred to as an Election Stock Grant. Election Stock Grants vest quarterly over three years from the effective date of joining the Board; provided that, if not already vested, the Election Stock Grant shall fully vest on the date of the third annual meeting of stockholders following the date of grant.
In addition to the Election Stock Grants, on the date of each annual meeting of the Company’s stockholders, each non-employee director (including any newly-elected director who has received an Election Stock Grant) is granted an award of restricted common stock with a value of $100,000, which value is converted into a number of shares of the Company’s common stock based on the trailing 30 trading day average closing price of the Company's common stock on the NYSE as of the date of grant, referred to as an Annual Stock Grant. The amount of the initial Annual Stock Grant for newly-elected directors is ratably increased in monthly increments based on the duration of such directors’ service on the Board of Directors prior to the annual meeting of the Company’s stockholders. Annual Stock Grants vest quarterly over one year following the date of the annual meeting of the Company’s stockholders in connection with which such grant is made; provided that, if not already vested, each Annual Stock Grant will fully vest on the date of the first annual meeting of stockholders following the date of grant.
Both the Election Stock Grants and the Annual Stock Grants vest in full immediately upon a change in control of the Company.
The foregoing compensation is in addition to reimbursement of all out-of-pocket expenses incurred by directors in attending meetings of the Board of Directors or committees of the Board of Directors. In addition to its standing committees, in 2013, the Board of Directors established a Demand Committee and authorized the payment of a $15,000 per annum retainer to the chair of that committee, to be paid quarterly in advance.
We do not pay any compensation for serving on our Board of Directors to any of our employee directors. Accordingly, our Chief Executive Officer, Ronald W. Hovsepian, does not receive additional compensation for his service as a member of our Board of Directors.
The following table sets forth a summary of the compensation we paid to our non-employee directors in the year ended December 31, 2015:

DIRECTOR COMPENSATION TABLE — 2015

Name (1)	Fees Earned or Paid in Cash(2)	Stock Awards(3)	Total
Patrick J. Wack, Jr.	$100,000	$100,000	$200,000
Brian J. Conway	$55,000	$100,000	$155,000
Peter Gyenes	$150,000	$100,000	$250,000
Thomas Hale	$55,000	$100,000	$155,000
Habib Kairouz	$55,000	$100,000	$155,000
Robert C. McBride	$75,000	$100,000	$175,000
Harsha Ramalingam	$3,333	$150,000	$153,333
J. Chris Scalet	$75,000	$100,000	$175,000

(1)
Mr. Hovsepian has been omitted from this table because he received no compensation for serving on our Board of Directors. Mr. Hovsepian's compensation as President and Chief Executive Officer for 2015 is detailed in Compensation Discussion and Analysis below and is reported in the “2015 Summary Compensation Table.”

(2)
Represents the annual retainer for membership on our Board and standing committees of the Board, which is paid on a quarterly basis in advance, earned by the respective director in 2015. In the case of Mr. Scalet, this amount also includes an additional retainer payment of $15,000 per year related to his service as chair of the Demand Committee. In the case of Mr. Ramalingam, the amount paid was pro-rated to reflect the fact that he joined the Board on December 15, 2015.

(3)
Amounts reflect the grant date fair value calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 - Stock Compensation, or FASB ASC Topic 718, for Annual Stock Grants awarded to Messrs. Wack, Conway, Gyenes, Hale, Kairouz, McBride and Scalet on July 28, 2015 for 8,865 shares of our common stock and for an Election Stock Grant awarded to Mr. Ramalingam when he joined the Board on December 15, 2015 for 16,393 shares of our common stock. For a discussion of the assumptions used in these valuations, see note 11 to our consolidated financial statements for the year ended December 31, 2015, included in our Annual Report on Form 10-K for the fiscal year 2015. See also our discussion of share-based compensation under “Management's Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for fiscal year 2015.

The non-employee members of our board of directors who held such position on December 31, 2015 held the following aggregate number of unexercised options and unvested shares of restricted stock as of such date:

Name	Number of Securities Underlying Unexercised Options	Number of Unvested Shares of Restricted Stock (*)
Patrick J. Wack, Jr.	100,000	6,649
Brian J. Conway	—	6,649
Peter Gyenes	—	6,649
Thomas Hale	—	6,649
Habib Kairouz	—	6,649
Robert C. McBride	—	6,649
Harsha Ramalingam	—	16,393
J. Chris Scalet	—	6,649
(*) Represents unvested shares under the Annual Stock Grants awarded to each of Messrs. Wack, Conway, Gyenes, Hale, Kairouz, McBride and Scalet and the Election Stock Grant awarded to Mr. Ramalingam.
Limitation of Liability and Indemnification Arrangements
As permitted by the Delaware General Corporation Law, we adopted provisions in our amended and restated certificate of incorporation and amended and restated by-laws that limit or eliminate the personal liability of our directors. Consequently, a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any unlawful payments related to dividends or unlawful stock repurchases, redemptions or other distributions; or

•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.
In addition, our amended and restated by-laws provide that:

•	we will indemnify our directors, officers and, in the discretion of our Board of Directors, certain employees to the fullest extent permitted by the Delaware General Corporation Law; and

•
we will advance expenses, including attorneys’ fees, to our directors and, in the discretion of our Board of Directors, our officers and certain employees, in connection with legal proceedings, subject to limited exceptions.

We have also entered into indemnification agreements with each of our executive officers and directors. These agreements provide that we will indemnify each of our directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law and advance expenses to each indemnitee in connection with any proceeding in which indemnification is available.
We also maintain directors' and officers' insurance to provide insurance coverage to our directors and officers for losses arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act of 1933, as amended, or the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
These indemnification agreements and insurance coverage may discourage stockholders from bringing a lawsuit against one or more of our directors or officers in the future for any breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors, officers and certain employees pursuant to these indemnification provisions. We believe that these provisions, the indemnification agreements and the insurance are necessary to attract and retain talented and experienced directors and officers.

MANAGEMENT
The following table sets forth certain information about our executive officers and key employees as of the date of this statement:

Name	Age	Position(s)
Executive Officers
Ronald W. Hovsepian	55	President, Chief Executive Officer and Director
Christopher J. Lafond	50	Executive Vice President, Chief Financial Officer
Aditya Joshi	47	Executive Vice President, Products
Scott N. Semel	60	Executive Vice President, General Counsel and Secretary

Key Employees
Michal Kimeldorfer	48	Executive Vice President, Human Resources
Jay Muelhoefer	44	Chief Marketing Officer
Leif O'Leary	44	Executive Vice President, Global Sales
The following paragraphs provide information as of the date of this proxy statement about our current executive officers and other key employees.
Ronald W. Hovsepian — Please see the biographical information provided in the section of this proxy statement entitled "Board of Directors."
Christopher J. Lafond joined us in June 2015 as our Executive Vice President and Chief Financial Officer. Prior to joining us, Mr. Lafond was Executive Vice President and Chief Financial Officer at Gartner, Inc., a multinational, NYSE-listed information technology research firm. Prior to holding that position, Mr. Lafond worked in several financial roles at Gartner for more than eight years leading up to his tenure as Chief Financial Officer. Prior to joining Gartner, Mr. Lafond worked in financial analyst roles at IBM, Coopers & Lybrand, and JP Morgan. Mr. Lafond is a board member of Habitat for Humanity of Coastal Fairfield County, board member and treasurer of Childcare Learning Centers and an Advisory Board member for the Masters of Risk Management Program at the University of Connecticut. Mr. Lafond received an M.B.A. in finance and accounting from Columbia Business School and a bachelor of arts in economics from the University of Connecticut.
Aditya Joshi has served as our Executive Vice President, Products since August 2014. Prior to joining us, Mr. Joshi held a variety of key roles at Avid Technologies, most recently as Vice President of Product. Earlier, Mr. Joshi was Vice President and General Manager of Avid's Media Enterprise products. Before Avid, Mr. Joshi was the Chief of Staff at Novell Inc., or Novell, following his position as Vice President of Services, Americas. Earlier, Mr. Joshi held several roles in consulting for Cambridge Technology Partners, Claremont Technology Group and Accenture. Mr. Joshi holds a B.S. in physics and mathematics and a M.S. in computer science from the University of Bombay and has completed the general management program from the Harvard Business School.
Scott N. Semel joined us in January 2012 as our Executive Vice President, General Counsel and Secretary. Prior to joining us, from September 2008 to April 2011, Mr. Semel served as Senior Vice President, General Counsel and Secretary of Novell. Prior to his time with Novell, from late 2006 to June 2008, Mr. Semel was Chief Legal Officer and Corporate Secretary of Tele Atlas N.V., a Dutch Euronext company providing digital mapping and navigation solutions. During 2006, Mr. Semel also engaged in the private practice of law with GTC Law Group LLC, a boutique law firm that specializes in IP strategy, mergers and acquisitions, and business and technology transactions. Mr. Semel served as Vice President, General Counsel and Secretary of Ascential, a NASDAQ-listed company providing enterprise data integration, from 2001 through April 2005, when Ascential was sold to IBM, after which Mr. Semel served as Associate General Counsel-Legal Transition Executive at IBM. Prior to that, Mr. Semel served as Vice President, General Counsel and Secretary to NaviSite, Inc., a NASDAQ-listed company. Prior to that, Mr. Semel also served as general counsel to other public and private companies and engaged in the private practice of law.
Michal Kimeldorfer joined us in July 2015 as our Executive Vice President, Human Resources. Prior to joining us, from June 2010 to July 2015, Ms. Kimeldorfer served as VP, Head of Human Resources - Americas and APAC Regions for Adama Agricultural Solutions, or Adama. Prior to Adama, from May 2002 to May 2010, Ms. Kimeldorfer served as AVP, Global Compensation and Benefits and HR M&A for Comverse Technology, Inc., or Comverse. Before Comverse, from 1999 to 2002, Ms. Kimeldorfer served as Director, Global Employment Solutions for Ernst & Young LLP – Tel Aviv. Ms. Kimeldorfer began her career serving as a corporate attorney for law firms in Israel. Ms. Kimeldorfer has a B.A. in Economy and Business, as well as an LL.B in Law, from Hebrew University and, in 2013, she completed Driving Performance Through Talent Management at Harvard Business School.

Jay Muelhoefer joined us in November 2015 as our Chief Marketing Officer.  Prior to joining us, from April 2013 to November 2015, Mr. Muelhoefer served as Global Director, Software Defined Infrastructure and Storage Portfolio for IBM.  Prior to that, Mr. Muelhoefer served as Chief Marketing Officer for Platform Computing from November 2010 until April 2013 when the company was acquired by IBM.  Prior to that, from January 2010 to November 2010, Mr. Muelhoefer served as Chief Marketing Officer of Lumigent Technologies, Inc.  From August 2002 to December 2009, Mr. Muelhoefer served as Director, Solutions Marketing, then General Manager, PLM on Demand (SaaS) and then VP, Global Channel Business Development at PTC Inc., or PTC.   Earlier in his career, Mr. Muelhoefer held product management, product design and marketing roles at a series of technology companies and he served as a strategy consultant at Booz Allen & Hamilton.  Mr. Muelhoefer holds B.S. and M.S. degrees in mechanical engineering from the Massachusetts Institute of Technology and has an M.B.A. from Harvard Business School.
Leif O'Leary joined us in April 2013 as our Senior Vice President, Sales - Americas and, in February 2016, he was named our Executive Vice President, Global Sales.  Prior to joining us, from March 1998 to April 2013, Mr. O'Leary served in a number of progressively senior sales and sales operations roles with PTC, culminating in the position of SVP, Worldwide Sales Operations, a position he held from October 2003 to April 2013.  Prior to joining PTC, Mr. O'Leary served as a Regional Sales Manager and Sales Representative for ADP from May 1994 to March 1998.  Mr. O'Leary holds a B.A. in political science from Boston College.

COMPENSATION DISCUSSION AND ANALYSIS
This section discusses our executive compensation policies and arrangements as they relate to the following individuals to whom we refer as our named executive officers for the fiscal year ended December 31, 2015:

•	our President and Chief Executive Officer, Ronald W. Hovsepian;

•	our Executive Vice President, Chief Financial Officer, Christopher J. Lafond;

•	our Executive Vice President, Products, Aditya Joshi;

•	our Executive Vice President, General Counsel and Secretary, Scott N. Semel;

•	our former Chief Financial Officer, Derek Irwin, who left the Company on June 30, 2015; and

•	our former Executive Vice President, Global Sales, Rainer Gawlick, who left the Company on July 5, 2015.
The following discussion should be read together with the compensation tables and related disclosures set forth below.
Executive Summary
We are a leading global technology provider of Software-as-a-Service, or SaaS, solutions for secure enterprise content collaboration within and among organizations. Our cloud-based solutions enable organizations to securely manage, control, track, search, exchange and collaborate on sensitive information inside and outside the firewall, all within an easy-to-use environment. Our customers rely on our cost-effective solutions to manage and control large amounts of electronic information, accelerate information intensive business processes, reduce time to market, optimize critical information workflows, meet regulatory and risk management requirements and collaborate with business counterparties in a secure, auditable and compliant manner. We help our customers eliminate many of the inherent risks and inefficiencies of using email, fax, courier services and other existing solutions to collaborate and exchange information.
We have designed our compensation and benefits program and philosophy to attract, retain and incent talented, qualified and committed executive officers who share our philosophy and desire to work toward our goals. To support these compensation objectives, we strive to provide a competitive total compensation package to our executive officers that we believe:

•	links executive compensation to the achievement of both near-term corporate targets and long-term business objectives and strategies;

•	aligns the interests of our executive officers with those of our stockholders and supports the strategic direction of our business;

•	reflects the level of accountability and future potential of each executive and the achievement of outstanding individual results;

•	increases the proportion of compensation that is “performance based” as an executive’s level of responsibility increases, but without encouraging excessive or unnecessary risks;

•	encourages behavior consistent with our values and reinforces ethical business practices;

•	provides our executives with total compensation opportunities that are competitive for comparable positions at companies with whom we compete for talent; and

•	reflects internal pay equity, ensuring team behavior consistent with the requirement for cross-organizational superior results.
We use a combination of base salary, annual cash incentive compensation and long-term equity incentive compensation to create a competitive compensation package for our executive management team that is also performance-based. In addition, we have entered into severance and change in control arrangements with our executives. Our executives are also eligible to participate in benefits plans that are generally available to our U.S.-based salaried employees, including medical, dental, vision, group life and accidental death and dismemberment insurance, short- and long-term disability insurance and our 401(k) savings plan. The table below describes each element of the program and its link to our compensation objectives.

Compensation Objectives
Compensation Element	Attract and retain highly-qualified executive talent	Incent achievement of our overall business objectives	Differentiate rewards based on individual performance	Incent and reward long-term performance in alignment with stockholders’ interest
Base Salary	✓
Annual Cash Incentive Plan	✓	✓	✓
Stock Options	✓	✓	✓	✓
Time Based Restricted Stock Units and Restricted Stock Awards	✓		✓	✓
Performance Based Restricted Stock Units and Restricted Stock Awards	✓	✓	✓	✓
Benefits, Perquisites, and Other Compensation, including severance and change in control arrangements	✓
A significant portion of executive compensation is performance-based, subject to increase when results exceed corporate targets, reduction when results fall below target, and elimination if results do not achieve threshold levels of performance. We consider stock options to be performance-based compensation because they only have intrinsic value if the Company's share price goes up over time. The performance measures used in our 2015 incentive compensation program included (i) Enterprise 12-month backlog, which is the amount of committed future revenue to be derived from our Enterprise principal market over the next twelve months as of December 31, 2015, (ii) revenue and (iii) operating income before bonus. Please refer to the narrative preceding the table of performance metrics below for an explanation of how we calculated our performance measures that are non-GAAP financial measures.
The following charts set forth the components of the total compensation paid to our President and Chief Executive Officer, and to the other three individuals as a group who were named executive officers as of December 31, 2015, for the year ended December 31, 2015, as well as the portion of total 2015 compensation that was performance based, determined in each case based on the amounts set forth in the Summary Compensation Table included below. In accordance with the regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, stock options, performance-based stock awards and non-equity incentive plan compensation are considered "Performance Based Compensation" and all other elements of compensation are considered "Other Compensation."
Ronald W. Hovsepian, President and Chief Executive Officer:

Other Named Executive Officers as of December 31, 2015 as a Group:
2015 Corporate Performance
We entered 2015 with a clear strategic focus that we had developed during 2012 when we had evaluated the Company's business and refined the Company's strategic plan and that we had then refined and carried forward during 2013 and 2014. For 2015, we continued to focus on several key goals, including developing our Enterprise business and continuing to build additional momentum for our core mergers and acquisitions, or M&A, business. In addition, during 2015, we continued investing in our platform and our back-office operations to position the Company to scale profitably as we accelerate revenue growth over the coming years.
In 2015, we made substantial positive progress in executing against our strategic plan. Highlights from 2015 include:

•
We refreshed a number of the software and hardware components we use to deliver our Intralinks Platform to our customers, improving the performance and reliability of our Intralinks Platform and supporting the rapid development of new solutions that are designed to meet the emerging market opportunities we identified. Our Intralinks Platform leverages a range of standard components and subsystems, making it easier to deploy, manage and configure and simplifying integration with our customers’ and partners’ systems. This technology refresh is intended to sustain our security and compliance capabilities, improve workflow efficiency, reduce development and configuration overhead and improve the overall performance of our services.

•
We launched a pilot of our Distributed Content Node capability, which gives customers the ability to control where their data is stored and processed and greater flexibility regarding how they deploy Intralinks’ solutions. This new technology will help organizations meet new regulatory requirements regarding data privacy, deepening their ability to comply with laws protecting certain personally identifiable information.

•
We strengthened our security capabilities, further advancing our plug-in free information rights management technology to facilitate document editing and delivering enhanced support for mobile computing platforms. In 2015, we also delivered advances in our customer-managed encryption key technology, providing customers with greater control over who can access unencrypted documents.

Today, we have a robust technology platform, a leadership position in several markets, a strong financial position and positive cash flow from operations that we believe will allow for increased investments in our business to accelerate long-term revenue growth and create stockholder value.  This solid foundation reflects the efforts of all of our employees in 2015.  In 2015, we met or exceeded all threshold levels within our annual cash incentive plan and, as a result, the compensation committee of our Board of Directors approved payouts based on this level of performance.  For more detail on these compensation decisions, please see the discussion below under the heading “Annual Incentive Compensation.”
Executive Compensation Practices
Other features of our executive compensation program include:

•	We do not generally provide any perquisites to our named executive officers.

•	We do not offer retirement or pension plans other than our 401(k) savings plan.

•	We do not provide tax gross ups for executives.

•	Since our initial public offering in August 2010, we have not repriced outstanding equity awards and our equity incentive plan requires stockholder approval of repricings.

•	Our annual cash incentive programs include a cap on maximum payouts set at 150% of “target” incentive levels.

•
Our insider trading policy prohibits our named executive officers from engaging in short sales of Company securities or using Company securities as collateral in margin accounts and it also prohibits hedging and pledging transactions without prior consent from our audit committee.

•
Subject to the phase-in periods set forth in our Stock Ownership Policy (which is described in more detail under "Corporate Governance" elsewhere in this proxy statement), we require our Chief Executive Officer to hold Intralinks stock that is at least equal in value to three-times his current base salary and we require our other executive officers to hold Intralinks stock that is at least equal in value to their current base salaries.

•
In 2014, the Board of Directors adopted our Clawback Policy (which is described in more detail under "Corporate Governance" elsewhere in this proxy statement), which provides that if we are required to prepare an accounting restatement due to material non-compliance with any financial reporting requirement, a committee of independent directors may require a covered officer to repay the Company any incentive compensation received by that officer in excess of the amount the officer would have received based on the restated financial statement.

•
The compensation committee has sole authority to engage the service of, and approve the compensation of, outside consultants and advisors, which authorization is aimed at ensuring that the compensation committee receives independent and unbiased advice and analyses.

•
We have reviewed our compensation policies and practices for all employees and believe that any risks arising from our policies and programs are not reasonably likely to have a material adverse effect on the Company.

Consideration of 2015 Advisory Vote on Executive Compensation
In 2015, we asked our stockholders, through an advisory vote, to approve the compensation of our named executive officers for the 2014 fiscal year, as described in our 2015 proxy statement. The 2015 advisory vote received strong support from stockholders, garnering a 96.3% affirmative vote. The compensation committee considered the vote and other input received from stockholders and made no significant changes to its compensation decisions and policies for 2015 in light of that strong support and because it generally continued to find the existing approach appropriate for business in the current market environment. The compensation committee will, in consultation with its outside compensation consultant, consider changes to the Company's executive compensation program as appropriate in response to input from stockholders and evolving factors such as the nature of the Company's business environment and the competition the Company faces in attracting and retaining executive talent.
Role of Compensation Committee and Executive Officers
Our executive compensation program is administered by the compensation committee of our Board of Directors. Our compensation committee operates under a written charter adopted by our Board of Directors, which provides that the compensation committee has overall responsibility for:

•	overseeing our executive compensation policies, plans and programs;

•	reviewing our achievements as a company;

•	reviewing the achievements of our individual executive officers;

•	determining the type and level of compensation of our Chief Executive Officer and our other executive officers; and

•	making recommendations to our Board with respect to the compensation of our directors.
In reviewing and approving these matters, our compensation committee considers such matters as it deems appropriate, including our financial and operating performance, the alignment of the interests of our executive officers and our stockholders and our ability to attract and retain qualified and committed individuals.
For executive officers other than our Chief Executive Officer, the compensation committee typically seeks and considers input from our Chief Executive Officer regarding the responsibilities, performance and compensation of those other executive officers. Specifically, our Chief Executive Officer makes recommendations regarding base salary increases, incentive compensation and the grant of stock options, restricted stock units or other equity awards to our other named executive officers. These recommendations reflect compensation levels that our Chief Executive Officer believes are qualitatively commensurate with an executive officer's individual qualifications, experience, responsibility level, functional role, knowledge, skills and individual performance, as well as our Company's performance and the market for the position. Our Chief Executive Officer also generally participates in our compensation committee's deliberations about executive compensation matters. However, Mr. Hovsepian has not participated in the deliberation or determination of his own compensation. Our compensation committee considers our Chief Executive Officer's recommendations with respect to the other executive officers, but is not required to follow any of his recommendations and may adjust his recommendations up or down as it determines in its discretion. Our compensation committee or Board of Directors approves the specific compensation for all of our executive officers.

Role of Compensation Consultant
Our compensation committee has the authority to engage the services of outside consultants and advisors to assist it in making decisions regarding the establishment of our compensation programs and philosophy. Since September 2012, our compensation committee has retained Radford as its independent compensation consultant to advise the compensation committee on matters related to executive officer and director compensation. As part of this engagement, the compensation committee asked Radford to conduct a review of our 2014 peer group, make recommendations for our 2015 peer group and perform market analysis for 2015 compensation planning purposes. In addition, the Company provides data for and subscribes to three off-the-shelf surveys produced by Radford, titled Radford Global Technology Compensation Survey, Radford Global Sales Survey and Radford U.S. Benefits Survey, which our management team uses for non-executive compensation and benefits planning purposes. On occasion during 2015, Radford also provided us with custom reporting services based on these off-the-shelf surveys, which services were immaterial and did not impact Radford's independence. During 2015, Radford did not provide any services to us other than the executive compensation consulting services provided to our compensation committee and the sale of the off-the-shelf surveys and custom reports used by our management team as described above. Our compensation committee has determined that Radford is independent and that their work has not raised any conflicts of interest.
Based on our talent strategy, which is focused on attracting and retaining executives with the experience and capability to lead long-term sustainable growth, the companies selected for our 2015 peer group include a range of smaller, comparable, larger and more complex companies that represent realistic labor market competitors. Specifically, our peer group selection criteria included:

•	Companies that are similar with respect to industry, product offering, business model and geographic scope; and

•	Companies of comparable complexity based on:

◦	Revenue — targeted companies range between one-third to three times our trailing twelve month revenues; and

◦	Market Capitalization — targeted companies range between one-third to three times our current market value.
In selecting our 2015 peer group, we reviewed our 2014 peer group against our selection criteria and peer group overlap based on their status as labor market and business competitors. Following this review, several changes were made to the composition of our peer group. Nine companies in our 2014 peer group were identified as outside the above criteria for market capitalization and subsequently were replaced by six new peer companies in our 2015 peer group that better meet the above criteria.
The resulting 2015 peer group list approved by our compensation committee, which is set forth below, contains 19 named peers. We believe that a peer group of approximately this size is appropriate as it allows for greater continuity in future years if any of the named peers are disqualified as a result of acquisition or other factors. The following companies constitute the 2015 peer group whose data Radford analyzed to assist our compensation committee in setting executive officer compensation for 2015:

Actuate Corporation	Advent Software, Inc.	Bottomline Technologies, Inc.
BroadSoft, Inc.	Constant Contact, Inc.	Interactive Intelligence, Inc.
Internap Network Services Corp.	Jive Software, Inc.	Limelight Networks, Inc.
LogMeIn, Inc.	Medidata Solutions, Inc.	Perficient, Inc.
Proofpoint, Inc.	PROS Holdings, Inc.	Qlik Technologies, Inc.
RealPage, Inc.	Solar Winds, Inc.	Tangoe, Inc.
VASCO Data Sec Intl, Inc.

Our compensation committee reviews our executive compensation peer group annually and may replace companies in our peer group with others from time to time due to factors such as merger and acquisition activity, changes in market position and company size relative to our own, the emergence of new competitors or other similar factors.
Elements of Compensation
The elements of our executive compensation program include the following:

•	base salary;

•	annual performance-based incentive cash compensation;

•	stock-based incentive awards, such as stock options, restricted stock units and restricted stock awards; and

•	severance and change in control arrangements.
In addition, we provide our executives with benefits that are generally available to our U.S.-based salaried employees, including medical, dental, vision, group life and accidental death and dismemberment insurance, short- and long-term disability insurance and our 401(k) savings plan. We also offer to all of our U.S.-based employees, including our executive officers, a Company match under our

401(k) savings plan.
Our compensation committee has not established any formal policies or guidelines for allocating compensation between current and long-term equity compensation or between cash and non-cash compensation. Our compensation committee relies on its judgment rather than adopting a formulaic approach to compensation decisions in determining the amount and mix of compensation elements and whether each element provides the correct incentives and rewards for performance consistent with our short-term and long-term goals and objectives. However, we generally strive to manage base salaries at or near the market median for our peer group, with strong rewards via our cash and stock incentive programs when results exceed our corporate targets and, conversely, reduction (or elimination) when results fall below our corporate targets.
Base Salary
We provide base salary to our named executive officers and other employees to compensate them for services rendered on a day-to-day basis during the fiscal year. Base salary also provides guaranteed cash compensation to secure the services of our executive talent. The base salaries of our named executive officers are primarily established based on the scope of their responsibilities, experience, performance and contributions, taking into account comparable company data provided by the compensation consultant retained by our compensation committee and based upon our compensation committee's understanding of compensation paid to similarly situated executives, adjusted as necessary to recruit or retain specific individuals. We typically review the base salaries of our named executive officers annually and may also increase the base salary of a named executive officer at other times if a change in the scope of the executive's responsibilities, such as a promotion, justifies such consideration. Executive officer base salaries are generally set at levels that are proportionately higher than other managers in our Company to recognize their greater role in our success and additional managerial responsibilities.
We believe that providing a competitive base salary relative to the companies with which we compete for executives is a necessary element of a compensation program that is designed to attract and retain talented and experienced executives. We also believe that attractive base salaries can motivate and reward executives for their overall performance. Accordingly, the compensation philosophy and approach of our compensation committee is to generally provide base salaries for each of our executive officers at or near the 50th percentile base salary amount of similarly situated executives in our peer group.
2015 Base Salaries
Based on the above compensation philosophy, and following its annual evaluation of salaries in 2015 for our named executive officers, our compensation committee increased the base salaries of Messrs. Hovsepian, Joshi, Semel, Irwin and Gawlick effective April 1, 2015, as illustrated in the table below. In determining these increases, the compensation committee reviewed market data and considerations of internal pay equity. Mr. Lafond's base salary was set in connection with him joining the Company on June 30, 2015 and was set forth in his employment agreement.
Base salaries for our named executive officers for the year ended December 31, 2015, the effective date of salary increases and the percentage increase for 2014 base salaries were as follows:

Name and Position	Annual Salary	Effective Date	Percentage Increase from 2014 Base Salary
Ronald W. Hovsepian, President and Chief Executive Officer	$489,000	April 1, 2015	2.9%
Christopher J. Lafond, Executive Vice President, Chief Financial Officer	$360,000	June 30, 2015	N/A
Aditya Joshi, Executive Vice President, Products	$273,000	April 1, 2015	5.0%
Scott N. Semel, Executive Vice President, General Counsel and Secretary	$288,000	April 1, 2015	2.9%
Derek Irwin, Former Chief Financial Officer	$319,000	April 1, 2015	2.9%
Rainer Gawlick, Former Executive Vice President, Global Sales	$294,000	April 1, 2015	3.2%

Annual Incentive Compensation
We believe that some portion of annual cash compensation for our named executive officers and other key employees should be contingent upon successful company performance. Therefore, our named executive officers and other key employees are eligible to receive annual cash incentive compensation, referred to as a performance bonus, which is generally tied to overall Company performance. Our compensation committee established a cash incentive compensation program consistent with the foregoing principles.
For 2015, we adopted an annual incentive bonus plan under our 2010 Equity Incentive Plan, as amended and restated to date, which provides for, among other things, the payment of cash-based awards. We refer to the 2015 performance bonus plan as the 2015 Annual Incentive Plan and it includes corporate performance metrics and corresponding target bonus levels for our named executive officers and other key employees. For 2015, each named executive officer was eligible for a target cash-based performance bonus award under the 2015 Annual Incentive Plan tied to attainment of corporate performance targets for 2015. Each year, typically within the first 90 days of the year, our compensation committee selects the applicable corporate performance metrics for the fiscal year, which may include some or all of the following: cash flow (including, but not limited to, operating cash flow and free cash flow); revenue (including, but not limited to, total company revenue and revenue in specific industries or use cases); bookings; EBITDA (earnings before interest, taxes, depreciation and amortization); net income (loss) (either before or after interest, taxes, depreciation and/or amortization); changes in the market price of our common stock; acquisitions or strategic transactions; operating income (loss); return on capital, assets, equity, or investment; stockholder returns; return on sales; gross or net profit levels; productivity; expense; margins; operating efficiency; customer satisfaction; working capital; earnings (loss) per share of our common stock; or any of these metrics in comparison to a peer group.
Awards under the 2015 Annual Incentive Plan are based on achievement of each financial performance metric established for that year and begin at established thresholds. Our 2015 Annual Incentive Plan provided that no awards would be made unless the Company achieved at least 87.9% of the operating income before bonus target, at least 90.0% of the revenue target and at least 86.6% of the Enterprise 12-month backlog target; thereafter, award payouts would increase in a linear fashion between levels to 100% achievement of applicable targets. In addition, the 2015 Annual Incentive Plan provided that additional amounts would be paid (calculated in a linear manner between levels) if the Company exceeded its targets, with a maximum payout of 150% of the target award if the Company achieved 105.0% of its Enterprise 12-month backlog target, 106.0% of its revenue target and 153.5% of its operating income before bonus target. Each performance metric has its own weighting and amounts awarded are calculated separately based on achievement of each metric. Each named executive officer was required to be employed by the Company, or one of its subsidiaries, on the bonus payment date to be entitled to receive a bonus payment under the 2015 Annual Incentive Plan.
Under the 2015 Annual Incentive Plan, each of our named executive officers had an annual performance bonus target based upon a percentage of his base salary. Our compensation committee set the target performance bonus percentage for each named executive officer based on his position, the compensation committee's knowledge of the market compensation rates for the applicable position and internal pay equity. Our compensation committee set these performance target bonus percentages to provide that a substantial portion of each named executive officer's cash compensation would be linked directly to the performance of our business. Following its annual evaluation of compensation for our named executive officers, our compensation committee decided to maintain the target incentive levels of Messrs. Hovsepian, Joshi, Semel and Irwin without adjustment for 2015. For Mr. Gawlick, the compensation committee decided to increase his target bonus level from 60% to 75% of his base salary. In making the decision to increase Mr. Gawlick's target bonus level, the compensation committee considered market pay levels for individuals holding similar positions in our peer group, as well as the Company's philosophy of linking a significant portion of each executive officer's compensation directly to the performance of our business. Mr. Lafond's target bonus level was set at 75% of his base salary when he joined the Company on June 30, 2015.
The table below illustrates each participating named executive officer’s target bonus percentage, as well as the payout levels associated with various levels of achievement.

		2015 Bonus % of Base Salary when Overall Level Achievement Is ...
Name and Position	2015 Target Bonus as a % of Base Salary	Below Level 1	At Level 1	At Level 2	At Level 3	At Level 4	At Level 5
Ronald W. Hovsepian, President and Chief Executive Officer	130%	0%	65%	97.5%	104%	130%	195%
Christopher J. Lafond, Executive Vice President, Chief Financial Officer	75%	0%	37.5%	56.25%	60%	75%	112.5%
Aditya Joshi, Executive Vice President, Products	50%	0%	25%	37.5%	40%	50%	75%
Scott N. Semel, Executive Vice President, General Counsel and Secretary	50%	0%	25%	37.5%	40%	50%	75%
Derek Irwin, Former Chief Financial Officer	60%	0%	30%	45%	48%	60%	90%
Rainer Gawlick, Former Executive Vice President, Global Sales	75%	0%	37.5%	56.25%	60%	75%	112.5%
Our corporate financial goals for the 2015 Annual Incentive Plan were based on internal financial target levels for Enterprise 12-month backlog, revenue and operating income before bonus. Our compensation committee chose these metrics for 2015 because they supported our objective of achieving growth and had the effect of aligning the interests of our executives with the interests of our stockholders. We believe that Enterprise 12-month backlog was an appropriate measure for annual performance bonuses because it represented the committed future revenue to be derived from our Enterprise principal market. The performance targets set forth in the 2015 Annual Incentive Plan reflected substantial growth in Enterprise 12-month backlog as of the end of 2015. We believe that revenue is an appropriate measure for annual performance bonuses because it provides the executives with an incentive to achieve favorable current results, while also producing long-term growth for our Company. We believe that operating income before bonus is an appropriate measure for annual performance bonuses because it reflects the operational performance of our business during the applicable period and it requires focus on cost containment in order to support the profit strategy of the business. We define operating income before bonus for performance bonus purposes as revenue minus operating expense excluding bonus expense.
Our metrics for the 2014 Annual Incentive Plan were bookings, revenue and operating income before bonus (as defined in our 2015 proxy statement). Our compensation committee annually reviews the metrics proposed for inclusion in our annual incentive plan to ensure proper alignment with the Company's business and objectives. When setting the terms for our 2015 Annual Incentive Plan, our compensation committee decided to change the first metric to Enterprise 12-month backlog as that metric was closely aligned with the metrics we planned to discuss when presenting our 2015 financial performance. In addition, in 2015, one of our key objectives was to build momentum in our Enterprise principal market and position the Company for continued growth. To that end, the compensation committee determined that Enterprise 12-month backlog would serve as a leading indicator for the Company's future revenue growth in its Enterprise principal market.
Our Level 1, Level 2, Level 3, Level 4 and Level 5 targets for each of these financial performance metrics under the 2015 Annual Incentive Plan, or the Performance Metric Targets, are illustrated in the table below. In determining annual performance bonuses related to our 2015 performance, our compensation committee assesses the Company's performance for each metric independently of the other metrics. Performance achievement in between levels is determined based on a linear sliding scale.

Performance Metric	Performance Metric Weighting as a % of 2015 Annual Incentive Plan	Performance Metric Targets (in millions)
		1	2	3	4	5
Enterprise 12-month backlog	40%	$56.3	$60.1	$61.1	$65.0	$68.3
Revenue	35%	$255.8	$284.2	$285.7	$291.3	$301.3
Operating income before bonus	25%	$20.9	$23.8	$24.5	$28.0	$36.5
Our compensation committee established these financial goals after considering our historical financial performance and internal strategic objectives. In setting the Performance Metric Targets for 2015, we carefully analyzed prevailing business and market conditions and, as a result, our 2015 Performance Metric Targets reflected specific market and business line performance expectations including anticipated revenue and backlog growth, as well as our maintenance of margins. Given the significant growth expectation and weighting on Enterprise 12-month backlog in the 2015 Annual Incentive Plan, we set the Level 1 Performance Metric Target for this metric well above the level of the Company's achievement of that metric in 2014, which had been $50.3 million. For revenue and operating income before bonus, we set the Level 1 Performance Metric Target equal to last year's achievement of $255.8 million and $20.9 million, respectively.

In addition, in setting our 2015 Performance Metric Targets, we factored in the need to continue to invest in infrastructure transformation in order to drive our long-term growth strategy.
Our compensation committee also has the authority to award discretionary cash bonuses to our executive officers and non-executive employees. In addition, when making determinations regarding cash-based awards under the 2010 Equity Incentive Plan, our compensation committee has sole discretion and authority to administer and interpret the plan. Our compensation committee exercised this discretion to adjust individual awards based on individual performance and other considerations.
For the year ended December 31, 2015, on a constant currency basis, we exceeded Level 1 performance for Enterprise 12-month backlog with a result of $59.3 million, Level 2 performance for revenue with a result of $285.2 million and Level 3 performance for operating income before bonus with a result of $25.4 million. Based on these results, our named executive officers as of December 31, 2015 received the total cash incentive payments under our 2015 Annual Incentive Plan set forth in the table below.

	Actual 2015 Incentive Payout Based on Company Performance
Position	Actual 2015 Annual Incentive Plan Payout	Actual 2015 Incentive Payout as a % of Target	Actual 2015 Total Cash as a % of Target Total Cash (1)
Ronald W. Hovsepian, President and Chief Executive Officer	$483,800	77%	87%
Christopher J. Lafond, Executive Vice President, Chief Financial Officer	$110,000	81%	92%
Aditya Joshi, Executive Vice President, Products	$90,000	67%	89%
Scott N. Semel, Executive Vice President, General Counsel and Secretary	$115,000	80%	93%

(1)
The percentages set forth in this column are calculated by dividing the sum of the salary and bonus actually paid to the applicable named executive officer for 2015 by the sum of the named executive officer's base salary and target bonus for 2015, which numbers reflect base salary increases that went into effect on April 1, 2015.

Messrs. Irwin and Gawlick were not eligible for and did not receive payments under the 2015 Annual Incentive Plan as they were not employed by the Company on the date payments were made under that plan. However, Mr. Irwin received a pro-rated bonus payment of $76,721 pursuant to the terms of his separation agreement and waiver with the Company. See "Potential Payments upon Termination and Change in Control" below for a description of Mr. Irwin's separation agreement and release.
Stock Awards
Equity-based compensation is an integral part of our overall compensation program. Providing named executive officers with the opportunity to create significant wealth through stock ownership is a powerful tool to attract and retain highly qualified executives, achieve strong long-term stock price performance and align our executives' interests with our stockholders' interests. In addition, the vesting feature of our equity grants contributes to executive retention. These stock-based incentives, which in recent years have consisted solely of stock options, restricted stock awards and restricted stock units, are based on the compensation committee's analysis of relevant compensation information and were awarded with the intention of attracting key executives to join the Company and keeping the executives' overall compensation, including the equity component of that compensation, at a competitive level in line with the executive's position and reflective of the executive's contribution to our performance.
We maintain an equity award grant policy, put into place upon our initial public offering, that formalizes our policy for approving, setting the vesting terms of and pricing equity awards to our executive officers and employees. This policy, as amended and restated to date, provides for the establishment of an Interim Award Committee and the appointment of Mr. Hovsepian as the sole member of that committee. Under our current equity award grant policy, all equity awards must be approved by the Board of Directors, our compensation committee (or a subcommittee thereof) or the Interim Award Committee. The Interim Award Committee has the authority to grant equity awards to recently hired employees, employees we are seeking to retain and those who are recognized for promotion or performance (excluding our executive officers and employees designated as "key employees" in our proxy statement) according to guidelines approved by our compensation committee. Under our equity award grant policy, all option awards will have a per share exercise price equal to the fair market value of our common stock based on the closing market price on the effective date of grant and all restricted stock unit or restricted stock awards granted in dollars will be converted into a number of units or shares, as the case may be, based on the trailing 30 trading day average closing price of our common stock as of the effective date of grant. While our current equity incentive plans may permit the granting of equity awards at any time, our equity award grant policy provides that we will generally only grant incentive awards on a regularly scheduled basis, as follows:

•
grants made in connection with the hiring of a non-executive new employee or promotion, special recognition or retention of an existing employee will be made monthly and will generally be effective and priced on the last trading day of the month; and

•	grants made to existing employees, other than in connection with a promotion, special recognition or retention purposes, will generally be made, if at all, on an annual basis.
Typically, in determining the size of annual executive equity awards, the compensation committee considers peer group data prepared by the compensation committee's outside compensation consultant, in addition to each executive's performance and prior equity award history (considering the size and terms of prior awards and reviewing both unvested and outstanding equity held). The compensation committee considers both the value of the shares and the percentage of outstanding shares given to peer positions in making equity award decisions.
For 2015, our compensation committee approved the following equity awards to each of our named executive officers:

2015 Equity Awards
Name and Position	Nonqualified Stock Option Awards (#)	Option Exercise Price ($/Sh)	Restricted Stock Unit Awards (#)	Performance Stock Unit Awards (#)
Ronald W. Hovsepian, President and Chief Executive Officer	—	—	100,000	300,000
Christopher J. Lafond, Executive Vice President, Chief Financial Officer (1)	138,888	11.91	62,972	52,410
Aditya Joshi, Executive Vice President, Products	—	—	38,400	38,400
Scott N. Semel, Executive Vice President, General Counsel and Secretary	—	—	21,100	21,100
Derek Irwin, Former Chief Financial Officer	—	—	22,800	22,800
Rainer Gawlick, Former Executive Vice President, Global Sales	—	—	37,000	37,000

(1)
Represents equity awards granted to Mr. Lafond upon joining the Company on June 30, 2015 pursuant to his employment agreement. The closing price of our common stock on that date was $11.91. In the case of the other executive officers listed above, the awards listed in this table were granted on February 3, 2015 and the closing price of our common stock on that date was $10.98.

Each of the above stock option and restricted stock unit equity awards is subject to a four-year vesting schedule with 25% of the award vesting after one year and the remaining 75% vesting over the following three years in equal monthly installments. The performance stock unit awards are subject to both performance and service based vesting, where vesting is subject to the Company's common stock attaining, within five years from the grant date (or within three years from the grant date in the case of Mr. Hovsepian), a closing price of $16 per share for twenty consecutive trading days. Upon meeting the performance vesting condition, these awards then vest in equal quarterly installments over the following one-year period, subject to the award recipient's continued employment with the Company.
Severance and Change in Control Arrangements
Our goal in providing severance and change in control benefits is to offer sufficient cash continuity protection such that our executives will focus their full time and attention on the requirements of the business rather than the potential implications for their respective positions. We prefer to have certainty regarding the potential severance amounts payable to the named executive officers, rather than negotiating severance at the time that a named executive officer's employment terminates. We have also determined that accelerated vesting provisions with respect to equity awards in connection with a termination following a change in control are appropriate because they encourage our equity award holders, including our named executive officers, to stay focused on the business in those circumstances, rather than focusing on the potential implications for them personally. In addition, our named executive officers have entered into non-competition agreements with us that include a post-employment non-competition period. The compensation committee believes that these non-competition agreements serve to reduce the likelihood that competitors will seek to hire our named executive officers who have significant knowledge about our operations and short- and long-term strategies. We believe that offering severance packages to our named executive officers enhances the enforceability of the non-competition agreements they provide to us.
For a description of severance and change in control arrangements with our named executive officers, see "Employment Agreements" and "Potential Payments upon Termination or Change in Control" below.
Other Benefits
We believe that establishing competitive benefit packages for our employees is an important factor in attracting and retaining highly qualified personnel. Executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life and accidental death and dismemberment insurance, short- and long-term disability insurance and our 401(k) plan, in each case on the same basis as other employees. We also provide a matching contribution under our 401(k) savings plan to our U.S. employees generally, including our named executive officers.
We do not generally provide any perquisites to our named executive officers and they do not participate in any retirement or pension plan other than our standard 401(k) savings plan (including our company match). Our compensation committee believes that participation in the long-term appreciation in the value of our stock is expected to provide significant retirement value if we perform.
Clawback Considerations
As a public company, pursuant to Section 304 of the Sarbanes Oxley Act of 2002, if we are required to restate our financial results due to material noncompliance with any financial reporting requirements under the federal securities laws or as a result of misconduct, our chief executive officer and chief financial officer may be required to reimburse the Company for certain bonus or other incentive-based or equity-based compensation they had previously received.  We may also be required to amend our current Policy for Recoupment of Incentive Compensation, or the Clawback Policy (which is described in more detail under "Corporate Governance" elsewhere in this proxy statement and which we adopted in October 2014), to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act when the SEC adopts final rules that set forth the requirements for these types of clawback policies. The Clawback Policy applies to those employees who have been designated as "officers" for purposes of Section 16 of the Exchange Act, as amended and provides for the potential recoupment of certain excess incentive compensation if the Company were to be required to restate its financial statements.
Tax and Accounting Considerations
We have not provided or agreed to provide any of our executive officers or directors with a gross-up or other reimbursement for tax amounts they might pay pursuant to Section 4999 or Section 409A of the Code. Sections 280G and 4999 of the Code provide that executive officers, directors who hold significant stockholder interests and certain other service providers could be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of our Company that exceed certain limits, and that we or our successor could lose a deduction on the amounts subject to the additional tax. Section 409A also imposes additional significant taxes on the individual in the event that an employee, director or service provider receives “deferred compensation” that is not exempt from or does not meet the requirements of Section 409A.
For our financial statements, cash compensation, such as salary and bonus, is expensed and for our income tax returns, cash compensation is generally deductible except as set forth below. For equity-based compensation, we expense the fair value of such grants over the requisite service period.
Section 162(m) of the Code imposes a $1 million cap on the federal income tax deduction for compensation paid to our Chief Executive Officer and to certain other highly compensated officers during any fiscal year unless the compensation is “performance-based” under Section 162(m). Whenever possible, we endeavor to structure our compensation policies to qualify as performance-based under Section 162(m). Nonetheless, from time to time certain nondeductible compensation may be paid and the Board of Directors and the compensation committee reserve the authority to award nondeductible compensation to executive officers in appropriate circumstances.
Summary Compensation Table
The following table shows the compensation paid or accrued, during the fiscal years shown in the table below to the individuals who were our named executive officers during 2015.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards (1) ($)	Option Awards (1) ($)	Non-Equity Incentive Plan Compensation (2) ($)	All Other Compensation ($)		Total ($)
(a)	(b)	(c)	(d)		(e)	(f)	(g)	(h)		(i)
Ronald W. Hovsepian	2015	485,500	—		2,994,000	—	483,800	7,575	(3)	3,970,875
President and Chief Executive Officer	2014	475,000	—		3,083,500	—	476,100	7,075		4,041,675
	2013	475,000	—		1,645,000	806,025	475,000	6,033		3,407,058
Christopher J. Lafond (4)	2015	181,385	—		1,249,988	749,865	110,000	3,121	(3)	2,294,359
Executive Vice President, Chief Financial Officer
Aditya Joshi	2015	269,750	—		741,504	—	90,000	3,508	(3)	1,104,762
Executive Vice President, Products	2014	107,500	50,000	(8)	275,668	276,642	45,000	338		705,148
Scott N. Semel	2015	286,000	—		407,441	—	115,000	8,322	(3)	816,763
Executive Vice President, General Counsel and Secretary	2014	280,000	—		500,000	—	110,000	9,989		899,989
	2013	280,000	—		366,717	—	135,000	7,667		789,384
Derek Irwin (5)	2015	157,250			450,086	23,717	—	312,684	(6)	943,737
Former Chief Financial Officer	2014	310,000	—		400,000	—	130,000	6,643		846,643
	2013	310,000	—		157,163	—	175,000	5,833		647,996
Rainer Gawlick (7)	2015	148,142	—		740,992	69,662	—	439	(3)	959,235
Former Executive Vice President, Global Sales	2014	285,000	—		400,000	—	125,000	6,643		816,643
	2013	283,030	—		523,886	—	160,000	5,833		972,749

(1)
The amounts in the Stock Awards column (column e) and the Option Awards column (column f) reflect the aggregate grant date fair value of the equity awards granted during the respective fiscal year as computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The amounts shown do not correspond to the actual value that may be recognized by the named executive officer. The assumptions used in the calculation of these amounts are included in footnote 11 to the Company's audited financial statements for the fiscal year ended December 31, 2015 included in our Annual Report on Form 10-K. See the “2015 Grants of Plan-Based Awards” table for additional information on equity awards granted in 2015, including information on time-based and performance-based awards.

(2)	Represents annual cash incentive compensation under our Annual Incentive Plans for 2015, 2014 and 2013. See “Annual Incentive Compensation” above for additional details.

(3)
Represents the Company's 401(k) match and the IRS-required imputed premium on basic life insurance above $50,000 of coverage. In Mr. Hovsepian's case, it also represents an award payment of $333 made to Mr. Hovsepian in 2015 due to his status as a named inventor on one of our patent applications.

(4)
Mr. Lafond joined the Company on June 30, 2015. The value reported in the Salary column (column b) reflects base salary earned from that date through December 31, 2015. His annualized base salary for 2015 was $360,000.

(5)
Mr. Irwin left the Company on June 30, 2015. The value reported in the Salary column (column b) reflects base salary earned through the date of separation. Mr. Irwin's annualized base salary effective April 1, 2015 was $319,000. The value reported in the Option Awards column represents the incremental value attributable to the modification of Mr. Irwin's option awards per the terms of the separation and release agreement entered into by the Company and Mr. Irwin (the "Irwin Separation Agreement"). For additional information regarding the Irwin Separation Agreement see "Potential Payments upon Termination or Change in Control" below.

(6)
Represents (a) severance payments pursuant to the Irwin Separation Agreement of $239,250, of which $132,917 was paid as of December 31, 2015 and $106,333 will be paid by April 30, 2016, (b) a pro-rated incentive bonus payment of $72,761 paid on March 15, 2016 pursuant to the Irwin Separation Agreement and (c) the IRS-required imputed premium on basic life insurance above $50,000 of coverage for Mr. Irwin of $673.

(7)
Mr. Gawlick left the Company on July 5, 2015. The value reported in the Salary column (column b) reflects base salary earned through the date of separation. Mr. Gawlick's annualized base salary effective April 1, 2015 was $294,000. The amount reported in the Option Awards column represents the incremental value attributable to the modification of Mr. Gawlick's option awards to provide for the continuation of vesting of his option awards for a period of 90 days following his termination of employment and a post-termination exercise period for those option awards of 150 days.

(8)	Represents the sign-on bonus paid to Mr. Joshi in accordance with his employment agreement (which is described in greater detail below under the heading “Employment Agreements”).

Grants of Plan-Based Awards
The following table presents information on plan-based awards for the fiscal year ended December 31, 2015 to our named executive officers:
GRANTS OF PLAN-BASED AWARDS IN 2015 FISCAL YEAR

Name	Grant Date (1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards Target (#) (3)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Grant Date Fair Value of Equity Awards (4) ($)
		Threshold ($)	Target ($)	Maximum ($)
Ronald W. Hovsepian	2/3/2015	315,575	631,150	946,725	300,000	100,000	—	2,994,000
Christopher J. Lafond	6/30/2015	68,019	136,038	204,057	52,410	62,972	138,888	1,999,853
Aditya Joshi	2/3/2015	67,438	134,875	202,313	38,400	38,400	—	741,504
Scott N. Semel	2/3/2015	71,500	143,000	214,500	21,100	21,100	—	407,441
Derek Irwin (5)	2/3/2015	95,025	190,050	285,075	22,800	22,800	—	473,803
Rainer Gawlick (5)	2/3/2015	104,063	208,125	312,188	37,000	37,000	—	810,654

(1)	Reflects the grant date of restricted stock options and units granted in 2015.

(2)
The amounts shown in the threshold, target and maximum columns reflect the minimum, target and maximum amounts potentially payable under our 2015 Annual Incentive Plan, respectively, assuming the performance goals and other conditions were achieved at specified levels. Note that the amounts shown for Mr. Hovsepian, Joshi, Semel, Irwin and Gawlick reflect the mid-year increase in their rate of base salary, which was effective as of April 1, 2015. For Mr. Lafond, the amounts reported represent pro-rated amounts to reflect his start date with the Company of June 30, 2015.

(3)
The amounts shown reflect the number of shares that will vest under these restricted stock unit awards if the applicable performance conditions are satisfied. If the performance conditions are not satisfied, no shares will vest under these restricted stock unit awards.

(4)
This value reflects the grant date fair value and any incremental value attributable to modification of equity awards as computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used in the calculation of these amounts are included in footnote 11 to the Company's audited financial statements for the fiscal year ended December 31, 2015, included in our Annual Report on Form 10-K, as filed with the Securities and Exchange Commission on March 4, 2016.

(5)
The amounts shown for Mr. Irwin's and Mr. Gawlick's Estimated Future Payouts Under Non-Equity Incentive Plan Awards are calculated as if their employment had continued through March 15, 2016, the date on which payments were made to qualifying persons under the 2015 Annual Incentive Plan. Mr. Irwin's employment ended on June 30, 2015 and Mr. Gawlick's employment ended on July 5, 2015.

Outstanding Equity Awards
The following table sets forth certain information concerning the number of outstanding equity awards held by our named executive officers as of December 31, 2015. Mr. Irwin left the Company on June 30, 2015 and Mr. Gawlick left the Company on July 5, 2015 and they held no outstanding equity awards as of December 31, 2015.

OUTSTANDING EQUITY AWARDS AT 2015 FISCAL YEAR END

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stocks that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested (1) ($)	Equity Incentive Plan Awards: Number of Shares or Units of Stock that have not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Shares or Units of Stock that have not Vested (1) ($)
Ronald W. Hovsepian	1,300,000	(2)	—	(2)	6.05	12/15/2021	72,917	(3)	661,357	500,000	(4)	4,535,000
	177,083	(5)	72,917	(5)	6.58	2/7/2023	94,792	(6)	859,763	175,000	(7)	1,587,250
							100,000	(8)	907,000	300,000	(9)	2,721,000
Christopher J. Lafond	—	(10)	138,888	(10)	11.91	6/30/2025	62,972	(11)	571,156	52,410	(12)	475,359
Aditya Joshi	21,116	(13)	42,232	(13)	8.70	8/8/2024	21,124	(14)	191,595	38,400	(15)	348,288
							38,400	(16)	348,288
Scott N. Semel	78,750	(17)	11,250	(17)	7.25	2/1/2022	5,625	(18)	51,019	21,100	(19)	191,377
							16,255	(20)	147,433
							27,083	(21)	245,643
							21,100	(22)	191,377

(1)	The value of equity awards is based on the closing price of our stock on the NYSE on December 31, 2015, which was $9.07.

(2)
Represents a stock option award granted on December 15, 2011 for 1,300,000 shares of common stock under our 2010 Equity Incentive Plan. 25% of the shares vested on December 15, 2012 and the remainder of the shares vested at a rate of 6.25% per quarter thereafter until the award became fully vested on December 15, 2015.

(3)
Represents a restricted stock unit, or RSU, award granted on February 7, 2013 for 250,000 shares of common stock under our 2010 Equity Incentive Plan. 25% of the RSUs vested on February 28, 2014 and the remainder of the RSUs vests at a rate of 2.08% per month thereafter such that the award becomes fully vested on February 28, 2017.

(4)
Represents a performance-based restricted stock award granted on February 1, 2012 for 500,000 shares of restricted common stock under our 2010 Equity Incentive Plan. This award is divided into four tranches of 125,000 shares, with the vesting of each tranche subject to the Company's common stock attaining, within five years from the grant date, a closing price of at least $15, $20, $25, and $30 per share, respectively, for twenty consecutive trading days. Upon meeting the respective performance vesting condition, each tranche then vests in equal quarterly installments over a one-year period subject to Mr. Hovsepian's continued employment with the Company.

(5)
Represents a stock option award granted on February 7, 2013 for 250,000 shares of common stock under our 2010 Equity Incentive Plan. 25% of the options vested on February 28, 2014 and the remainder of the options vests at a rate of 2.08% per month thereafter such that the award becomes fully vested on February 28, 2017.

(6)
Represents an RSU award granted on February 4, 2014 for 175,000 shares of common stock under our 2010 Equity Incentive Plan. 25% of the RSUs vested on February 28, 2015 and the remainder of the RSUs vests at a rate of 2.08% per month thereafter such that the award becomes fully vested on February 28, 2018.

(7)
Represents a performance-based RSU award granted on February 4, 2014 for 175,000 shares of common stock under the 2010 Equity Incentive Plan. Vesting is subject to the Company's common stock attaining, within three years from the grant date, a closing price of at least $15 per share for twenty consecutive trading days. Upon meeting the performance vesting condition, this award then vests in equal quarterly installments over a one-year period subject to Mr. Hovsepian's continued employment with the Company.

(8)
Represents an RSU award granted on February 3, 2015 for 100,000 shares of common stock under our 2010 Equity Incentive Plan. 25% of the RSUs vested on February 28, 2016 and the remainder of the RSUs vests at a rate of 2.08% per month thereafter such that the award becomes fully vested on February 28, 2019.

(9)
Represents a performance-based RSU award granted on February 3, 2015 for 300,000 shares of common stock under the 2010 Equity Incentive Plan. Vesting is subject to the Company's common stock attaining, within three years from the grant date, a closing price of at least $16 per share for twenty consecutive trading days. Upon meeting the respective performance vesting condition, this award then vests in equal quarterly installments over a one-year period subject to Mr. Hovsepian's continued employment with the Company.

(10)
Represents a stock option award granted on June 30, 2015 for 138,888 shares of common stock under our 2010 Equity Incentive Plan. 25% of the shares subject to this option vest on June 30, 2016 and the remainder of the shares vest at a rate of 2.08% per month thereafter such that the award becomes fully vested on June 30, 2019.

(11)
Represents an RSU award granted on June 30, 2015 for 67,972 shares of common stock under our 2010 Equity Incentive Plan. 25% of the RSUs vests on June 30, 2016 and the remainder of the RSUs vests at a rate of 2.08% per month thereafter such that the award becomes fully vested on June 30, 2019.

(12)
Represents a performance-based RSU award granted on June 30, 2015 for 52,410 shares of common stock under the 2010 Equity Incentive Plan. Vesting is subject to the Company's common stock attaining, within five years from the grant date, a closing price of at least $16 per share for twenty consecutive trading days. Upon meeting the performance vesting condition, this award then vests in equal quarterly installments over a one-year period subject to Mr. Lafond's continued employment with the Company.

(13)
Represents a stock option award granted on August 8, 2014 for 63,348 shares of common stock under our 2010 Equity Incentive Plan. 25% of the shares subject to this option vested on August 31, 2015 and the remainder of the shares vest at a rate of 2.08% per month thereafter such that the award becomes fully vested on August 31, 2018.

(14)
Represents an RSU award granted on August 8, 2014 for 31,686 shares of common stock under our 2010 Equity Incentive Plan. 25% of the RSUs vested on August 31, 2015 and the remainder of the RSUs vests at a rate of 2.08% per month thereafter such that the award becomes fully vested on August 31, 2018.

(15)
Represents a performance-based RSU award granted on February 3, 2015 for 38,400 shares of common stock under the 2010 Equity Incentive Plan. Vesting is subject to the Company's common stock attaining, within five years from the grant date, a closing price of at least $16 per share for twenty consecutive trading days. Upon meeting the performance vesting condition, this award then vests in equal quarterly installments over a one-year period subject to Mr. Joshi's continued employment with the Company.

(16)
Represents an RSU award granted on February 3, 2015 for 38,400 shares of common stock under our 2010 Equity Incentive Plan. 25% of the RSUs vested on February 28, 2016 and the remainder of the RSUs vests at a rate of 2.08% per month thereafter such that the award becomes fully vested on February 28, 2019.

(17)
Represents a stock option award granted on February 1, 2012 for 90,000 shares of common stock under our 2010 Equity Incentive Plan. 25% of the shares subject to this option vested on January 31, 2013 and the remainder of the shares vest at a rate of 1.78% per month thereafter such that the award becomes fully vested on July 31, 2016.

(18)
Represents an RSU award granted on February 1, 2012 for 45,000 shares of common stock under our 2010 Equity Incentive Plan. 25% of the RSUs vested on January 31, 2013 and the remainder of the RSUs vests at a rate of 1.78% per month thereafter such that the award becomes fully vested on July 31, 2016.

(19)
Represents a performance-based RSU award granted on February 3, 2015 for 21,100 shares of common stock under the 2010 Equity Incentive Plan. Vesting is subject to the Company's common stock attaining, within five years from the grant date, a closing price of at least $16 per share for twenty consecutive trading days. Upon meeting the respective performance vesting condition, this award then vests in equal quarterly installments over a one-year period subject to Mr. Semel's continued employment with the Company.

(20)
Represents an RSU award granted on February 7, 2013 for 55,732 shares of common stock under our 2010 Equity Incentive Plan. 25% of the RSUs vested on February 28, 2014 and the remainder of the RSUs vests at a rate of 2.08% per month thereafter such that the award becomes fully vested on February 28, 2017.

(21)
Represents an RSU award granted on February 4, 2014 for 50,000 shares of common stock under our 2010 Equity Incentive Plan. 25% of the RSUs vested on February 28, 2015 and the remainder of the RSUs vests at a rate of 2.08% per month thereafter such that the award becomes fully vested on February 28, 2018.

(22)
Represents an RSU award granted on February 3, 2015 for 21,100 shares of common stock under our 2010 Equity Incentive Plan. 25% of the RSUs vested on February 28, 2016 and the remainder of the RSUs vests at a rate of 2.08% per month thereafter such that the award becomes fully vested on February 28, 2019.

Option Exercises and Stock Vested
Except as set forth in the following table, no options were exercised and no restricted stock or restricted stock units vested for our 2015 named executive officers during the fiscal year ended December 31, 2015:
OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2) ($)
Ronald W. Hovsepian	—	—	142,708	1,455,538
Christopher J. Lafond	—	—	—	—
Aditya Joshi	—	—	10,562	107,859
Scott N. Semel	—	—	46,493	473,923
Derek Irwin	262,500	1,223,066	28,297	310,992
Rainer Gawlick	191,154	1,322,769	14,298	155,516

(1)	The value realized on exercise of an option award is based on the difference between the fair market value of our common stock on the date of exercise and the exercise price of the option.

(2)	The value realized on vesting of restricted stock units is based on the closing price of our common stock on the trading date immediately preceding the date of vesting.

Pension Benefits
None of our named executive officers participates in or has account balances in qualified or non-qualified defined benefit plans sponsored by us.

Non-Qualified Deferred Compensation
None of our named executive officers participates in or has account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us.
Employment Agreements
The following summaries are qualified in their entirety by reference to the actual employment agreements in effect between us and our executive officers. Further, the information summarized below reflects increases in base salary rates for our executive officers that were approved in February 2016 and became effective on April 1, 2016. The compensation committee concluded that these increases were competitive and appropriate given each executive officer's individual role and contribution to our performance.
Employment Agreement with Mr. Hovsepian
In connection with his appointment as our President and Chief Executive Officer, the Company entered into an employment agreement with Mr. Hovsepian, effective December 15, 2011. Mr. Hovsepian currently receives an annual base salary of $513,500 and is eligible to receive an annual bonus equal to 130% of his annual base salary, based on criteria established by our compensation committee. Mr. Hovsepian is also eligible to participate in the Company's employee benefit plans in a manner consistent with other executives of the Company.
In the event the Company terminates Mr. Hovsepian's employment without cause or he terminates his employment for good reason (each as defined in his employment agreement), he is entitled to (i) an amount equal to twenty-four months' of base salary at the rate in effect at termination payable in a lump sum, plus a prorated portion of any annual bonus he would have earned in the year of termination had he remained employed through the calendar year, (ii) continuation of his health benefits for twelve months (or such sooner date as he begins employment with another employer), (iii) twelve months of accelerated vesting of equity awards held by Mr. Hovsepian that are subject to time-based vesting, and (iv) with respect solely to the December 15, 2011 option award, a post-termination exercise period for the vested portion of that option award until the earlier of twelve months post-termination or the expiration date of the award.
In the event of a change in control of the Company, Mr. Hovsepian's employment agreement provides that any unvested equity awards subject to time-based vesting held by Mr. Hovsepian will fully vest. Equity awards subject to the achievement of any performance-based conditions will only vest if the performance conditions have been met at the time of the change in control. In the event Mr. Hovsepian's employment is terminated within one year following a change in control by the Company without cause or by Mr. Hovsepian for good reason (as those terms are defined in his employment agreement), Mr. Hovsepian shall be entitled to (i) a payment equal to 2.5 times the sum of his annual base salary at the rate in effect at termination plus his target annual bonus, (ii) continuation of his health benefits for one year (or such sooner date as he begins employment with another employer), (iii) twelve months of accelerated vesting of equity awards held by Mr. Hovsepian that are subject to time-based vesting, and (iv) with respect solely to his December 15, 2011 option award, extension of the post-termination exercise period for the vested portion of the option award until the earlier of twelve months following termination or the expiration date of the award.
The Company's obligations under his employment agreement are subject to Mr. Hovsepian's compliance with a covenant not to compete with the Company for a period of one year following any termination of his employment. Moreover, the payment of any severance amounts is subject to Mr. Hovsepian's execution of a general release in favor of the Company.
Employment Agreement with Mr. Lafond
In connection with his appointment as our Chief Financial Officer, the Company entered into an employment agreement with Mr. Lafond, effective June 30, 2015. Mr. Lafond currently receives an annual base salary of $375,000. Pursuant to the terms of his employment agreement, Mr. Lafond is eligible to receive an annual bonus based on criteria determined by our compensation committee, with a target bonus equal to 75% of his annual base salary. Mr. Lafond is also eligible to participate in the Company's employee benefit plans in a manner consistent with other executives of the Company.
In the event the Company terminates Mr. Lafond's employment for any reason other than cause (as defined in his employment agreement), death or disability, he is entitled to (i) an amount equal to six months of base salary at the rate in effect at termination in the form of salary continuation, plus a prorated portion of any annual bonus he would have earned for the year of termination had he remained employed through the calendar year, (ii) continuation of his health benefits for six months (or such sooner date as he begins employment with another employer), and (iii) six months of accelerated vesting of all equity awards held by Mr. Lafond that are subject to time-based vesting.
In the event of a change in control of the Company, Mr. Lafond's employment agreement provides that the stock options and restricted stock units granted to Mr. Lafond on June 30, 2015 shall become fully vested, provided that, in the case of the performance-based restricted stock unit award, the performance metric has been met at the time of the change in control. In the event Mr. Lafond's employment is terminated within one year following a change in control by the Company without cause (as defined in his employment agreement) or by Mr. Lafond for good reason (as defined in the Senior Executive Severance Plan), Mr. Lafond shall be entitled to the benefits detailed under the heading “Senior Executive Severance Plan” below.
The Company's obligations under his employment agreement are subject to Mr. Lafond's compliance with a covenant not to compete with the Company for a period of one year following any termination of his employment. Moreover, the payment of any severance amounts is subject to his execution of a general release in favor of the Company.
Employment Agreement with Mr. Joshi
In connection with his appointment as our Executive Vice President, Products, the Company entered into an employment agreement with Mr. Joshi, effective August 8, 2014. Mr. Joshi currently receives an annual base salary of $290,000 and is eligible to receive an annual bonus based on criteria determined by our compensation committee, with a target bonus equal to 50% of his annual base salary. In addition, pursuant to his employment agreement, Mr. Joshi received a signing bonus of $50,000, which was paid in a lump sum within 30 days of his start date. Mr. Joshi's employment agreement also provided that if Mr. Joshi had voluntarily terminated his employment with the Company prior to the 12-month anniversary of his start date, he would have been required to repay the signing bonus to the Company.  Mr. Joshi is eligible to participate in the Company's employee benefit plans in a manner consistent with other executives of the Company.
In the event the Company terminates Mr. Joshi's employment for any reason other than cause (as defined in his employment agreement), death or disability, he is entitled to (i) an amount equal to six-months of base salary at the rate in effect at termination in the form of salary continuation, plus a prorated portion of any annual bonus he would have earned for the year of termination had he remained employment through the calendar year, (ii) continuation of his health benefits for six months (or such sooner date as he begins employment with another employer), and (iii) six months of accelerated vesting of all equity awards held by Mr. Joshi that are subject to time-based vesting.
In the event of a change in control of the Company, Mr. Joshi employment agreement provides that the stock options and restricted stock units granted to Mr. Joshi in August 2014 shall vest in full. In the event Mr. Joshi's employment is terminated within one year following a change in control by the Company without cause (as defined in his employment agreement) or by Mr. Joshi for good reason (as defined in the Senior Executive Severance Plan), Mr. Joshi shall be entitled to the benefits detailed under the heading “Senior Executive Severance Plan” below.
The Company's obligations under his employment agreement are subject to Mr. Joshi's compliance with a covenant not to compete with the Company for a period of one year following any termination of his employment. Moreover, the payment of any severance amounts is subject to his execution of a general release in favor of the Company.
Employment Agreement with Mr. Semel
In connection with his appointment as our Executive Vice President, General Counsel and Secretary, the Company entered into an employment agreement with Mr. Semel, effective January 27, 2012. Mr. Semel currently receives an annual base salary of $300,000. Pursuant to the terms of his employment agreement, Mr. Semel is eligible to receive an annual bonus based on criteria determined by our compensation committee, with a target bonus equal to 50% of his annual base salary. Mr. Semel is also eligible to participate in the Company's employee benefit plans in a manner consistent with other executives of the Company.
In the event the Company terminates Mr. Semel's employment for any reason other than cause (as defined in his employment agreement), death or disability, he is entitled to (i) an amount equal to six months of base salary at the rate in effect at termination in the form of salary continuation, plus a prorated portion of any annual bonus earned he would have earned in the year of termination had he remained employed through the calendar year, (ii) continuation of his health benefits for six months (or such sooner date as he begins employment with another employer), and (iii) six months of accelerated vesting on all equity awards held by Mr. Semel that are subject to time-based vesting.
In the event of a change in control of the Company, Mr. Semel's employment agreement provides that the stock options and restricted stock units granted to Mr. Semel in February 2012 shall vest in full. In the event Mr. Semel's employment is terminated within one year following a change in control by the Company without cause (as defined in his employment agreement) or by Mr. Semel for good reason (as defined in the Senior Executive Severance Plan), Mr. Semel shall be entitled to the benefits detailed under the heading “Senior Executive Severance Plan” below.
The Company's obligations under his employment agreement are subject to Mr. Semel's compliance with a covenant not to compete with the Company for a period of one year following any termination of his employment. Moreover, the payment of any severance amounts is subject to his execution of a general release in favor of the Company.
Potential Payments upon Termination or Change in Control
In the section below, we have summarized the severance and change in control arrangements provided to our named executive officers, as well as the potential payments Messrs. Hovsepian, Lafond, Joshi and Semel would receive upon the following types of termination of employment:
•termination by us for cause or upon death or disability or termination by the executive other than for good reason;

•	termination of employment by us without cause or, in the case of Mr. Hovsepian, by the executive for good reason prior to a change in control; and
•termination of employment by us without cause or by the executive for good reason following a change in control.
For Messrs. Irwin and Gawlick, we have summarized the payments and benefits each received upon termination of employment with the Company on June 30, 2015 and July 5, 2015, respectively.
The Senior Executive Severance Plan and the employment agreements with our named executive officers contain a “best after-tax benefit” provision, which provides that, to the extent that any amounts payable to an executive in connection with a change in control of the Company would constitute excess parachute payments within the meaning of Section 280G of the Code, the Company shall either pay the executive the full amount due under the agreement or, alternatively, reduce his or her severance payments to an amount whereby no Section 4999 excise tax would be due, whichever provides the highest net after-tax severance benefit to the executive. None of our named executive officers is entitled to receive a “gross-up” or similar payment for any excise taxes that may become payable in connection with a change in control.
Senior Executive Severance Plan
In December 2009, we adopted a Senior Executive Severance Plan that provides participating members of our senior management team, including certain of our current named executive officers (specifically Messrs. Lafond, Joshi and Semel, but not Mr. Hovsepian) with so-called "double-trigger" change in control benefits that are only payable if a participant is terminated under certain circumstances within twelve months following a change in control.
Our Senior Executive Severance Plan provides that, in the event of a termination of employment of any of our named executive officers or other key employees who are named as participants under this plan for any reason other than for cause or the individual's death or disability, or if such individual terminates his or her employment for good reason, in either case, within twelve months following a change in control, the individual will be entitled to:

•	a lump-sum cash payment equal to 100% of his or her annual base salary;

•	a lump-sum cash payment equal to 100% of his or her target bonus for the year in which the termination of employment occurs; and

•
continued participation for the executive and his or her eligible dependents in the Company's health plans for twelve months (or the date upon which such executive becomes entitled to coverage by another employer or the date upon which the executive ceases to be eligible for COBRA, if sooner), with the Company paying the Company portion of the premium and the executive paying the employee portion of the premium.

Any eligible executive officer or other key employee who would otherwise be entitled to severance benefits under his or her employment agreement in connection with a change of control will receive the greater (as determined by us) of the benefits contemplated by that agreement or the benefits provided under our Senior Executive Severance Plan.
Acceleration of Vesting upon a Change in Control
Generally the terms of our equity award agreements with our named executive officers provide that vesting of the unvested portion of each of our named executive officer's equity awards will accelerate by 100% upon any change in control if those awards are not assumed by, or substituted for equivalent awards of, the acquiring entity in such change in control. In addition, the equity award agreements for the new-hire equity awards made to Messrs. Lafond, Joshi and Semel provide that, in the event of change in control of the Company, they shall each be entitled to 100% accelerated vesting of the applicable executive's new-hire equity grant or grants immediately prior to the consummation of such change in control, and Mr. Hovsepian's employment agreement provides for 100% accelerated vesting of all equity awards subject to time-based vesting upon a change in control. If assumed, the equity award agreements with our senior executives generally provide for 100% accelerated vesting upon termination of employment without cause or by the executive for good reason within twelve months following a change in control. In addition, the equity award agreements for awards made to our senior executive officers after January 1, 2014 generally provide for 100% accelerated vesting in the event that we have entered into a definitive agreement with respect to a change in control and we terminate an executive's employment without cause upon the written request of the acquirer in the change in control.
The severance arrangements described above provide incentives for our executives to comply with their post-employment covenants and grant us the ability to suspend payment if an executive has breached these post-employment covenants. Our independent compensation consultant reviewed the change in control and severance benefits we have in place for our named executive officers and reported that the amounts and other terms of these severance arrangements were within market norms.
Separation Agreement and Waiver with Mr. Irwin
In connection with the termination of his employment with the Company on June 30, 2015, we entered into the Irwin Separation Agreement pursuant to which Mr. Irwin received nine months of accelerated vesting of all of his time-based equity awards. In addition, in exchange for his execution of the Irwin Separation Agreement, the Company paid Mr. Irwin (i) a separation payment of $239,250, payable in semi-monthly installments over nine months following his date of termination, (ii) a pro-rated bonus payment of $76,721, based on a pro-rated portion of the bonus he would have received had he remained employed with the Company through the end of the calendar year, and (iii) reimbursement for the premiums for continued family medical and dental coverage until the earlier of December 31, 2015 or the date on which Mr. Irwin began employment with another employer. The Irwin Separation Agreement also provided that the Company would provide Mr. Irwin with three months of outplacement services. The Irwin Separation Agreement includes a general release of claims in favor of the

Company, mutual non-disparagement provisions and acknowledgment and affirmation of the restrictive covenants contained in Mr. Irwin’s employment agreement with the Company.
The following tables describe the potential payments and benefits upon employment termination or change in control for our President and Chief Executive Officer, Mr. Hovsepian, our Executive Vice President, Chief Financial Officer, Mr. Lafond, our Executive Vice President, Products, Mr. Joshi, and our Executive Vice President, General Counsel and Secretary, Mr. Semel, as if each of their respective employments had terminated on December 31, 2015, the last business day of our most recently completed fiscal year.

For Mr. Irwin, the table below summarizes the payments and benefits he received in connection with the termination of his employment with the Company on June 30, 2015. For Mr. Gawlick, the disclosure below summarizes the payments and benefits he received in connection with the termination of his employment with the Company on July 5, 2015.
Ronald W. Hovsepian

Executive Benefits and Payments Upon Termination	Termination by the Company Without Cause or Voluntary Resignation for Good Reason	Termination by the Company Without Cause, or Voluntary Resignation for Good Reason, Within 12 Months Following Change in Control		Value of Equity Upon Change in Control (1)
Base Salary (2)	$978,000	$1,222,500		$—
Bonus (3)	631,150	1,589,250		—
Value of vested equity (4)	4,366,937	—		4,366,937
Value of accelerated equity (5)	1,535,018	—		2,609,684
Continued health benefits (6)	13,590	13,590		—
Total	$7,524,695	$2,825,340	(7)	$6,976,621

(1)	Pursuant to Mr. Hovsepian's employment agreement, in the event of a change in control of the Company, any unvested equity awards held by Mr. Hovsepian subject to service vesting will fully vest.

(2)
Pursuant to Mr. Hovsepian's employment agreement, he is entitled to two times his then current base salary in the event of a termination by the Company without cause or by Mr. Hovsepian for good reason. He is entitled to 2.5 times his then current base salary for the year in which termination of employment occurs if his employment is terminated by the Company without cause or by him for good reason within one year following a change in control.

(3)
Pursuant to Mr. Hovsepian's employment agreement, he is entitled to receive a prorated bonus upon termination by the Company without cause or by Mr. Hovsepian for good reason without a change in control. He is entitled to an amount equal to 2.5 times his full target bonus for the year in which termination of employment occurs if his employment is terminated by the Company without cause or by him for good reason within one year following a change in control.

(4)	Reflects the in-the-money value of all vested and outstanding equity awards based on the closing price of our stock on the NYSE on December 31, 2015, which was $9.07 per share.

(5)	Reflects the accelerated in-the-money value of all eligible unvested outstanding equity based on the closing price of our stock on the NYSE on December 31, 2015, which was $9.07 per share.

(6)
Pursuant to Mr. Hovsepian’s employment agreement, he is entitled to continuation of health benefits for up to twelve months in event of termination by the Company without cause or by Mr. Hovsepian for good reason.

(7)
Mr. Hovsepian's employment agreement has a “best after-tax benefit” provision that provides that, to the extent his severance payments would constitute excess parachute payments within the meaning of Section 280G of the Code, the Company shall pay him the full amount due under the agreement or alternatively, reduce his severance payments to an amount whereby no Section 4999 excise tax would be due, whichever provides the highest after-tax severance benefit Mr. Hovsepian. In this scenario, the full amount due provides the highest after-tax severance benefit.

Christopher J. Lafond

Executive Benefits and Payments Upon Termination	Termination by the Company Without Cause	Termination by the Company Without Cause, or Voluntary Resignation for Good Reason, Within 12 Months Following Change in Control		Value of Equity Upon Change in Control(1)
Base Salary (2)	$180,000	$360,000		$—
Bonus (3)	136,038	270,000		—
Value of vested equity (4)	—	—		—
Value of accelerated equity (5)	142,789	—		571,156
Continued health benefits	7,158	14,316		—
Total	$465,985	$644,316	(6)	$571,156

(1)
Accelerated vesting indicated in this column is applicable only in the event that equity awards are not assumed by, or substituted for equivalent awards of, the acquiring entity in connection with the change in control.

(2)
Pursuant to Mr. Lafond's employment agreement, he is entitled to receive six months of his then current base salary if terminated by the Company without cause without a change in control. He is entitled to his then current base salary for the year in which termination of employment occurs if his employment is terminated by the Company without cause or by him for good reason within twelve months following a change in control.

(3)
Pursuant to Mr. Lafond's employment agreement, he is entitled to receive a prorated bonus upon termination by the Company without cause without a change in control. He is entitled to his target bonus for the year in which termination of employment occurs if his employment is terminated by the Company without cause or by him for good reason within twelve months following a change in control.

(4)	Reflects the in-the-money value of all vested and outstanding equity awards based on the closing price of our stock on the NYSE on December 31, 2015, which was $9.07 per share.

(5)	Reflects the accelerated in-the-money value of all eligible unvested outstanding equity based on the closing price of our stock on the NYSE on December 31, 2015, which was $9.07 per share.

(6)
Mr. Lafond's employment agreement and the Senior Executive Severance Plan have a “best after-tax benefit” provision that provides that to the extent an executive's severance payments would constitute excess parachute payments within the meaning of Section 280G of the Code, then the Company shall either pay him the full amount due under the agreement or alternatively, reduce his severance payments to an amount whereby no Section 4999 excise tax would be due, whichever provides the highest after-tax severance benefit to the executive. In this scenario, the full amount due provides the highest after-tax severance.

Aditya Joshi

Executive Benefits and Payments Upon Termination	Termination by the Company Without Cause	Termination by the Company Without Cause, or Voluntary Resignation for Good Reason, Within 12 Months Following Change in Control		Value of Equity Upon Change in Control(1)
Base Salary (2)	$136,500	$273,000		$—
Bonus (3)	134,875	136,500		—
Value of vested equity (4)	7,813	7,813		7,813
Value of accelerated equity (5)	154,952	348,288	(6)	207,221
Continued health benefits	7,317	14,634		—
Total	$441,457	$780,235	(7)	$215,034

(1)
Accelerated vesting indicated in this column is applicable only in the event that equity awards are not assumed by, or substituted for, equivalent awards of the acquiring entity in connection with the change in control.

(2)
Pursuant to Mr. Joshi's employment agreement, he is entitled to receive six months of his then current base salary if terminated by the Company without cause without a change in control. He is entitled to his then current base salary for the year in which termination of employment occurs if his employment is terminated by the Company without cause or by him for good reason within twelve months following a change in control.

(3)
Pursuant to Mr. Joshi's employment agreement, he is entitled to receive a prorated bonus upon termination by the Company without cause without a change in control. He is entitled to his target bonus for the year in which termination of employment occurs if his employment is terminated by the Company without cause or by him for good reason within twelve months following a change in control.

(4)	Reflects the in-the-money value of all vested and outstanding equity awards based on the closing price of our stock on the NYSE on December 31, 2015, which was $9.07 per share.

(5)	Reflects the accelerated in-the-money value of all eligible unvested outstanding equity based on the closing price of our stock on the NYSE on December 31, 2015, which was $9.07 per share.

(6)
Represents the value of all time-based equity awards held by Mr. Joshi other than his new hire equity awards. These awards are subject to a double-trigger acceleration and vest in full if Mr. Joshi's employment is terminated by the Company without cause or by him for good reason within twelve months following a change in control. The value of Mr. Joshi's accelerated new hire equity awards are reported in the "Value of Equity Upon Change in Control" column of this table.

(7)
Mr. Joshi's employment agreement and the Senior Executive Severance Plan have a “best after-tax benefit” provision that provides that to the extent an executive's severance payments would constitute excess parachute payments within the meaning of Section 280G of the Code, then the Company shall either pay him the full amount due under the agreement or alternatively, reduce his severance payments to an amount whereby no Section 4999 excise tax would be due, whichever provides the highest after-tax severance benefit to the executive. In this scenario, the full amount due provides the highest after-tax severance benefit.

Scott N. Semel

Executive Benefits and Payments Upon Termination	Termination by the Company Without Cause	Termination by the Company Without Cause, or Voluntary Resignation for Good Reason, Within 12 Months Following Change in Control		Value of Equity Upon Change in Control(1)
Base Salary (2)	$144,000	$288,000		$—
Bonus (3)	143,000	144,000		—
Value of vested equity (4)	143,325	143,325		143,325
Value of accelerated equity (5)	244,935	584,453	(6)	71,494
Continued health benefits	6,795	13,590		—
Total	$682,055	$1,173,368	(7)	$214,819

(1)
Accelerated vesting indicated in this column is applicable only in the event that equity awards are not assumed by, or substituted for, equivalent awards of the acquiring entity in connection with the change in control.

(2)
Pursuant to Mr. Semel's employment agreement, he is entitled to receive six months of his then current base salary if terminated by the Company without cause without a change in control. He is entitled to his then current base salary for the year in which termination of employment occurs if his employment is terminated by the Company without cause or by him for good reason within twelve months following a change in control.

(3)
Pursuant to Mr. Semel's employment agreement, he is entitled to receive a prorated bonus upon termination by the Company without cause without a change in control. He is entitled to his target bonus for the year in which termination of employment occurs if his employment is terminated by the Company without cause or by him for good reason within twelve months following a change in control.

(4)	Reflects the in-the-money value of all vested and outstanding equity awards based on the closing price of our stock on the NYSE on December 31, 2015, which was $9.07 per share.

(5)	Reflects the accelerated in-the-money value of eligible unvested outstanding equity based on the closing price of our stock on the NYSE on December 31, 2015, which was $9.07 per share.

(6)
Represents the value of all time-based equity awards held by Mr. Semel other than his new hire equity awards. These awards are subject to a double-trigger acceleration and vest in full if Mr. Semel's employment is terminated by the Company without cause or by him for good reason within twelve months following a change in control. The value of Mr. Semel's accelerated new hire equity awards are reported in the "Value of Equity Upon Change in Control" column of this table.

(7)
Mr. Semel's employment agreement and the Senior Executive Severance Plan have a “best after-tax benefit” provision that provides that to the extent an executive's severance payments would constitute excess parachute payments within the meaning of Section 280G of the Code, then the Company shall either pay him the full amount due under the agreement or alternatively, reduce his severance payments to an amount whereby no Section 4999 excise tax would be due, whichever provides the highest after-tax severance benefit to the executive. In this scenario, the full amount due provides the highest after-tax severance benefit.
Derek Irwin

Executive Benefits and Payments Upon Termination	Termination of Employment on June 30, 2015 ($)
Base Salary (1)	$239,250
Bonus (2)	72,761
Value of vested equity (3)	1,282,125
Value of accelerated equity (4)	438,533
Continued health benefits	—
Total	$2,032,669

(1)	Pursuant to the Irwin Separation Agreement, Mr. Irwin received a separation payment of $239,250, which is equal to nine months of his base salary at the time of his termination of employment.

(2)	Pursuant to the Irwin Separation Agreement, Mr. Irwin received a prorated bonus payment of $76,721.

(3)	Reflects the in-the-money value of all vested and outstanding equity awards based on the closing price of our stock on the NYSE on June 30, 2015, which was $11.91 per share.

(4)
Reflects the in-the-money value of the nine months of accelerated vesting of time-based equity awards Mr. Irwin received pursuant to the Irwin Separation Agreement, calculated based on the closing price of our stock on the NYSE on June 30, 2015, which was $11.91 per share.

Rainer Gawlick
Mr. Gawlick left the Company on July 5, 2015 and did not receive any severance payments or benefits in connection with the termination of his employment. All amounts paid to Mr. Gawlick in the year ended December 31, 2015 are reported in the "2015 Summary Compensation Table." The value of Mr. Gawlick’s vested equity awards as of July 5, 2015, including the value of stock options and restricted stock unit awards that vested in the 90 days following the termination of Mr. Gawlick’s employment, was $1,036,972, which is based on the closing price of our stock on the NYSE on July 2, 2015, the last trading day prior to Mr. Gawlick's termination date, which was $11.87 per share.
COMPENSATION PRACTICES RISK ASSESSMENT
We have reviewed our compensation policies and practices for all employees and concluded that any risks arising from our policies and programs are not reasonably likely to have a material adverse effect on our Company. The compensation committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks. The compensation committee reviewed the elements of executive compensation to determine whether any portion of executive compensation encouraged excessive risk taking and concluded:

•	our allocation of compensation between cash compensation and long-term equity compensation, combined with our typically 48-month vesting schedule, discourages short-term risk taking;

•
our approach of goal setting, setting of targets with payouts at multiple levels of performance, capping the amount of our incentive payouts and evaluation of performance results assist in mitigating excessive risk-taking;

•	our compensation decisions include subjective considerations, which restrain the influence of formulae or objective factors on excessive risk taking; and

•	our business does not face the same level of risks associated with compensation for employees in financial services (traders and instruments with a high degree of risk).

ADVISORY VOTE TO APPROVE THE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS
(PROPOSAL NO. 2)
In accordance with Section 14A of the Exchange Act, the Board of Directors is asking our stockholders to approve an advisory resolution on executive compensation. The advisory vote is a non-binding vote approving the compensation of the Company's named executive officers. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The text of the resolution is as follows:

RESOLVED:
That the stockholders of Intralinks Holdings, Inc. approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed in the proxy statement for the Company's 2016 annual meeting of stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis section and the Summary Compensation Table and related compensation tables and narrative discussion within Proposal No. 2 (Advisory vote to approve the compensation of our named executive officers) of the Company's proxy statement.

The Company urges you to read the Compensation Discussion and Analysis included in this proxy statement, which discusses how our compensation policies and procedures implement our compensation philosophy. You should also read the Summary Compensation Table and other related compensation tables and narrative disclosure, which provide additional details about the 2015 compensation of the named executive officers whose compensation is disclosed in this proxy statement. We have designed our compensation and benefits program and philosophy to attract, retain and incentivize talented, qualified and committed executive officers who share our philosophy and desire to work toward our goals. We believe that our executive compensation program aligns individual compensation with the short-term and long-term performance of the Company.
The vote regarding the compensation of the named executive officers described in this Proposal No. 2, referred to as a “say-on-pay advisory vote,” is advisory, and is, therefore, not binding on the Company or our Board of Directors. Although non-binding, our Board of Directors values the opinions that stockholders express in their votes and will review the voting results and take them into consideration, as the Board deems appropriate, when making future decisions regarding our executive compensation programs. The 2015 advisory vote regarding the compensation of our executive officers in 2014 received strong support from stockholders, garnering a 96.3% affirmative vote.
Vote Required
The approval, on an advisory (non-binding) basis, of the compensation of our named executive officers as described in this proxy statement requires the affirmative vote of the majority of the votes cast (meaning the number of Shares voted "for" the proposal must exceed the number of Shares voted "against" such proposal), whether cast in person at the Annual Meeting or by proxy.
The NYSE treats abstentions both as shares entitled to vote and as votes cast, but does not treat broker non-votes as votes cast. Because this proposal is a non-routine matter under the rules of the NYSE, brokerage firms, banks and other nominees who hold shares on behalf of clients in "street name" are not permitted to vote the shares if their clients do not provide instructions.
RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU
VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR
NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and, based on such review and discussion, recommended to the Board of Directors the inclusion of the Compensation Discussion and Analysis in this proxy statement.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Peter Gyenes, Chairman Brian J. Conway Habib Kairouz Robert C. McBride

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Other than the compensation agreements and other arrangements described under “Compensation Discussion and Analysis” in this proxy statement and the transactions described below, since January 1, 2015, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of them, had or will have a direct or indirect material interest.
We have adopted a written policy that requires all future transactions between us and any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of them, or any other related persons (as defined in Item 404 of Regulation S-K) or their affiliates, in which the amount involved is equal to or greater than $120,000, be approved in advance, if possible, or otherwise ratified by our audit committee and/or our Board of Directors. Any request for such a transaction must first be presented to our audit committee and/or Board of Directors for review, consideration and approval. In approving or rejecting any such proposal, our audit committee or Board of Directors is to consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, the extent of the related party’s interest in the transaction, and whether the transaction is on terms no less favorable to us than terms we could have generally obtained from an unaffiliated third party under the same or similar circumstances.
Each of the transactions described below was approved or ratified by a majority of our audit committee or Board of Directors. We believe that we have executed all of the transactions set forth below on terms no less favorable to us than we could have obtained from unaffiliated third parties.
Registration Rights Agreements
In June 2007, Intralinks Holdings, Inc., then a newly-formed entity owned by our two largest stockholders, entities affiliated with TA Associates, L.P. (collectively, "TA Associates") and entities affiliated with Rho Capital Partners, Inc. (collectively, "Rho Capital Partners"), as well as other stockholders, former officers and employees of Intralinks, Inc., completed an acquisition and majority recapitalization of Intralinks, Inc. in which the Company acquired all of the outstanding equity of Intralinks, Inc. for approximately $447 million, referred to as the Merger. TA Associates and Rho Capital Partners each beneficially held more than 5% of our outstanding stock as of December 31, 2015. In addition, Brian J. Conway, a member of our Board of Directors, is a Managing Director and Chairman of the executive committee of TA Associates Management, L.P., an affiliate of TA Associates, L.P. and Habib Kairouz, a member of our Board of Directors, is a Managing Partner of Rho Capital Partners, Inc.
In connection with the Merger, we entered into a registration rights agreement with all of the investors participating therein, including TA Associates and Rho Capital Partners, providing for registration rights with respect to the shares of our common stock that were issued upon conversion of the shares of Series A Preferred Stock sold in transactions related to the Merger. Under the registration rights agreement, certain investors affiliated with TA Associates, L.P., considered as a single group, and certain investors affiliated with Rho Capital Partners, Inc., considered as a single group, each have the right to make one request that we register all or a portion of their shares of our common stock. In addition, the registration rights agreement grants TA Associates and Rho Capital Partners certain demand, piggyback and Form S-3 registration rights.
Customer Agreements
Affiliates of one of our largest stockholders, TA Associates, are also Intralinks' customers. These affiliates of TA Associates made payments to Intralinks in connection with the purchase of services using the Intralinks platform totaling approximately $379 thousand from January 1, 2015 through April 15, 2016.
Transactions with our Executive Officers and Directors
Employment Agreements
We have employment agreements with our executive officers, which provide for certain salary, bonus, stock option and severance compensation. We also maintain a Senior Executive Severance Plan that covers our named executive officers. For more information regarding these agreements and this plan, see "Compensation Discussion and Analysis — Severance and Change in Control Arrangements," "— Employment Agreements" and "— Potential Payments upon Termination or Change in Control" in this proxy statement.
Indemnification of Officers and Directors
Our amended and restated certificate of incorporation and amended and restated by-laws provide that we will indemnify each of our directors and executive officers to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with each of our executive officers and directors that provide for indemnification against expenses and liabilities reasonably incurred in connection with their service for us or on our behalf. For more information regarding these agreements, see "Director Compensation — Limitation of Liability and Indemnification Arrangements."
Stock and Stock Option Awards and Senior Executive Severance Plan
For information regarding stock options and stock awards granted to our named executive officers and directors and our Senior Executive Severance Plan see "Compensation Discussion and Analysis — Elements of Compensation," "— Grants of Plan-Based Awards," "— Potential Payments Upon Termination or Change in Control — Senior Executive Severance Plan" and "Director Compensation" in this proxy statement.

AMENDMENT AND RESTATEMENT OF INTRALINKS HOLDINGS, INC.
2010 EQUITY INCENTIVE PLAN
(PROPOSAL NO. 3)
Proposal
The Board of Directors believes that stock options, restricted stock units, restricted stock awards and other stock-based incentive awards can play an important role in the success of the Company by encouraging and enabling the employees, officers, non-employee directors and other key persons of the Company and its subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. The Board of Directors anticipates that providing these people with a direct stake in the Company will assure a closer identification of the interests of these individuals with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.
As of April 15, 2016, there were only approximately 217,222 shares of common stock available for future grants under the Intralinks Holdings, Inc. Amended and Restated 2010 Equity Incentive Plan. On April 26, 2016, the Board of Directors approved a further amendment and restatement of the Intralinks Holdings, Inc. Amended and Restated 2010 Equity Incentive Plan (the “Equity Plan”) to, subject to stockholder approval, among other things, impose a cap on the total compensation that could be issued to a non-executive director in any year and increase the aggregate number of shares authorized for issuance under the Equity Plan by 4,100,000 shares to 15,264,330 shares of common stock. Adding additional shares to the Equity Plan is designed to enhance the flexibility to grant equity awards to our officers, employees, non-employee directors and other key persons and to ensure that we can continue to grant equity awards to eligible recipients at levels determined to be appropriate by the Board and/or the compensation committee. A copy of the Equity Plan is attached as Exhibit A to this proxy statement and is incorporated herein by reference.
As of December 31, 2015, there were stock options to acquire 4,078,626 shares of common stock outstanding under the Company’s equity compensation plans with a weighted average exercise price of $7.51 and a weighted average remaining term of 6.62 years. In addition, as of December 31, 2015, there were 1,449,212 unvested full value awards with service vesting and 1,145,926 unvested full value awards with performance vesting outstanding under the Company’s equity compensation plans. Other than the foregoing, no awards under the Company’s equity compensation plans were outstanding as of December 31, 2015.
Summary of Material Features
The material features of the Equity Plan are:

•	The maximum number of shares of common stock to be issued under the Equity Plan is increased by 4,100,000 shares from 11,164,330 shares to 15,264,330 shares;

•
Grants of “full-value” awards are deemed for purposes of determining the number of shares available for future grants under the Equity Plan as an award for 1.23 shares for each share of common stock subject to the award. Grants of stock options or stock appreciation rights are deemed to be an award of one share for each share of common stock subject to the award;

•
Shares tendered or held back for taxes will not be added back to the reserved pool under the Equity Plan. Upon the exercise of a stock appreciation right that is settled in shares of common stock, the full number of shares underlying the award will be charged to the reserved pool. Additionally, shares reacquired by the Company on the open market or otherwise using cash proceeds of option exercises will not be added to the reserved pool;

•	Stock options and stock appreciation rights will not be repriced in any manner without stockholder approval;

•	The value of all equity awards made under the Equity Plan and all cash compensation paid to any non-employee director in any calendar year may not exceed $750,000;

•
The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, performance shares, dividend equivalent rights and cash-based awards is permitted;

•	Minimum vesting periods are required for grants of restricted stock, restricted stock units and performance share awards; and

•	Any material amendment to the Equity Plan is subject to approval by our stockholders.
Based solely on the closing price of our common stock as reported by the NYSE on April 15, 2016 and the maximum number of shares that would have been available for awards as of such date taking into account the proposed increase described herein, the maximum aggregate market value of the common stock that could potentially be issued under the Equity Plan is $36,351,010. The shares we issue under the Equity Plan will be authorized but unissued shares or shares that we reacquire. The shares of common stock underlying any awards that are forfeited, canceled or otherwise terminated, other than by exercise, under the Equity

Plan, our 2007 Stock Option and Grant Plan and our 2007 Restricted Preferred Stock Plan are added back to the shares of common stock available for issuance under the Equity Plan. Shares tendered or held back upon exercise of a stock option or settlement of an award under the Equity Plan to cover the exercise price or tax withholding and (ii) shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right upon exercise thereof, are not added back to the shares of common stock available for issuance under the Equity Plan.
Qualified Performance-Based Compensation under Code Section 162(m)
To ensure that certain awards granted under the Equity Plan to “Covered Employees” (as defined in the Code) qualify as “performance-based compensation” under Section 162(m) of the Code, the Equity Plan provides that the compensation committee may require that the vesting of such awards be conditioned on the satisfaction of performance criteria that may include any or all of the following: (1) cash flow (including, but not limited to, operating cash flow and free cash flow); (2)
based metrics (including but not limited to total company revenue, recurring revenue and revenue in other specific industries or use cases); (3) bookings, backlog and other metrics related to subscription and transaction business performance; (4) EBITDA (earnings before interest, taxes, depreciation and amortization); (5) net income (loss) (either before or after interest, taxes, depreciation and/or amortization); (6) changes in the market price of our common stock; (7) acquisitions or strategic transactions; (8) operating income (loss); (9) return on capital, assets, equity or investment; (10) stockholder returns; (11) return on sales; (12) gross or net profit levels; (13) productivity; (14) expenses; (15) margins; (16) operating efficiency; (17) customer satisfaction; (18) working capital; and (19) earnings (loss) per share of common stock, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The compensation committee will select the particular performance criteria within 90 days following the commencement of a performance cycle. Subject to adjustments for stock splits and similar events, the maximum award granted to any one individual that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code will not exceed 1,000,000 shares of common stock for any performance cycle and options or stock appreciation rights with respect to no more than 2,000,000 shares of common stock may be granted to any one individual during any calendar year period. If a performance-based award is payable in cash, it cannot exceed $5 million for any performance cycle.
Rationale for Share Increase
The Equity Plan is critical to our ongoing effort to build stockholder value. Equity incentive awards are an important component of our executive and non-executive employees' compensation. Our compensation committee and Board of Directors believe that we must continue to offer a competitive equity compensation program in order to attract, retain and motivate the talented and qualified employees necessary for our continued growth and success.
We manage our long-term stockholder dilution by limiting the number of equity incentive awards granted annually. The compensation committee carefully monitors our annual net burn rate, total dilution and equity expense in order to maximize stockholder value by granting only the number of equity incentive awards that it believes are necessary and appropriate to attract, reward and retain our employees. Our compensation committee has approved significant equity awards to induce our named executive officers to join the Company, with Mr. Hovsepian joining the Company in December 2011 and receiving new hire equity awards in December 2011 and February 2012, Mr. Semel joining the Company and receiving new hire equity awards in January 2012, Mr. Joshi joining the Company and receiving new hire equity awards in August 2014 and Mr. Lafond joining the Company and receiving new hire equity awards in June 2015. Each of these individuals replaced a predecessor holding a similar title and each of these new hire equity awards was required to induce these key employees to join the Company.
Our compensation philosophy reflects broad-based eligibility for equity incentive awards for high performing employees. As of April 15, 2016, 33% of our employees held outstanding equity awards. By ensuring that our employees hold equity awards, we link the interests of those employees with those of our stockholders and motivate our employees to act as owners of the business.
Burn Rate
The following table sets forth information regarding historical awards granted and earned, and the corresponding burn rate, which is defined as the number of shares subject to equity-based awards granted in a year divided by the weighted average number of shares of common stock outstanding for that year, for each of the last three fiscal years:

Share Element	2015	2014	2013
Stock Options Granted	569,523	419,699	857,000
Time-Based Full-Value Awards Granted	828,826	1,099,854	1,091,379
Adjusted Full-Value Awards Granted (1)	1,243,239	1,649,781	1,637,069
Total Awards Granted (2)	1,812,762	2,069,480	2,494,069
Weighted average common shares outstanding during the fiscal year	57,172,659	55,932,641	55,135,657
Annual Burn Rate	3.17%	3.70%	4.52%
Three Year Average Burn Rate (3)	3.80%

(1)
In accordance with corporate governance policy updates published by Institutional Shareholder Services, or ISS, Adjusted Full-Value Awards Granted represents the sum of Time-Based Full-Value Awards Granted and subject to a multiplier based on our recent historic stock price volatility. Based on our recent historical stock price volatility and ISS metrics we have utilized a full-value award multiplier of 1.5 for purposes of calculating the average burn rate for the last three fiscal years. This multiplier is the factor that ISS uses to calculate the Company's burn rate and differs from the 1.23 fungible ratio multiplier that is set forth in the Equity Plan. This table does not include 582,026, 215,000 and 0 full value awards that are subject to performance-based vesting that were granted during the years ended December 31, 2015, 2014 and 2013, respectively.

(2)	Total Awards Granted represents the sum of Stock Options Granted and Adjusted Full-Value Awards Granted.

(3)	As illustrated in the table above, our three-year average burn rate for the last three fiscal years was 3.80%, which is below the ISS industry category burn rate allowable cap of 8.74%.
If our request to increase the share reserve of the Equity Plan by an additional 4,100,000 shares is approved by stockholders, we will have approximately 4,317,222 shares available for grant after the Annual Meeting, which is based on 217,222 shares available for grant under the Equity Plan on April 15, 2016 and the 4,100,000 shares subject to this proposal. Our compensation committee determined the size of the requested share increase based on projected equity awards to anticipated new hires, projected annual equity awards to existing employees and an assessment of the magnitude of increase that our institutional investors and the firms that advise them would likely find acceptable. We anticipate that if our request to increase the share reserve is approved by our stockholders, it will be sufficient to provide equity incentives to attract, retain, and motivate employees through our 2018 annual meeting of stockholders.
Summary of the Equity Plan
The following description of certain features of the Equity Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the Equity Plan, which is attached hereto as Exhibit A.
Plan Administration.  The Equity Plan is administered by the compensation committee. The compensation committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants and to determine the specific terms and conditions of each award, subject to the provisions of the Equity Plan. The compensation committee may delegate to our Chief Executive Officer the authority to grant equity awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and not subject to Section 162(m) of the Code, subject to certain limitations and guidelines.
Eligibility.  Persons eligible to participate in the Equity Plan will be those full or part-time officers, employees, non-employee directors and other key persons (including consultants) of the Company and its subsidiaries as selected from time to time by the compensation committee in its discretion. Approximately 995 individuals are currently eligible to participate in the Equity Plan, which includes four executive officers, 983 employees who are not executive officers and eight non-employee directors.
Plan Limits.  The maximum award of stock options or stock appreciation rights granted to any one individual will not exceed 2,000,000 shares of common stock (subject to adjustment for stock splits and similar events) for any calendar year period. If any award of restricted stock, restricted stock units or performance shares granted to an individual is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, then the maximum award shall not exceed 1,000,000 shares of common stock (subject to adjustment for stock splits and similar events) to any one such individual in any performance cycle. If any cash-based award is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, then the maximum award to be paid in cash in any performance cycle may not exceed $5 million. In addition, no more than 10,000,000 shares will be issued in the form of incentive stock options. The value of all equity awards made under the Equity Plan and all cash compensation paid to any non-employee director in any calendar year may not exceed $750,000.
Effect of Awards.  For purposes of determining the number of shares of common stock available for issuance under the Equity Plan, the grant of any “full value” award, such as a restricted stock award, restricted stock unit, unrestricted stock award or performance share will be counted as 1.23 shares for each share of common stock actually subject to the award. The grant of any stock option or stock appreciation right will be counted for this purpose as one share from each share of common stock actually subject to the award.
Stock Options.  The Equity Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the Equity Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and key persons (which can include consultants). The option exercise price of each option will be determined by the compensation committee but may not be less than 100% of the fair market value of the common stock on the date of grant. Fair market value for this purpose will be the last reported sale price of the shares of common stock on the NYSE on the date immediately preceding the grant date. The exercise price of an option may not be reduced after the date of the option grant, other than to appropriately reflect changes in our capital structure.
The term of each option will be fixed by the compensation committee and may not exceed ten years from the date of grant. The compensation committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the compensation committee. In general, unless otherwise permitted by the compensation committee, no option granted under the Equity Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.
Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the compensation committee or by delivery (or attestation to the ownership) of shares of common stock that have been beneficially owned by the optionee for at least six months or were purchased in the open market and that are not subject to restrictions under any Company plan. Subject to applicable law, the exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, the compensation committee may permit non-qualified options to be exercised using a net exercise feature that reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.
To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.
Stock Appreciation Rights.  The compensation committee may award stock appreciation rights subject to such conditions and restrictions as the compensation committee may determine. Stock appreciation rights entitle the recipient to shares of common stock equal to the value of the appreciation in the stock price over the exercise price. The exercise price may not be less than the fair market value of the common stock on the date of grant. The maximum term of a stock appreciation right is ten years.
Restricted Stock.  The compensation committee may award shares of common stock to participants subject to such conditions and restrictions as the compensation committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with us through a specified restricted period. However, except in the case of retirement, death, disability or a change of control, in the event these awards granted to employees have a performance-based goal, the restriction period will be at least one year, and in the event these awards granted to employees have a time-based restriction, the restriction period will be at least three years, but vesting can occur incrementally over the three-year period.
Restricted Stock Units.  The compensation committee may award restricted stock units to any participants. Restricted stock units are ultimately payable in the form of shares of common stock and may be subject to such conditions and restrictions as the compensation committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with the Company through a specified vesting period. However, except in the case of retirement, death, disability or a change of control, in the event these awards granted to employees have a performance-based goal, the restriction period will be at least one year, and in the event these awards granted to employees have a time-based restriction, the restriction period will be at least three years, but vesting can occur incrementally over the three-year period. In the compensation committee’s sole discretion, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a restricted stock unit award, subject to the participant’s compliance with the procedures established by the compensation committee and requirements of Section 409A of the Code. During the deferral period, the restricted stock unit awards may be credited with dividend equivalent rights.
Unrestricted Stock Awards.  The compensation committee may also grant shares of common stock that are free from any restrictions under the Equity Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.
Performance Share Awards.  The compensation committee may grant performance share awards to any participant that entitle the recipient to receive shares of common stock upon the achievement of certain performance goals (as summarized above) and such other conditions as the compensation committee shall determine.

Dividend Equivalent Rights.  The compensation committee may grant dividend equivalent rights to participants which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock. Dividend equivalent rights granted as a component of another award (other than a stock option or stock appreciation right) may be paid only if the related award becomes vested. Dividend equivalent rights may be settled in cash, shares of common stock or a combination thereof, in a single installment or installments, as specified in the award.
Cash-Based Awards.  The compensation committee may grant cash bonuses under the Equity Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals (as summarized above).
Change of Control Provisions.  The Equity Plan provides that upon the effectiveness of a “sale event,” as defined in the Equity Plan, except as otherwise provided by the compensation committee in the award agreement, all awards under the Equity Plan will automatically terminate, unless the parties to the sale event transaction agree that such awards will be assumed, continued or substituted by the successor entity. In the event awards will be terminated, (i) the Company may make or provide for a cash payment to participants holding options and stock appreciation rights, in exchange for the cancellation thereof, equal to the difference between the per share cash consideration in the sale event and the exercise price of the options or stock appreciation rights or (ii) each participant shall be permitted, within a specified period of time prior to the consummation of the sale event, as determined by the compensation committee, to exercise all outstanding options and stock appreciation rights held by such participant. In addition, in connection with any sale event in which all of the consideration is cash, the parties to the sale event transaction may provide that some or all outstanding awards that would not otherwise be fully vested and exercisable after giving effect to the sale event will be converted into the right to receive the consideration payable to the holders of common stock in the sale event (net of the applicable exercise price).
Adjustments for Stock Dividends, Stock Splits, Etc.  The Equity Plan requires the compensation committee to make appropriate adjustments to the number of shares of common stock that are subject to the Equity Plan, to certain limits in the Equity Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.
Tax Withholding.  Participants in the Equity Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. Subject to approval by the compensation committee, participants may elect to have the minimum tax withholding obligations satisfied by authorizing the Company to withhold shares of common stock to be issued pursuant to the exercise or vesting.
Amendments and Termination.  The Board may at any time amend or discontinue the Equity Plan and the compensation committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. To the extent required under the rules of the NYSE, any amendments that materially change the terms of the Equity Plan will be subject to approval by our stockholders. Amendments shall also be subject to approval by our stockholders if and to the extent determined by the compensation committee to be required by the Code to preserve the qualified status of incentive options or to ensure that compensation earned under the Equity Plan qualifies as performance-based compensation under Section 162(m) of the Code.
Effective Date of the Equity Plan.  The Board of Directors initially adopted the 2010 Equity Incentive Plan in March 2010, and the Equity Plan became effective on the date it was approved by stockholders in July 2010. The Board of Directors adopted an amended and restated version of the Equity Plan in April 2014, which became effective in August 2014 when it was approved by stockholders. The Board adopted a further amended and restated version of the Equity Plan on April 26, 2016 and it will be effective upon approval by our stockholders. Awards of incentive options may be granted under the Equity Plan until April 26, 2026. No other awards may be granted under the Equity Plan after the date that is ten years from the date of stockholder approval. If the Equity Plan is not approved by our stockholders, the existing amended and restated 2010 Equity Incentive Plan will continue in effect until it expires and awards may be granted thereunder, in accordance with its terms.
New Plan Benefits
Because the grant of awards under the Equity Plan is within the discretion of the compensation committee, the Company cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the Equity Plan. Accordingly, in lieu of providing information regarding awards that will be received under the Equity Plan, the following table provides information concerning the awards that were received by the following persons and groups during 2015: (i) each named executive officer; (ii) all named executive officers, as a group; (iii) all current directors who are not executive officers, as a group; and (iv) all current employees who are not named executive officers, as a group.

	Options			Time-Based Stock Awards(1)			Performance-Based Stock Awards
Name and Position	Average Exercise Price ($)			Dollar Value ($)(2)		Number of Awards (#)	Dollar Value ($)(2)		Number of Awards (#)
Ronald W. Hovsepian, President and Chief Executive Officer				10.98		100,000	6.32		300,000	(3)
Christopher J. Lafond, Executive Vice President, Chief Financial Officer	11.91		138,888	11.91		62,972	9.54		52,410	(4)
Aditya Joshi, Executive Vice President, Products				10.98		38,400	8.33		38,400	(5)
Scott N. Semel, Executive Vice President, General Counsel and Secretary				10.98		21,100	8.33		21,100	(5)
Derek Irwin, Former Chief Financial Officer				10.98		22,800	8.33		22,800	(5)
Rainer Gawlick, Former Executive Vice President, Global Sales				10.98		37,000	8.33		37,000	(5)
All named executive officers listed above, as a group	11.91		138,888	11.19	(6)	282,272	7.19	(6)	471,710
All current directors who are not named executive officers, as a group				10.83	(6)	78,448
All current employees who are not named executive officers, as a group	10.65	(7)	430,635	11.15	(6)	468,106	8.34	(6)	110,316

(1)
Each of the time-based stock awards reflected in this table is subject to a four-year vesting schedule with 25% of the award vesting after one year and the remaining 75% vesting over the following three years in equal monthly installments.

(2)
The valuation of stock awards is based on the grant date fair value computed in accordance with FASB ASC Topic 718. The assumptions used to calculate the value of stock awards are set forth in the footnotes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015.

(3)
Represents a performance-based RSU award granted on February 3, 2015 with vesting subject to the Company's common stock attaining, within three years from the grant date, a closing price of at least $16 per share for twenty consecutive trading days. Upon meeting the performance vesting condition, this award then vests in equal quarterly installments over a one-year period subject to continued employment with the Company.

(4)
Represents a performance-based RSU award granted on June 30, 2015 with vesting subject to the Company's common stock attaining, within five years from the grant date, a closing price of at least $16 per share for twenty consecutive trading days. Upon meeting the performance vesting condition, this award then vests in equal quarterly installments over a one-year period subject to continued employment with the Company.

(5)
Represents a performance-based RSU award granted on February 3, 2015 with vesting subject to the Company's common stock attaining, within five years from the grant date, a closing price of at least $16 per share for twenty consecutive trading days. Upon meeting the performance vesting condition, this award then vests in equal quarterly installments over a one-year period subject continued employment with the Company.

(6)	Represents the weighted-average grant date fair value for the group.

(7)	Represents the weighted-average exercise price for the group.
Tax Aspects under the Code
The following is a summary of the principal U.S. federal income tax consequences of certain transactions under the Equity Plan. It does not describe all federal tax consequences under the Equity Plan, nor does it describe state or local tax consequences.
Incentive Options.  No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) the Company will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.
If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above, which is referred to as a “disqualifying disposition,” generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and (ii) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock.
If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, there is no limit on the post-termination exercise period.
Non-Qualified Options.  No income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.
Other Awards.  The Company generally will be entitled to a tax deduction in connection with an award under the Equity Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize that tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.
Parachute Payments.  The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).
Limitation on Deductions.  Under Section 162(m) of the Code, the Company’s deduction for certain awards under the Equity Plan may be limited to the extent that the Chief Executive Officer or other executive officer whose compensation is required to be reported in the summary compensation table (other than the Principal Financial Officer) receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The Equity Plan is structured to allow certain awards to qualify as performance-based compensation.
Equity Compensation Plan Information
The following table provides information as of December 31, 2015 regarding shares of common stock that may be issued under the Company’s equity compensation plans, consisting of the Equity Plan, the 2007 Stock Option and Incentive Plan, the 2007 Restricted Preferred Stock Plan and the 2010 Employee Stock Purchase Plan.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted Average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a)) (c)
Equity compensation plans approved by security holders:	6,110,828	(1)	$7.51	(2)	515,108	(3)
Equity compensation plans not approved by security holders:	N/A		N/A		N/A
Total	6,110,828		$7.51		515,108

(1)
Includes 4,078,626 shares of common stock issuable upon the exercise of outstanding options and 2,032,202 shares of common stock issuable upon the vesting of restricted stock units. Does not include 562,936 shares of unvested restricted stock awards as they have been reflected in our total shares outstanding.

(2)	Since restricted stock units do not have any exercise price, such units are not included in the weighted average exercise price calculation.

(3)
As of April 15, 2016, there were 217,222 shares available for grant under the Equity Plan and 297,886 shares available for grant under our 2010 Employee Stock Purchase Plan. There are no shares available for grant under our 2007 Stock Option and Grant Plan or our 2007 Restricted Preferred Stock Plan.

Vote Required
Approval of the Amended and Restated Intralinks Holdings, Inc. 2010 Equity Incentive Plan requires the affirmative vote of the majority of the votes cast (meaning the number of Shares voted "for" the proposal must exceed the number of Shares voted "against" such proposal), whether cast in person at the Annual Meeting or by proxy.
The NYSE treats abstentions both as shares entitled to vote and as votes cast, but does not treat broker non-votes as votes cast. Because this proposal is a non-routine matter under the rules of the NYSE, brokerage firms, banks and other nominees who hold shares on behalf of clients in "street name" are not permitted to vote the shares if their clients do not provide instructions.
RECOMMENDATION
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU
VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND
RESTATEMENT OF THE INTRALINKS HOLDINGS, INC. 2010 EQUITY INCENTIVE PLAN

AMENDMENT AND RESTATEMENT OF INTRALINKS HOLDINGS, INC.
2010 EMPLOYEE STOCK PURCHASE PLAN
(PROPOSAL NO. 4)
Proposal
On April 26, 2016, the Board adopted, subject to the approval of our stockholders, an amendment and restatement of our Amended and Restated 2010 Employee Stock Purchase Plan, or the ESPP, increasing the number of shares of our common stock available for purchase under the ESPP by 1,000,000 shares (or 1.71% of our outstanding shares of common stock as of December 31, 2015).
A maximum of 1,000,000 shares of the Company's common stock have been reserved for issuance under the ESPP.  Without stockholder approval of the proposed increase, there are only 297,886 shares remaining available for future purchase under the ESPP.  If this proposal is approved, the maximum number of shares available for issuance under the ESPP will increase to 2,000,000 (or 3.42% of the Company’s issued and outstanding shares as of December 31, 2015).
We believe that the availability of an adequate reserve of shares for issuance under the ESPP will benefit us by providing employees with an opportunity to acquire shares of our common stock and will enable us to attract, retain and motivate valued employees.
Summary of Changes
We offer eligible employees the opportunity to purchase shares of our common stock on a regular basis through payroll deductions under the ESPP. The purpose of the ESPP is to encourage ownership of our common stock by our employees. The ESPP is intended to be an “employee stock purchase plan” within the meaning of Section 423(b) of the Code.
The Board believes that the number of shares currently remaining available for issuance under the ESPP (297,886 shares) is sufficient for future granting needs over the next year or longer. However, the Board has determined that, since our stockholders last approved adding shares to the ESPP in 2013, now was the appropriate time to increase the number of shares available for issuance under the ESPP. Accordingly, our Board of Directors has adopted, and is seeking stockholder approval of, an amendment and restatement of the ESPP that would increase the aggregate number of shares of our common stock reserved and available for issuance under the ESPP by 1,000,000 shares. We believe that the additional 1,000,000 shares, if approved, in conjunction with the shares currently remaining available for issuance, will be sufficient for purchases under the ESPP for approximately 10 years.
We believe that offering employees an opportunity to purchase shares of our common stock under the ESPP enables us to attract and retain key personnel and helps to align employee and stockholder interests by encouraging employee stock ownership.
Historically, the ESPP has included a 90-day waiting period for newly hired employees. In the amended and restated ESPP that we are proposing for approval at the Annual Meeting, we have removed the waiting period and instead are proposing to allow eligible employees to enroll in the ESPP immediately after joining the Company, as long as their respective hire dates occurred prior to the first day of the calendar month in which the designated enrollment window occurs. In addition, we are proposing to make a modest change to the description of the enrollment windows for the offerings under the ESPP. Historically, the ESPP provided for enrollment windows that occurred during the first 14 days of the month prior to the start of an offering period. For administrative simplicity, the amended and restated ESPP that we are proposing for approval at the Annual Meeting provides that enrollment windows will now occur between 15 to 30 days prior to the start of an offering period.
Summary of the ESPP
The following is a summary of certain principal features of the ESPP as administered in the U.S. This summary is subject to and qualified in its entirety by the specific provisions contained in the full text of the amended and restated ESPP, which is attached as Exhibit B to this proxy statement.
Plan Administration. The compensation committee of our Board of Directors administers the ESPP and has full authority to make, administer and interpret such equitable rules and regulations regarding the ESPP as it deems advisable.
Eligibility. Persons eligible to participate in the ESPP are individuals classified as employees of the Company or any of its subsidiaries designated as a participating employer on such company's payroll records who work at least 20 hours per week, except for persons who are deemed for purposes of Section 423(b)(3) of the Code to own or hold, or as a result of participation in the ESPP would be deemed to own or hold, five percent or more of our common stock is entitled to participate in the ESPP. As of December 31, 2015, approximately 892 individuals were eligible to participate in the ESPP.
Payroll Deductions. Under the ESPP, employees may authorize payroll deductions, with a minimum of $10 and a maximum of 10% of eligible compensation, subject to an overall annual maximum of $25,000 per participant (calculated based on the fair market value of the shares on the option grant date).
Purchase Periods; Exercise Price. The ESPP provides for offering periods that are set by the compensation committee of our Board of Directors. Currently, there are four “offering periods” within each calendar year, the first commencing on the first business day on or after January 1 and ending on the last business day on or prior to March 31, the second commencing on the first business day on or after April 1 and ending on the last business day on or prior to June 30, the third commencing on the first business day on or after July 1 and ending on the last business day on or prior to September 30 and the fourth commencing on the first business day on or after October 1 and ending on the last business day on or prior to December 31. The ESPP provides that the compensation committee may set different offering periods so long as no offering period exceeds six months. Eligible employees may elect to become participants in the ESPP by enrolling prior to each offering period. On the first day of each offering period, subject to the terms of the ESPP, each eligible employee who is then a participant in the ESPP is granted an option to purchase on the last business day of the offering period a number of shares of our common stock equal to (1) the aggregate payroll deductions in the purchase period authorized by the participant, divided by (2) the exercise price (as defined below). The maximum number of shares that can be purchased by an individual participant in any purchase period is 5,000 shares (or such other number determined from time to time by the compensation committee).
The exercise price for each purchase period is equal to the lower of (1) 85% of the fair market value per share of our common stock on the first business day of the relevant offering period, or (2) 85% of the fair market value per share of our common stock on the last business day of the relevant offering period.
Terms of Participation. Options granted under the ESPP are exercisable only by the participant during his or her lifetime and are not transferable by the participant other than by will or the laws of descent and distribution. A participant may cancel his or her participation in the ESPP with respect to any offering period so long as the participant's notice of cancellation is received by us at least 20 days prior to the last business day of the offering period. Participation in the ESPP automatically terminates upon a participant's termination of employment for any reason. Upon any such cancellation or termination, all accumulated payroll deductions are refunded in cash.
Shares Subject to the Plan. Of the 1,000,000 shares of our common stock authorized for issuance under the ESPP, as of April 15, 2016, there were 297,886 shares remaining available for issuance. If the proposed amendment to the ESPP is approved by our stockholders, the aggregate number of shares reserved and available for issuance under the ESPP will be increased by 1,000,000 shares, and the total number of shares authorized for issuance under the ESPP from its inception will be increased to 2,000,000 shares. If our capital structure changes because of a stock dividend, stock split or similar event, the number of shares that can be issued under the ESPP will be appropriately adjusted.
Amendments and Termination. Our Board of Directors may at any time amend or terminate the ESPP. If the Board terminates the ESPP, all amounts in the accounts of participants will be promptly refunded in cash. Certain amendments to the ESPP, such as an increase in the number of shares available for issuance under the ESPP, will not be effective without the approval of our stockholders.
U.S. Federal Income Tax Considerations
The ESPP is intended to qualify as an “employee stock purchase plan” as defined in Section 423(b) of the Code, which provides that an employee participating in the plan is not required to pay any federal income tax when joining the plan or when purchasing shares of common stock at the end of an offering period. The employee is, however, required to pay federal income tax on the difference, if any, between the price at which he or she sells the shares and the price he or she paid for them.
If shares acquired under the ESPP are sold more than two years after the first day of the offering period during which the shares were purchased, no taxable income results if the sale price is equal to or less than the price paid for the shares, and the employee will recognize a long-term capital loss for the difference between the sale price and the purchase price. If the proceeds of the sale are higher than the purchase price, the employee will recognize ordinary income for the year in which the sale occurs equal to the lesser of (a) fifteen percent of the fair market value of the common stock on the first day of the offering period in which the shares were purchased, or (b) the excess of the amount actually received for the shares over the amount paid. In addition, the employee will recognize a long-term capital gain in an amount equal to the difference between the proceeds of the sale and the employee's basis in the shares (i.e., the employee's purchase price plus the amount taxed to the employee as ordinary income). No deduction is allowed to the Company.
If shares acquired under the ESPP are sold within two years of the first day of the purchase period pursuant to which the shares were purchased, the employee will recognize ordinary income equal to the difference between the fair market value of the shares on the last business day of the offering period in which the shares were purchased and the employee's purchase price. This amount is reportable as ordinary income even if no profit was realized on the sale of shares or the shares were sold at a loss. The employee may also recognize long-term or short-term (depending on the holding period for the shares) capital gain or loss in an amount equal to the difference between the proceeds of sale and the employee's basis in the shares (i.e., the fair market value of the shares on the last business day of the offering period in which the shares were purchased). The amount reportable as ordinary income for a sale made within two years of the first day of the purchase period pursuant to which the shares were purchased will generally be allowed as a tax deduction to the Company.

New Plan Benefits
Since participation in the ESPP is voluntary, the benefits or amounts that will be received by or allocated to any individual or group of individuals under the amended and restated ESPP are not determinable.
Other Information
Based solely on the closing price of our common stock on the New York Stock Exchange on April 15, 2016, which was $8.42, the aggregate market value of the 1,000,000 shares of common stock proposed to be added to the ESPP is $8,420,000.
The design of the ESPP does result in a financial statement expense under applicable accounting guidance. However, the ESPP allows us to provide an efficient vehicle for all eligible employees to acquire shares of the Company's common stock on a regular basis. See note 11 to the consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for additional information related to share-based compensation expense.
Vote Required
Approval of the Amended and Restated Intralinks Holdings, Inc. 2010 Employee Stock Purchase Plan requires the affirmative vote of the majority of the votes cast (meaning the number of Shares voted "for" the proposal must exceed the number of Shares voted "against" such proposal) in person at the Annual Meeting or by proxy.

The NYSE treats abstentions both as shares entitled to vote and as votes cast, but does not treat broker non-votes as votes cast. Because this proposal is a non-routine matter under the rules of the NYSE, brokerage firms, banks and other nominees who hold shares on behalf of clients in "street name" are not permitted to vote the shares if their clients do not provide instructions
RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU
VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND
RESTATEMENT OF THE INTRALINKS HOLDINGS, INC. 2010 EMPLOYEE STOCK PURCHASE PLAN

REPORT OF THE AUDIT COMMITTEE
The audit committee of our Board of Directors oversees our financial reporting process on behalf of the Board of Directors. The audit committee is responsible for providing independent, objective oversight of our accounting functions and internal controls and performing related functions as described above under “Board of Directors — Committees of our Board of Directors.” In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management the audited consolidated financial statements contained in our Annual Report on Form 10-K for fiscal year 2015, including a discussion of the quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in such financial statements.
The audit committee is responsible for recommending to the Board of Directors that our consolidated financial statements be included in our Annual Report on Form 10-K. In that regard, the audit committee discussed with our independent auditors those matters the auditors communicated to and reviewed with the audit committee under applicable auditing standards, including information regarding the scope and results of the audit. In addition, the audit committee has discussed with the independent auditors their independence from management and the audit committee and has received the written disclosures and the letter from the independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board, or the PCAOB, regarding the independent auditor's communications with the audit committee concerning independence.
The audit committee discussed with our independent auditors the overall scope and plans for their audit. The audit committee also discussed with our independent auditors the matters set forth in Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the PCAOB in Rule 3200T. The audit committee met with our independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting. The audit committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of our audited consolidated financial statements with generally accepted accounting principles, their judgments as to the quality of our accounting principles, and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards.
The audit committee reviewed and discussed with management and our independent auditors the evaluation of Intralinks' internal controls.
Finally, the audit committee reviewed and discussed with management and the independent auditors our audited consolidated balance sheets at December 31, 2015 and our statements of operations, cash flows, stockholders' equity, and comprehensive income for the 2015 fiscal year. In reliance on the reviews and discussions referred to above, the audit committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited consolidated financial statements in our Annual Report on Form 10-K for fiscal year 2015, as filed with the SEC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Robert C. McBride, Chairman Peter Gyenes Thomas Hale J. Chris Scalet
The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent specifically incorporated by reference therein.

RATIFICATION OF THE SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
(PROPOSAL NO. 5)
The audit committee has appointed the firm of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2016. PricewaterhouseCoopers LLP has no direct or indirect interest in the Company or any affiliate of the Company. Although action by the stockholders in this matter is not required, the Board believes that it is appropriate to seek stockholder ratification of this appointment in light of the critical role played by independent auditors in maintaining the integrity of the Company’s financial controls and reporting. The Board therefore recommends to the stockholders that they ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2016. Should the stockholders not ratify the selection of PricewaterhouseCoopers LLP, the audit committee will consider the vote and the reasons therefor in future decisions on the selection of independent auditors.
Policy on Audit Committee Pre-Approval of Services Performed by Independent Registered Public Accounting Firm
The audit committee’s policy, subject to certain permitted exceptions for certain de minimis services, is to pre-approve all audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The independent registered public accounting firm and management are required to meet with the audit committee to review and discuss our annual and quarterly financial statements and related disclosures, as well as our critical accounting policies and practices. Additionally, the audit committee is responsible for reviewing the audit plan with the independent registered public accounting firm and members of management responsible for preparing our consolidated financial statements.
All of the services of PricewaterhouseCoopers LLP for 2015 and 2014 described below were pre-approved by the audit committee.
Auditor Presence at Annual Meeting
A representative of PricewaterhouseCoopers LLP (our independent auditor for the current year) is expected to be present at the Annual Meeting and will be given the opportunity to make a statement, if he or she so desires, and to respond to appropriate questions.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

PricewaterhouseCoopers LLP, independent registered public accounting firm, audited our financial statements for the fiscal years ended December 31, 2015 and December 31, 2014. The following table shows the fees for audit and other services provided by PricewaterhouseCoopers LLP for 2015 and 2014.

	Years Ended December 31,
	2015	2014
Audit fees (1)	$1,716,000	$2,027,000
All other fees (2)	—	239,823
Total fees	$1,716,000	$2,266,823

(1)
Audit fees consist of fees billed by PricewaterhouseCoopers LLP, or PwC, for professional services rendered for (i) the audit of the Company's annual financial statements set forth in our Annual Reports on Form 10-K for the fiscal years ended December 31, 2015 and 2014, (ii) the review of interim financial statements filed with the SEC, and (iii) services provided by PwC in connection with statutory and regulatory filings.

(2)
All other fees consist of fees billed by PwC for services rendered primarily related to quality assessments of the implementation of the Company's new financial management and accounting software and the XBRL tagging in the Company's SEC filings.

Vote Required
The ratification of the appointment of independent auditors requires the affirmative vote of the majority of the votes cast (meaning the number of Shares voted "for" a proposal must exceed the number of Shares voted "against" such proposal), whether cast in person at the Annual Meeting or by proxy.
The NYSE treats abstentions both as shares entitled to vote and as votes cast. Because this proposal is a routine matter, a broker or other nominee may generally vote and therefore no broker non-votes are expected to exist in connection with this proposal.
RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSE COOPERS LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2016 FISCAL YEAR, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF
UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors and named executive officers, and the holders of more than 10% of our common stock, to file reports with the SEC disclosing their ownership of our stock and changes in such ownership. Officers, directors and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on review of our records and written representations by persons required to file these reports, during 2015, all filing requirements under Section 16(a) were complied with in a timely fashion.
OTHER MATTERS
We do not know of any other matters that will be brought before the Annual Meeting. If, however, other business is properly presented for consideration at the Annual Meeting, the persons named in the proxy card intend to vote in accordance with their judgment on such matters.
STOCKHOLDER PROPOSALS
Proposal for the 2017 Annual Meeting.  Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at our 2017 annual meeting of stockholders, pursuant to Rule 14a-8 promulgated under the Exchange Act by the SEC, must be received at the Company’s principal executive offices not later than February 16, 2017. Stockholders who wish to make a proposal, including a director nomination, at the 2016 annual meeting — other than one that will be included in the Company’s proxy statement — must notify us between March 28, 2017 and April 27, 2017. The notice must be submitted by a stockholder of record at the time of the notice and must set forth the information required by our by-laws with respect to such proposal. If a stockholder who wishes to present a proposal fails to notify us by April 27, 2017 and such proposal is brought before the 2017 annual meeting, then under the SEC’s proxy rules, the proxies solicited by management with respect to the 2017 annual meeting will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules. In order to curtail controversy as to the date on which we received a proposal, we suggest that proponents submit their proposals by certified mail, return receipt requested, to Intralinks Holdings, Inc., 150 East 42nd Street, 8th Floor, New York, New York 10017, Attn: Secretary.
EXPENSES AND SOLICITATION
The cost of solicitation of proxies will be borne by us and, in addition to soliciting stockholders by mail through our regular employees, we may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have our stock registered in the names of a nominee and, if so, will reimburse those banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Our officers and employees may also solicit some of our stockholders in person or by mail, telephone, e-mail or telegraph following the original solicitation. We have retained Morrow & Co., LLC, a proxy solicitation firm, to assist in the solicitation of proxies for a fee of approximately $6,500, plus reimbursement of expenses. You may contact our proxy solicitor using the following information:
Morrow & Co., LLC
470 West Avenue
Stamford, CT 06902
Banks and Brokerage Firms, please call (203) 658-9400
Stockholders, please call (800) 607-0088

VIEWING OF PROXY MATERIALS VIA THE INTERNET
Federal law permits us to distribute our annual report and this proxy statement to our stockholders in a fast and efficient manner via the Internet. This reduces the amount of paper delivered to a stockholder’s address and eliminates the cost of sending these documents by mail. Stockholders may elect to view all future annual reports and proxy statements on the Internet instead of receiving them by mail. If you would like to receive future stockholder communications over the Internet exclusively, and no longer receive any material by mail, please visit http://www.computershare.com, enter your account number and manage your account online. Your election to view proxy materials online is perpetual unless you revoke it later.
In order that your shares may be represented if you do not plan to attend the Annual Meeting, please submit your proxy by filling out, signing, dating and returning your proxy card promptly. A prompt response will greatly facilitate arrangements for the Annual Meeting, and your cooperation will be appreciated.
By Order of the Board of Directors
Scott N. Semel
Executive Vice President, General Counsel and Secretary
June 16, 2016

Exhibit A

INTRALINKS HOLDINGS, INC.
2010 EQUITY INCENTIVE PLAN
As Amended and Restated

SECTION 1.	GENERAL PURPOSE OF THE PLAN; DEFINITIONS
The name of the plan is the IntraLinks Holdings, Inc. 2010 Equity Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and other key persons (including Consultants) of IntraLinks Holdings, Inc. (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.
The following terms shall be defined as set forth below:
“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.
“Administrator” means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non‑Employee Directors who are independent.
“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards, Performance Share Awards and Dividend Equivalent Rights.
“Award Certificate” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.
“Board” means the Board of Directors of the Company.
“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.
“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.
“Consultant” means any natural person that provides bona fide services to the Company, and such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.
“Covered Employee” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.
“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.
“Effective Date” means [July 26], 2016.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.
“Fair Market Value” of the Stock on any given date means the closing price of the Stock as reported by the New York Stock Exchange for the immediately preceding date; provided, however, that if no shares of Stock are traded on the New York Stock Exchange on the immediately preceding date, determination shall be made by reference to the last date preceding such date on which the Stock is traded.
“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.
“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.
“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.
“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.
“Original Effective Date” means August 5, 2010.
“Performance-Based Award” means any Restricted Stock Award, Restricted Stock Units, Performance Share Award or Cash-Based Award granted to a Covered Employee that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code and the regulations promulgated thereunder.
“Performance Criteria” means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Cycle. The Performance Criteria (which shall be applicable to the organizational level specified by the Administrator, including, but not limited to, the Company or a unit, division, group, or Subsidiary of the Company) that will be used to establish Performance Goals are limited to the following: cash flow (including, but not limited to, operating cash flow and free cash flow), revenue based metrics (including, but not limited to, total company revenue, recurring revenue and revenue in other specific industries or use cases), bookings, backlog and metrics related to subscription and transactional business performance, EBITDA (earnings before interest, taxes, depreciation and amortization), net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the Stock, acquisitions or strategic transactions, operating income (loss), return on capital, assets, equity or investment, stockholder returns, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency, customer satisfaction, working capital and earnings (loss) per share of Stock, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.
“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Stock Award, Restricted Stock Units, Performance Share Award or Cash-Based Award. Each such period shall not be less than 12 months.
“Performance Goals” means, for a Performance Cycle, the specific goals established in writing by the Administrator for a Performance Cycle based upon the Performance Criteria.
“Performance Share Award” means an Award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals.
“Restricted Stock Award” means an Award entitling the recipient to acquire, at such purchase price (which may be zero) as determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant.
“Restricted Stock Units” means an Award of stock units to a grantee subject to such restrictions and conditions as the Administrator may determine at the time of grant.
“Sale Event” shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, or (iii) the sale of all of the Stock of the Company to an unrelated person or entity.
“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.
“Stock” means the Common Stock, par value $.001 per share, of the Company, subject to adjustments pursuant to Section 3.
“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.
“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.
“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.
“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.

SECTION 2.	ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS
(a)Administration of Plan. The Plan shall be administered by the Administrator.
(b)Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:
(i)to select the individuals to whom Awards may from time to time be granted;
(ii)to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards, Performance Share Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;
(iii)to determine the number of shares of Stock to be covered by any Award;
(iv)to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Certificates;
(v)to accelerate at any time the exercisability or vesting of all or any portion of any Award upon a Sale Event or in connection with a grantee’s termination of employment;
(vi)subject to the provisions of Section 5(b), to extend at any time the period in which Stock Options may be exercised; and
(vii)at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.
All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.
(c)Delegation of Authority to Grant Awards. Subject to applicable law, the Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator’s authority and duties with respect to the granting of Awards to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not Covered Employees. Any such delegation by the Administrator shall include a limitation as to the amount of Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.
(d)Award Certificate. Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.
(e)Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.
(f)Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

SECTION 3.	STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION
(a)Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be the sum of (i) 3,314,330 shares (the number of shares of Stock reserved under the Plan on the Original Effective Date), (ii) 4,500,000 shares (the shares of Stock added to the Plan in July 2012), (iii) 3,350,000 shares (the shares of Stock added to the Plan in July 2014), (iv) 4,100,000 shares (the new shares of Stock added to the Plan), (v) such number of shares equal to the shares underlying any stock options or awards returned to the Company’s 2007 Stock Option and Grant Plan after the Original Effective Date as a result of the expiration, forfeiture, cancellation or termination of such stock options or awards (other than by means of exercise), and (vi) such number of shares equal to the shares underlying any awards that are forfeited, canceled, reacquired by the Company prior to vesting, or otherwise terminated under the Company’s 2007 Restricted Preferred Stock Plan after the Original Effective Date, subject, in each case, to adjustment as provided in Section 3(c). Subject to such overall limitation, the maximum aggregate number of shares of Stock that may be issued in the form of Incentive Stock Options shall not exceed 10,000,000, subject to adjustment as provided in Section 3(d). For purposes of the number of shares of Stock authorized for grant under this Section 3(a), the shares of Stock underlying any Awards that are forfeited, canceled or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Notwithstanding anything to the contrary contained herein, the following shares shall not be added to the shares authorized for grant under this Section 3(a): (A) shares tendered by a grantee or withheld by the Company in payment of the exercise price of an Option, or to satisfy any tax withholding obligation with respect to an Award, (B) shares subject to a Stock Appreciation Right that are not issued in connection with the settlement of the Stock Appreciation Right on exercise thereof, and (C) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 2,000,000 shares of Stock may be granted to any one individual grantee during any one calendar year period. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.
(b)Effect of Awards. The grant of any full value Award (i.e., an Award other than an Option or a Stock Appreciation Right) shall be deemed, for purposes of determining the number of shares of Stock available for issuance under Section 3(a), as an Award of 1.23 shares of Stock for each such share of Stock actually subject to the Award. The grant of an Option or a Stock Appreciation Right shall be deemed, for purposes of determining the number of shares of Stock available for issuance under Section 3(a), as an Award for one share of Stock for each such share of Stock actually subject to the Award. Any forfeitures, cancellations or other terminations (other than by exercise) of Awards granted after April 26, 2012 shall be returned to the reserved pool of shares of Stock under the Plan in the same manner.
(c)Changes in Stock. Subject to Section 3(e) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-Based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (v) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.
(d)Mergers and Other Transactions. Except as the Administrator may otherwise specify with respect to particular Awards in the relevant Award Certificate, in the case of and subject to the consummation of a Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder). In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a cash payment to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable after taking into account any acceleration hereunder at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights; or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights (to the extent then exercisable after taking into account any acceleration hereunder) held by such grantee. The Company shall also have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding other Awards in an amount equal to the Sale Price multiplied by the number of vested shares of Stock under such Awards (after taking into account any acceleration hereunder). In connection with any Sale Event in which all of the consideration is cash, the parties to any such Sale Event may also provide that some or all outstanding Awards that would otherwise not be fully vested and exercisable in full after giving effect to the Sale Event will be converted (a “Converted Award”) into the right to receive the consideration payable to holders of Stock in the Sale Event (net of the applicable exercise price), subject to any remaining vesting provisions relating to such Awards and the other terms and conditions of the Sale Event (such as indemnification obligations and purchase price adjustments) to the extent provided by the parties regarding the effect on Converted Awards of termination of employment following a Sale Event. Terms relating to vesting, if any, in connection with a Sale Event shall be as determined by the Board and as specified in the relevant Award Certificate.
(e)Substitute Awards. The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).
(f)Maximum Awards to Non-Employee Directors. Notwithstanding anything to the contrary in this Plan, the value of all Awards awarded under this Plan and all other cash compensation paid by the Company to any Non-Employee Director in any calendar year shall not exceed $750,000.  For the purpose of this limitation, the value of any Award shall be its grant date fair value, as determined in accordance with FASB ASC 718 or successor provision, but excluding the impact of estimated forfeitures related to service-based vesting provisions.

SECTION 4.	ELIGIBILITY
Grantees under the Plan will be such full or part-time officers and other employees, Non-Employee Directors and key persons (including Consultants) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5.	STOCK OPTIONS
Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.
Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.
Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.
(a)Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.
(b)Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.
(c)Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(d)Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award Certificate:
(i)In cash, by certified or bank check or other instrument acceptable to the Administrator;
(ii)Through the delivery (or attestation to the ownership) of shares of Stock that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;
(iii)By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; or
(iv)With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.
Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.
(e)Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6.	STOCK APPRECIATION RIGHTS
(a)Exercise Price of Stock Appreciation Rights. The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant.
(b)Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.
(c)Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator. The term of a Stock Appreciation Right may not exceed ten years.

SECTION 7.	RESTRICTED STOCK AWARDS
(a)Nature of Restricted Stock Awards. The Administrator shall determine the restrictions and conditions applicable to each Restricted Stock Award at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

(b)Rights as a Stockholder. Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to dividends and the voting of the Restricted Stock, subject to such conditions contained in the Restricted Stock Award Certificate. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock are vested as provided in Section 7(d) below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.
(c)Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate. Notwithstanding the foregoing, in the event that any such Restricted Stock granted to employees shall have a performance-based goal, the restriction period with respect to such shares shall not be less than one year, and in the event any such Restricted Stock granted to employees shall have a time-based restriction, the total restriction period with respect to such shares shall not be less than three years; provided, however, that Restricted Stock with a time-based restriction may become vested incrementally over such three-year period. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, if a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of unvested shares of Restricted Stock that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.
(d)Vesting of Restricted Stock. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, a grantee’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee’s termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the provisions of Section 7(c) above.
(e)Dividends. A grantee shall have the right to receive dividends declared on his shares of Restricted Stock; provided, however, if the vesting of a Restricted Stock Award is subject to the achievement of performance goals, any dividends paid by the Company with respect to the Restricted Stock Award prior to the attainment of such performance goals shall accrue and shall not be paid to the grantee until and only to the extent the performance goals are attained and the Restricted Stock Award is earned.

SECTION 8.	RESTRICTED STOCK UNITS
(a)Nature of Restricted Stock Units. The Administrator shall determine the restrictions and conditions applicable to each Restricted Stock Unit at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Notwithstanding the foregoing, in the event that any such Restricted Stock Units granted to employees shall have a performance-based goal, the restriction period with respect to such Award shall not be less than one year, and in the event any such Restricted Stock Units granted to employees shall have a time-based restriction, the total restriction period with respect to such Award shall not be less than three years; provided, however, that any Restricted Stock Units with a time-based restriction may become vested incrementally over such three-year period. At the end of the vesting period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock. To the extent that an award of Restricted Stock Units is subject to Section 409A, it may contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order for such Award to comply with the requirements of Section 409A.
(b)Election to Receive Restricted Stock Units in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Certificate.
(c)Rights as a Stockholder. A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to his Restricted Stock Units, subject to such terms and conditions as the Administrator may determine. Notwithstanding the foregoing, if the vesting of Restricted Stock Units is subject to attainment of performance goals, any Dividend Equivalent Rights accrued with respect to the Restricted Stock Units prior to the attainment of such performance goals shall not be paid to the grantee until and only to the extent the performance goals are attained and the Restricted Stock Units are earned.
(d)Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 9.	UNRESTRICTED STOCK AWARDS
Grant or Sale of Unrestricted Stock. The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10.	CASH-BASED AWARDS
Grant of Cash-Based Awards. The Administrator may, in its sole discretion, grant Cash-Based Awards to any grantee in such number or amount and upon such terms, and subject to such conditions, as the Administrator shall determine at the time of grant. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash or in shares of Stock, as the Administrator determines.

SECTION 11.	PERFORMANCE SHARE AWARDS
(a)Nature of Performance Share Awards. The Administrator may, in its sole discretion, grant Performance Share Awards independent of, or in connection with, the granting of any other Award under the Plan. The Administrator shall determine whether and to whom Performance Share Awards shall be granted, the Performance Goals, the periods during which performance is to be measured, which may not be less than one year, and such other limitations and conditions as the Administrator shall determine.

(b)Rights as a Stockholder. A grantee receiving a Performance Share Award shall have the rights of a stockholder only as to shares actually received by the grantee under the Plan and not with respect to shares subject to the Award but not actually received by the grantee. A grantee shall be entitled to receive shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the Performance Share Award Certificate (or in a performance plan adopted by the Administrator).
(c)Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 18 below, in writing after the Award is issued, a grantee’s rights in all Performance Share Awards shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 12.	PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES
(a)Performance-Based Awards. Any employee or other key person providing services to the Company and who is selected by the Administrator may be granted one or more Performance-Based Awards in the form of a Restricted Stock Award, Restricted Stock Units, Performance Share Awards or Cash-Based Award payable upon the attainment of Performance Goals that are established by the Administrator and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Administrator. The Administrator shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Cycle. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Administrator, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Cycle in order to prevent the dilution or enlargement of the rights of an individual (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions, provided, however, that the Administrator may not exercise such discretion in a manner that would increase the Performance-Based Award granted to a Covered Employee. Each Performance-Based Award shall comply with the provisions set forth below.
(b)Grant of Performance-Based Awards. With respect to each Performance-Based Award granted to a Covered Employee, the Administrator shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-Based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The Performance Criteria established by the Administrator may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-Based Awards to different Covered Employees.
(c)Payment of Performance-Based Awards. Following the completion of a Performance Cycle, the Administrator shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-Based Awards earned for the Performance Cycle. The Administrator shall then determine the actual size of each Covered Employee’s Performance-Based Award, and, in doing so, may reduce or eliminate the amount of the Performance-Based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.
(d)Maximum Award Payable. The maximum Performance-Based Award payable to any one Covered Employee under the Plan for a Performance Cycle is 1,000,000 shares of Stock (subject to adjustment as provided in Section 3(c) hereof) or $5,000,000 in the case of a Performance-Based Award that is a Cash-Based Award.

SECTION 13.	DIVIDEND EQUIVALENT RIGHTS
(a)Dividend Equivalent Rights. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an award of Restricted Stock Units, Restricted Stock Award or Performance Share Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award

Certificate. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of an award of Restricted Stock Units, Restricted Stock Award or Performance Share Award shall provide that such Dividend Equivalent Right shall be settled upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted as a component of a Restricted Stock Units, Restricted Stock Award or Performance Share Award may also contain terms and conditions different from such other Award.
(b)Interest Equivalents. Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.
(c)Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, a grantee’s rights in all Dividend Equivalent Rights or interest equivalents granted as a component of an award of Restricted Stock Units, Restricted Stock Award or Performance Share Award that has not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 14.	Transferability of Awards
(a)Transferability. Except as provided in Section 14(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.
(b)Administrator Action. Notwithstanding Section 14(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Awards (other than any Incentive Stock Options or Restricted Stock Units) to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a grantee for value.
(c)Family Member. For purposes of Section 14(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.
(d)Designation of Beneficiary. Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 15.	TAX WITHHOLDING
(a)Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.
(b)Payment in Stock. Subject to approval by the Administrator, a grantee may elect to have the Company’s minimum required tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due. The Administrator may also require Awards to be subject to mandatory share withholding up to the required withholding amount. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the Participants.

SECTION 16.	Section 409A awards
To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 17.	TRANSFER, LEAVE OF ABSENCE, ETC.
For purposes of the Plan, the following events shall not be deemed a termination of employment:
(a)a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or
(b)an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 18.	AMENDMENTS AND TERMINATION
The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(c) or 3(d), without prior stockholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants or cancellation of Stock Options or Stock Appreciation Rights in exchange for cash or other Awards. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 18 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(c) or 3(d).

SECTION 19.	STATUS OF PLAN
With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 20.	GENERAL PROVISIONS
(a)No Distribution. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.
(b)Delivery of Stock Certificates. Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.
(c)Stockholder Rights. Until Stock is deemed delivered in accordance with Section 20(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.
(d)Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.
(e)Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.
(f)Clawback Policy. Awards under the Plan shall be subject to the Company’s clawback policy, as in effect from time to time.

SECTION 21.	EFFECTIVE DATE OF PLAN
No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the amended and restated Plan is approved by the Board. The amended and restated Plan shall become effective upon stockholder approval in accordance with applicable state law, the Company’s by-laws and articles of incorporation, and applicable stock exchange rules, provided that Stock Options with respect to the shares of Stock added to the amended and restated Plan may be granted prior to the date of stockholder approval so long as such grants are contingent upon receipt of stockholder approval.

SECTION 22.	GOVERNING LAW
This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS:    March 2010
DATE APPROVED BY STOCKHOLDERS:        July 2010
DATE AMENDED AND RESTATED PLAN
APPROVED BY BOARD OF DIRECTORS:        April 26, 2012
DATE AMENDED AND RESTATED PLAN
APPROVED BY STOCKHOLDERS:            July 19, 2012
DATE FURTHER AMENDED AND RESTATED
PLAN APPROVED BY BOARD OF DIRECTORS:    April 18, 2014
DATE FURTHER AMENDED AND RESTATED
PLAN APPROVED BY STOCKHOLDERS:        July 29, 2014
DATE FURTHER AMENDED AND RESTATED
PLAN APPROVED BY BOARD OF DIRECTORS:    April 26, 2016
DATE FURTHER AMENDED AND RESTATED
PLAN APPROVED BY STOCKHOLDERS:        [July 26], 2016

Exhibit B

INTRALINKS HOLDINGS, INC.
 SECOND AMENDED AND RESTATED 2010 EMPLOYEE STOCK PURCHASE PLAN
The purpose of the Second Amended and Restated Intralinks Holdings, Inc. 2010 Employee Stock Purchase Plan (the “Plan”) is to provide eligible employees of Intralinks Holdings, Inc. (the “Company”) and each Designated Subsidiary (as defined in Section 11) with opportunities to purchase shares of the Company's common stock, par value $.001 per share (the “Common Stock”).  Two million (2,000,000) shares of Common Stock in the aggregate have been approved and reserved for this purpose.  The Plan is intended to constitute an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be interpreted in accordance with that intent.
1.    Administration.  The Plan will be administered by the person or persons (the “Administrator”) appointed by the Company’s Board of Directors (the “Board”) for such purpose.  The Administrator has authority at any time to: (i) adopt, alter and repeal such rules, guidelines and practices for the administration of the Plan and for its own acts and proceedings as it shall deem advisable; (ii) interpret the terms and provisions of the Plan; (iii) make all determinations it deems advisable for the administration of the Plan; (iv) decide all disputes arising in connection with the Plan; and (v) otherwise supervise the administration of the Plan.  All interpretations and decisions of the Administrator shall be binding on all persons, including the Company and the Participants.  No member of the Board or individual exercising administrative authority with respect to the Plan shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.
2.    Offerings.  The Company will make one or more offerings to eligible employees to purchase Common Stock under the Plan (“Offerings”).  Unless otherwise determined by the Administrator, the initial Offering will begin on the date of the Company’s Initial Public Offering and will end on the later of: (a) December 31, 2010, or (b) the last day of the calendar quarter occurring at least 30 days after the date of the Initial Public Offering (the “Initial Offering”).  Thereafter, unless otherwise determined by the Administrator, an Offering will begin on the first business day occurring on or after each January 1, April 1, July 1 and October 1 and will end on the last business day occurring on or before the following March 31, June 30, September 30 and December 31, respectively.  The Administrator may, in its discretion, designate a different period for any Offering, provided that no Offering shall exceed six months in duration or overlap any other Offering.
     3.    Eligibility.  Each individual classified as an employee on the payroll records of the Company or a Designated Subsidiary and whose customary employment is more than 20 hours a week is eligible to participate in any one or more of the Offerings under the Plan, such eligibility commencing with the individual’s first day of employment with the Company or a Designated Subsidiary, provided that such employment commencement date is prior to the first day of the calendar month in which an enrollment window occurs.  Notwithstanding any other provision herein, individuals who are not contemporaneously classified as employees of the Company or a Designated Subsidiary for purposes of the Company’s or applicable Designated Subsidiary’s payroll system are not considered to be eligible employees of the Company or any Designated Subsidiary and shall not be eligible to participate in the Plan.  In the event any such individuals are reclassified as employees of the Company or a Designated Subsidiary for any purpose, including, without limitation, common law or statutory employees, by any action of any third party, including, without limitation, any government agency, or as a result of any private lawsuit, action or administrative proceeding, such individuals shall, notwithstanding such reclassification, remain ineligible for participation.  Notwithstanding the foregoing, the exclusive means for individuals who are not contemporaneously classified as employees of the Company or a Designated Subsidiary on the Company’s or Designated Subsidiary’s payroll system to become eligible to participate in this Plan is through an amendment to this Plan, duly executed by the Company, which specifically renders such individuals eligible to participate herein.
     4.    Participation.
(a)           Participants on Effective Date.  Each eligible employee at the time of the Initial Public Offering shall be deemed to be a Participant at such time.  If an eligible employee is deemed to be a Participant pursuant to this Section 4(a), such individual shall be deemed not to have authorized payroll deductions and shall not purchase any Common Stock hereunder unless he or she thereafter authorizes payroll deductions by submitting an enrollment form (in the manner described in Section 4(c)) by November 30, 2010, or such other deadline as the Administrator may set with respect to the Initial Offering.  If such a Participant does not authorize payroll deductions by submitting an enrollment form prior to the deadline for the Initial Offering, that Participant will be deemed to have waived the right to participate.
(b)           Participants in Subsequent Offerings.  An eligible employee who has not participated in the Initial Offering or subsequent Offerings may elect to be a Participant in any new Offering by completing the enrollment form made available through the Company’s equity plan administrator within the period beginning 30 days prior to the relevant Offering

Date and ending 15 days before the relevant Offering Date (or by such other deadline as shall be established by the Administrator for the Offering) (such periods referred to as “Enrollment Windows”).
(c)           Enrollment.  The enrollment form will (a) state the amount to be deducted from an eligible employee’s Compensation (as defined in Section 11) per pay period, (b) authorize the purchase of Common Stock in each Offering in accordance with the terms of the Plan and (c) specify the exact name or names in which shares of Common Stock purchased for such individual are to be issued pursuant to Section 10.  An employee who does not enroll in accordance with these procedures will be deemed to have waived the right to participate.  Unless a Participant files a new enrollment form or withdraws from the Plan, such Participant’s deductions and purchases will continue at the same percentage of Compensation for future Offerings, provided he or she remains eligible.
         (d)           Notwithstanding the foregoing, participation in the Plan will neither be permitted nor be denied contrary to the requirements of the Code.
5.    Employee Contributions.  Each eligible employee may authorize payroll deductions at a minimum of 10 dollars ($10) per pay period up to a maximum of 10% of such employee’s Compensation for each pay period.  The Company will maintain book accounts showing the amount of payroll deductions made by each Participant for each Offering.  No interest will accrue or be paid on payroll deductions.
6.    Deduction Changes.  Except in the event of a Participant increasing his or her payroll deduction from 0 percent during the Initial Offering as specified in Section 4(a) or as may be determined by the Administrator in advance of an Offering, a Participant may not increase or decrease his or her payroll deduction during any Offering, but may increase or decrease his or her payroll deduction with respect to the next Offering (subject to the limitations of Section 5) by filing a new enrollment form during the Enrollment Window prior to the relevant Offering Date (or by such other deadline as shall be established by the Administrator for the Offering).  The Administrator may, in advance of any Offering, establish rules permitting a Participant to increase, decrease or terminate his or her payroll deduction during an Offering.
     7.    Withdrawal.  A Participant may withdraw from participation in any Offering under the Plan by delivering a written notice of withdrawal to his or her appropriate payroll location no later than the 20th day prior to the Exercise Date.  The Participant’s withdrawal will be effective as of the next business day.  Following a Participant’s withdrawal, the Company will promptly refund such individual’s entire account balance under the Plan to him or her.  Partial withdrawals are not permitted.  Such an employee may not begin participation again during the remainder of the Offering, but may enroll in a subsequent Offering in accordance with Section 4.
8.    Grant of Options.  On each Offering Date, the Company will grant to each eligible employee who is then a Participant in the Plan an option (“Option”) to purchase on the Exercise Date, at the Option Price hereinafter provided for, (a) a number of shares of Common Stock determined by dividing such Participant’s accumulated payroll deductions on such Exercise Date by the Option Price (as defined herein); (b) 5,000 shares; or such other maximum number of shares as shall have been established by the Administrator in advance of the Offering, whichever is lowest; provided, however, that such Option shall be subject to the limitations set forth below.  Each Participant's Option shall be exercisable only to the extent of such Participant’s accumulated payroll deductions on the Exercise Date.  The purchase price for each share purchased under each Option (the “Option Price”) will be 85 percent of the Fair Market Value of the Common Stock on the Offering Date or Exercise Date, whichever is less.
Notwithstanding the foregoing, no Participant may be granted an option hereunder if such Participant, immediately after the option was granted, would be treated as owning stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary (as defined in Section 11).  For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of a Participant, and all stock which the Participant has a contractual right to purchase shall be treated as stock owned by the Participant.  In addition, no Participant may be granted an Option that permits his or her rights to purchase stock under the Plan, and any other employee stock purchase plan of the Company and its Parents and Subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined on the option grant date or dates) for each calendar year in which the Option is outstanding at any time.  The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code and shall be applied taking Options into account in the order in which they were granted.
9.    Exercise of Option and Purchase of Shares.  Each employee who continues to be a Participant in the Plan on the Exercise Date shall be deemed to have exercised his or her Option on such date and shall acquire from the Company such number of whole shares of Common Stock reserved for the purpose of the Plan as his or her accumulated payroll deductions on such date will purchase at the Option Price, subject to any other limitations contained in the Plan.  Any amount remaining in a Participant's account at the end of an Offering solely by reason of the inability to purchase a fractional share will be carried forward to the next Offering; any other balance remaining in a Participant’s account at the end of an Offering will be refunded to the Participant promptly.

10.    Issuance of Certificates.  Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or in the name of a broker authorized by the employee to be his, her or their, nominee for such purpose.
11.    Definitions.
The term “Compensation” means the amount of base pay, prior to salary reduction pursuant to Sections 125, 132(f) or 401(k) of the Code.  All other forms of compensation shall be excluded.
The term “Designated Subsidiary” means any present or future Subsidiary (as defined below) that has been designated by the Board to participate in the Plan.  The Board may so designate any Subsidiary, or revoke any such designation, at any time and from time to time, either before or after the Plan is approved by the stockholders. The current list of Designated Subsidiaries is attached hereto as Appendix A.
The term “Exercise Date” means the last business day of an Offering.
The term “Fair Market Value of the Common Stock” on any given date means the fair market value of the Common Stock determined in good faith by the Administrator; provided, however, that if the Common Stock is admitted to quotation on the New York Stock Exchange or another national securities exchange, the determination shall be made by reference to the closing price on such securities exchange.  If there is no closing price for such date, the determination shall be made by reference to the last date preceding such date for which there is a closing price.  Notwithstanding the foregoing, if the date for which Fair Market Value of the Common Stock is determined is the first day when trading prices for the Common Stock are reported on the New York Stock Exchange or another national securities exchange, the Fair Market Value of the Common Stock shall be the “Price to the Public” (or equivalent) set forth on the cover page for the final prospectus relating to the Company’s Initial Public Offering.
The term “Initial Public Offering” means the consummation of the first fully underwritten, firm commitment public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale by the Company of its Common Stock.
The term “Parent” means a “parent corporation” with respect to the Company, as defined in Section 424(e) of the Code.
The term “Participant” means an individual who is eligible as determined in Section 3 and who has complied with the provisions of Section 4.
The term “Subsidiary” means a “subsidiary corporation” with respect to the Company, as defined in Section 424(f) of the Code.
12.    Rights on Termination of Employment.  If a Participant’s employment terminates for any reason before the Exercise Date for any Offering, no payroll deduction will be taken from any pay due and owing to the Participant and the balance in the Participant’s account will be paid to such Participant or, in the case of such Participant’s death, to his or her estate as if such Participant had withdrawn from the Plan under Section 7.  An employee will be deemed to have terminated employment for this purpose if the corporation or other entity that employs him or her, having been a Designated Subsidiary, ceases to be a Subsidiary, or if the employee is transferred to any corporation or other entity other than the Company or a Designated Subsidiary.  An employee will not be deemed to have terminated employment for this purpose if the employee is on an approved leave of absence for military service or sickness or for any other purpose approved by the Company, if the employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise provides in writing.
13.    Special Rules.  Notwithstanding anything herein to the contrary, the Administrator may adopt special rules applicable to the employees of a particular Designated Subsidiary whenever the Administrator determines that such rules are necessary or appropriate for the implementation of the Plan in a foreign jurisdiction where such Designated Subsidiary has employees; provided that such rules are consistent with the requirements of Section 423(b) of the Code.  Such special rules may include (by way of example, but not by way of limitation) the establishment of a method for employees of a given Designated Subsidiary to fund the purchase of shares other than by payroll deduction, if the payroll deduction method is prohibited by local law or is otherwise impracticable.  Any special rules established pursuant to this Section 13 shall, to the extent possible, result in the employees subject to such rules having substantially the same rights as other Participants in the Plan.  Any grant of Options to employees of a Designated Subsidiary under this Section 13 shall be viewed as a separate offering under Section 423 of the Code.
14.    Optionees Not Stockholders.  Neither the granting of an Option to a Participant nor the deductions from his or her pay shall constitute such Participant a holder of the shares of Common Stock covered by an Option under the Plan until such shares have been purchased by and issued to him or her.

15.    Rights Not Transferable.  Rights under the Plan are not transferable by a Participant other than by will or the laws of descent and distribution and are exercisable during the Participant’s lifetime only by the Participant.
16.    Application of Funds.  All funds received or held by the Company under the Plan may be combined with other corporate funds and may be used for any corporate purpose.
17.    Adjustment in Case of Changes Affecting Common Stock.  In the event of a subdivision of outstanding shares of Common Stock, the payment of a dividend in Common Stock or any other change affecting the Common Stock, the number of shares approved for the Plan and the share limitation set forth in Section 8 shall be equitably or proportionately adjusted to give proper effect to such event.
18.    Amendment of the Plan.  The Board may at any time and from time to time amend the Plan in any respect, except that without the approval within 12 months of such Board action by the stockholders, no amendment shall be made increasing the number of shares approved for the Plan or making any other change that would require stockholder approval in order for the Plan, as amended, to qualify as an “employee stock purchase plan” under Section 423(b) of the Code.
19.    Insufficient Shares.  If the total number of shares of Common Stock that would otherwise be purchased on any Exercise Date plus the number of shares purchased under previous Offerings under the Plan exceeds the maximum number of shares issuable under the Plan, the shares then available shall be apportioned among Participants in proportion to the amount of payroll deductions accumulated on behalf of each Participant that would otherwise be used to purchase Common Stock on such Exercise Date.
20.    Termination of the Plan.  The Plan may be terminated at any time by the Board.  Upon termination of the Plan, all amounts in the accounts of Participants shall be promptly refunded.
21.    Governmental Regulations.  The Company’s obligation to sell and deliver Common Stock under the Plan is subject to obtaining all governmental approvals required in connection with the authorization, issuance, or sale of such stock.
22.    Governing Law.  This Plan and all Options and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.
23.    Issuance of Shares.  Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.
24.    Tax Withholding.  Participation in the Plan is subject to any minimum required tax withholding on income of the Participant in connection with the Plan.  Each Participant agrees, by entering the Plan, that the Company and its Subsidiaries shall have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant, including shares issuable under the Plan.
25.    Notification upon Sale of Shares.  Each Participant agrees, by entering the Plan, to give the Company prompt notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.
26.    Effective Date and Approval of Shareholders.  This Plan originally took effect on August 6, 2010. The Board approved the second amended and restated Plan on April 26, 2016. The second amended and restated Plan shall, in accordance with applicable law, the Company’s by-laws and certificate of incorporation, become effective upon approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present.

DATE APPROVED BY THE BOARD:        July 1, 2010

DATE APPROVED BY STOCKHOLDERS:    July 16, 2010

DATE AMENDED AND RESTATED PLAN
APPROVED BY BOARD OF DIRECTORS:    April 26, 2013

DATE AMENDED AND RESTATED PLAN
APPROVED BY STOCKHOLDERS:        August 9, 2013

DATE SECOND AMENDED AND RESTATED
PLAN APPROVED BY BOARD OF DIRECTORS:    April 26, 2016

DATE SECOND AMENDED AND RESTATED
PLAN APPROVED BY STOCKHOLDERS:    [July 26], 2016

APPENDIX A

Designated Subsidiaries

Intralinks, Inc.
Intralinks Limited
Intralinks GmbH
Intralinks Serviços de Informàtica Limitada
Intralinks SRL
Intralinks EMEA France S.à r.l.
Intralinks Asia Pacific PTE Limited
Intralinks Goudou Kaisha
Intralinks Pty Limited
Intralinks Spain SLU
Intralinks Canada Inc.
Intralinks India Solutions Private Limited
Intralinks Switzerland
Intralinks EMEA Holdings B.V.
docTrackr, Inc.
Verilume, Inc.
DealNexus Limited
Any other Subsidiaries formed in the future that are, directly or indirectly, wholly owned by the Company

DIRECTIONS TO 2016 ANNUAL MEETING OF STOCKHOLDERS

Directions to:

Intralinks Holdings, Inc. - Waltham, MA Office

404 Wyman Street, Suite 1000, North Entrance

Waltham, MA 02451

Northbound on Route 95/128:

Take the Wyman/Winter Street Exit 27B. At the light turn left onto Wyman Street and follow for 1/2 mile. Take the first left into the North parking garage. Parking is complimentary.

Southbound on Route 95/128:

Take the Wyman Street Exit 27A. Take a left at the lights and follow Wyman Street for 3/4 mile. Take the second left into the North parking garage. Parking is complimentary.

From Logan International Airport:

Exit airport and follow signs to the Ted Williams Tunnel / Massachusetts Turnpike West (I-90). Go through the tunnel and continue on the Massachusetts Turnpike West (I-90). Follow the Massachusetts Turnpike West (I-90) to Route 95/128 North. Follow directions above under the heading “Northbound on Route 95/128.”

Directions once inside 404 Wyman Street:

Once inside the building, proceed to Suite 1000, which is just beyond the security desk.

Please note that there are two entrances to 404 Wyman Street. Please proceed to the North entrance.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com

INTRALINKS HOLDINGS, INC.
Annual Meeting of Shareholders
July 26, 2016 8:30 AM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Ronald W. Hovsepian and Scott N. Semel, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of INTRALINKS HOLDINGS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) to be held at 08:30 AM ET on July 26, 2016 at Intralinks Holdings, Inc., located at 404 Wyman Street, Suite 1000, Waltham, MA 02451, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000285674_2 R1.0.1.25

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Investor Address Line 2
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Investor Address Line 4
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John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

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Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on July 26, 2016

INTRALINKS HOLDINGS, INC.

Meeting Information

Meeting Type: Annual Meeting
For holders as of: May 27, 2016
Date: July 26, 2016 **Time:** 8:30 AM EDT
Location: Intralinks Holdings, Inc.
404 Wyman Street, Suite 1000
Waltham, MA 02451

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Return Address Line 1
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51 MERCEDES WAY
EDGEWOOD NY 11717

Investor Address Line 1
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Investor Address Line 4
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John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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Voting items

The Board of Directors recommends you vote FOR the following proposal(s):

1. Election of Directors

Nominees

01 Brian J. Conway

02 Peter Gyenes

03 Ronald W. Hovsepian

The Board of Directors recommends you vote FOR the following proposal(s):

2 Advisory Vote to Approve Executive Compensation.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

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